UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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BEAZER HOMES USA, INC. (Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Explanatory Note: This filing is identical to a previous filing on December 20, 2019, which was inadvertently designated as a DEFA14A instead of a DEF 14A.

FROM OUR
CHAIRMAN OF THE BOARD
Dear Fellow Stockholders:
The 2020 annual meeting of stockholders of Beazer Homes USA, Inc. will be held at 8:30 a.m., Eastern Time, on Wednesday, February 5, 2020, at The Westin Atlanta Perimeter North, 7 Concourse Pkwy, NE, Atlanta, Georgia 30328, for the following purposes:
● Election of the eight directors named in the accompanying proxy statement to serve until our annual meeting in 2021;
● Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2020;
● Approval of the compensation of our named executive officers;
● Approval of the amended and restated 2014 Long-Term Incentive Plan; and
● Transaction of any other business that may properly come before the meeting or any adjournments or postponements thereof.
Holders of record of our common stock as of the close of business on December 11, 2019 are entitled to notice of, and to vote at, the annual meeting. For instructions on voting, please refer to the Notice of Internet Availability of Proxy Materials you received by mail or the section entitled “How to Vote” beginning on page 1 of this proxy statement. If you received a paper copy of this proxy statement, please refer to the enclosed proxy card.
Your vote is important. Whether or not you plan to attend the annual meeting, we encourage you to vote as soon as possible.
By Order of the Board of Directors,
ALLAN P. MERRILL
Chairman, President and Chief Executive Officer
Beazer Homes USA, Inc.
December 20, 2019

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be held on February 5, 2020:
This proxy statement, along with the Company’s Annual Report on Form 10-K for the fiscal year ended
September 30, 2019, are available free of charge on the Company’s website at
http://www.beazer.com

PROXY
STATEMENT SUMMARY
This executive summary provides an overview of the information contained within this proxy statement. We encourage you to read the entire proxy statement prior to voting.
ANNUAL MEETING OF STOCKHOLDERS ROADMAP

ANNUAL MEETING

When:	Wednesday, February 5, 2020 8:30 a.m. (Eastern time)	Where:	The Westin Atlanta Perimeter North 7 Concourse Pkwy, NE Atlanta, Georgia 30328
Stockholders of record as of the close of business on December 11, 2019 are entitled to notice of, and to vote at, the annual meeting.
This proxy statement, along with the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019, are available on the Company’s website at beazer.com.
On December 20, 2019, we began mailing this proxy statement to stockholders who requested paper copies.

VOTING MATTERS

PROPOSAL	BOARD’S VOTING RECOMMENDATION	PAGE REFERENCE
Election of directors	For Each Nominee	12
Ratification of appointment of independent auditors	For	17
Approval of executive compensation	For	19
Approval of the Company's amended and restated 2014 Long-Term Incentive Plan	For	44

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2019
BUSINESS HIGHLIGHTS
As we began fiscal 2019, the new home sales market was very challenging, driven by rapidly rising mortgage rates that contributed to affordability concerns and a softening in demand. In that environment, we increased incentives to spur home sales and allocated capital to debt reduction and share repurchases. This response — together with improvements in the overall sales environment and a successful refinancing to reduce borrowing costs — improved results in ways that will be even more meaningful in fiscal 2020.
For fiscal 2019, we:
•Improved new home orders, backlog and community count, which provides a solid foundation for growth as we move into fiscal 2020;
•Improved operations by streamlining our product offerings, which has led to higher customer satisfaction scores, reduced construction cycle times and lower build costs; and
•Improved allocation of capital, which enabled both investment in our business and the return of nearly $90 million to investors.
In short, despite a tough sales environment at the start of fiscal 2019, we ended the year in a better position than we began. Here are several highlights of our financial and operational achievements in fiscal 2019:

FINANCIAL
$2.1 BILLION	Revenue
Achieved $2.1 billion in homebuilding revenue
$180.2 MILLION	Adjusted EBITDA
Achieved $180.2 million in Adjusted EBITDA
$51.3 MILLION	Debt Repurchases
Repurchased $51.3 million of debt. We expect to reduce outstanding debt in 2020 by more than we did in 2019, with the goal of reducing debt below $1 billion over time
$500.0 MILLION	Refinancing
We issued $350 million of 7.25% unsecured Senior Notes due 2029 and entered into an unsecured term loan with a principal amount of $150 million. The proceeds from these transactions were used to refinance $500 million of 8.75% unsecured Senior Notes due 2022, which generated a $11 million per year reduction in cash interest cost
$34.6 MILLION	Share Repurchases
We repurchased $34.6 million of our outstanding common stock at an average price of $10.54 per share

OPERATIONAL
2.8 SALES/MONTH	Sales Pace
Achieved average monthly sales pace per community of 2.8, in line with our targets

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$377.7 THOUSAND	Average Selling Price
Our average selling price (ASP) for the year was $377,700, marking our eighth consecutive year of ASP growth and reflecting an increase of 4.9% year-over-year, primarily related to changes in geographic mix
166 COMMUNITIES	Community Count
Ended the year with an active community count of 166

During fiscal 2020, we expect to continue to pursue our balanced growth strategy, which is designed to improve profitability and returns from a more efficient and less leveraged balance sheet. In particular, we are targeting EBITDA growth in excess of 10% and more than $50 million in debt reduction, with a net debt to EBITDA ratio below 5 times.

Please see Annex I for a reconciliation of non-GAAP measures to GAAP measures.

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CORPORATE
GOVERNANCE HIGHLIGHTS

✓	Annual election of all directors	✓	Clawbacks of incentive awards in the event of a restatement
✓	Majority vote standard for the election of directors	✓	Double triggers for both cash severance and accelerated vesting of equity upon a change in control
✓	Officer and director stock ownership and holding requirements	✓	Robust Board and Committee evaluation practices
✓	Policies against hedging, pledging and stock option repricing	✓	Long-standing stockholder engagement practices

STOCKHOLDER
ENGAGEMENT
We are committed to a robust stockholder engagement program. Our Board values our stockholders’ perspectives and feedback from stockholders on our business, corporate governance and executive compensation are important considerations for Board discussions throughout the year. Over the course of the year, our team held more than 70 meetings with stockholders and investors.
Our Board maintains a process for stockholders and interested parties to communicate with the Board. Stockholders and interested parties may write or call our Board as provided under “Corporate Governance” on page 11.

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BOARD
NOMINEES (PG. 12)
Below are the directors nominated for election by stockholders at the annual meeting. The Board recommends a vote “FOR” each of the directors.

	AGE	SERVING SINCE	COMMITTEES SERVED	INDEPENDENT
Elizabeth S. Acton	68	2012	Audit, Finance (Chair)	Yes
Laurent Alpert	73	2002	Nom/Corp Gov, Finance	Yes
Allan P. Merrill	53	2011	Not Applicable*	No
Peter M. Orser	63	2016	Compensation (Chair), Finance	Yes
Norma A. Provencio	62	2009	Compensation, Nom/Corp Gov (Chair)**	Yes
Danny R. Shepherd	68	2016	Audit (Chair), Compensation	Yes
David J. Spitz	47	2019	Compensation	Yes
C. Christian Winkle	56	2019	Finance	Yes
*Chairman
**Lead Director
BOARD AND
COMMITTEE COMPOSITION (PG. 8)
The standing committees of the Board are the Audit Committee, Compensation Committee, Nominating/Corporate Governance Committee and Finance Committee. Below are our current directors, their committee memberships and their 2019 attendance rates for regularly scheduled Board and committee meetings during the period he or she was on the Board.
As part of the Board's comprehensive, long-term Board succession plan, three of our current directors are retiring and will not stand for reelection at the annual meeting. Retiring directors are noted below.

	AUDIT	COMPENSATION	NOMINATING/CORPORATE GOVERNANCE	FINANCE	ATTENDANCE RATE
Elizabeth S. Acton	●			●	100%
Laurent Alpert			●	●	100%
Brian C. Beazer*		●		●	100%
Peter G. Leemputte*	●		●		100%
Allan P. Merrill					100%
Peter M. Orser		●		●	100%
Norma A. Provencio		●	●		100%
Danny R. Shepherd	●	●			100%
David J. Spitz		●			100%
C. Christian Winkle				●	100%
Stephen P. Zelnak, Jr.*	●		●		94%
●Chair
*Retiring director.

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KEY
QUALIFICATIONS
The following are several of the key qualifications, skills and experience of our Board nominees that we believe are uniquely important to our business.

✓	Homebuilding/Construction Industry Experience Merrill, Orser, Shepherd	✓	CEO/COO Experience Merrill, Orser, Shepherd, Spitz, Winkle

✓	CFO/Accounting/Finance Experience Acton, Merrill, Provencio, Spitz	✓	Public Company Board Experience Provencio, Shepherd, Spitz

✓	Marketing/Sales Expertise Merrill, Orser, Spitz	✓	Corporate Governance Expertise Alpert, Provencio

The lack of a mark for a director does not mean that he or she does not possess that particular qualification, skill or experience. The marks above simply indicate that the characteristic is one for which the director is especially well known among our Board.
We believe our Board reflects the broad expertise and perspective needed to govern our business and constructively engage with senior management.
HOW
WE PAY
Our executive compensation program is composed of the following elements:

✓	Base salary	✓	Long-term equity incentive compensation (performance shares and restricted stock)

✓	Short-term cash incentive compensation, based on performance	✓	Benefits available to all employees

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FISCAL 2019
EXECUTIVE COMPENSATION ACTIONS

✓	No changes were made to Mr. Merrill’s base salary. Mr. Salomon’s base salary was increased from $550,000 to $600,000, and Mr. Belknap's base salary was increased from $450,000 to $500,000, in each case primarily to align salary more closely with industry peers.

✓	No changes were made to Mr. Merrill’s long-term incentive award opportunity. Mr. Salomon’s long-term incentive target award opportunity was increased from 175% to 200% of base salary, and Mr. Belknap's long-term incentive target award opportunity was increased from 125% to 150%, in each case primarily to align target incentives more closely with expanded roles and responsibilities.

✓	No changes were made to the short-term incentive award opportunities, expressed as percentages of base salary, of any named executive officer (NEO). We based 65% of the fiscal 2019 short-term incentive opportunity for NEOs on achievement of Bonus Plan EBITDA, 10% on Return on Assets (ROA) and 25% on key operational metrics.

✓	We determined to use operational objectives identical to those used in determining the fiscal 2018 short-term incentive opportunity, with the addition of an objective related to further improving overhead efficiency.

✓	We determined that NEOs would be eligible to receive an award for the operational components of the 2019 short-term bonus opportunity only if threshold Bonus Plan EBITDA was achieved.

✓	We retained the discretion to deduct from awards earned for failure to achieve certain construction quality standards based on the assessment of an independent third-party expert.

✓	We continued our practice of awarding performance shares equal to two-thirds of an NEO’s overall long-term incentive target award opportunity, and time-based restricted stock equal to one-third of the target award opportunity.

✓	We based 2019-2021 performance share metrics on cumulative pre-tax income, return on assets and expansion of our Gatherings® product line.

✓	We continued to include an adjustment to performance shares based on 3-year relative total shareholder return (TSR) performance vs. companies in the S&P Homebuilders Select Industry Index.

PERFORMANCE-BASED
COMPENSATION OUTCOMES
Compensation outcomes from performance incentives were well-aligned with the performance our management team achieved during fiscal 2019:

✓
Annual cash incentives were earned between threshold and target award opportunity levels based on actual vs. planned outcomes for the operational and financial performance factors, with payouts for the NEOs lower by an average of 41.0% compared with the prior year, despite a reduction in Adjusted EBITDA of 12.0%.

✓
The three-year award cycle of the 2017 performance share program ended on September 30, 2019, with results yielding a payout relative to target of 157.5% (after applying a TSR modifier). Metrics included pre-tax income, ROA and ratio of net debt/Adjusted EBITDA, which were collectively subject to a TSR modifier.

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RATIFICATION OF
AUDITORS (PG. 17)
Although stockholder ratification is not required, the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2020 is being submitted for ratification at the annual meeting because the Board believes doing so is a good corporate governance practice. The Board recommends a vote “FOR” the ratification of the Company’s independent auditors.
AMENDED AND RESTATED
2014 LONG-TERM INCENTIVE PLAN (PG. 44)
We are seeking shareholder approval to amend and restate the 2014 Long-Term Incentive Plan (as amended and restated, the Amended 2014 Plan). The Amended 2014 Plan would amend and restate the 2014 Plan to, among other things, increase the number of shares available under the 2014 Plan from 3,850,000 to 5,550,000, limit the maximum value of equity awards that may be granted to any non-employee director during any fiscal year to $350,000, add a requirement that, subject to limited exceptions, all awards are subject to a minimum one-year vesting period, and to extend the term of the 2014 Plan to 10 years from the date of the annual meeting. The Board recommends a vote “FOR” the approval of the Amended 2014 Plan.

viii

TABLE OF

ix

OUR OVERALL COMPENSATION PHILOSOPHY AND OBJECTIVES	24
Core Principles and Key Objectives	24
Pay for Performance	24
Pay Best Practices	25
Role of the Compensation Committee, Management and Compensation Consultants	25
Peer Groups and Data	26
ELEMENTS OF FISCAL 2019 COMPENSATION PROGRAM	27
Consideration of Say on Pay Votes	27
Base Salary	27
Short-Term Incentive Compensation	27
Long-Term Incentive Compensation	29
Benefits	33
Stock Ownership and Holding Requirements	34
Compensation Clawback Policy	34
Risk Consideration In Our Compensation Programs	34
Tax Legislation Related To Compensation	35
REPORT OF THE COMPENSATION COMMITTEE	36
EXECUTIVE COMPENSATION	37
Summary Compensation Table	37
All Other Compensation	38
Grants of Plan-Based Awards Table	38
Outstanding Equity Awards at Fiscal Year End Table	39
Option Exercise and Stock Vested Table	40
Non-Qualified Deferred Compensation Table	40
Potential Payments Upon Termination or Change of Control	41
Pay Ratio	43
PROPOSAL 4 — APPROVAL OF AMENDED AND RESTATED 2014 LONG-TERM INCENTIVE PLAN	44
SECURITY OWNERSHIP	54
TRANSACTIONS WITH RELATED PERSONS	57
PROPOSALS FOR THE NEXT ANNUAL MEETING	57
OTHER INFORMATION	58
APPENDIX I - AMENDED AND RESTATED 2014 LONG-TERM INCENTIVE PLAN	59
ANNEX I — NON-GAAP RECONCILIATION	A

x

PROXY
STATEMENT
GENERAL

This proxy statement contains information about the 2020 annual meeting of stockholders of Beazer Homes USA, Inc. In this proxy statement both “Beazer” and the “Company” refer to Beazer Homes USA, Inc. This proxy statement and the enclosed proxy card are being made available to you by the Company’s Board of Directors starting on or about December 20, 2019.
PURPOSE OF THE ANNUAL MEETING

At the Company’s annual meeting, stockholders will vote on the following matters:

●	Proposal 1: election of directors;

●	Proposal 2: ratification of appointment of Deloitte & Touche LLP as the Company’s independent auditors;

●	Proposal 3: approval of the compensation of the Company’s named executive officers;

●	Proposal 4: approval of the Company's amended and restated 2014 Long-Term Incentive Plan; and

●
Transaction of any other business that properly comes before the meeting or any adjournments or postponements thereof. As of the date of this proxy statement, the Company is not aware of any other business to come before the meeting.

WHO CAN VOTE

Only stockholders of record holding shares of Beazer common stock at the close of business on the record date, December 11, 2019, are entitled to receive notice of the annual meeting and to vote the shares of Beazer common stock they held on that date. The Company’s stock transfer books will not be closed. A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any Beazer stockholder at 1000 Abernathy Road, Suite 260, Atlanta, Georgia 30328, for purposes relating to the annual meeting, during normal business hours for a period of ten days before the meeting.
As of December 11, 2019, there were 31,383,048 shares of Beazer common stock issued and outstanding. Holders of Beazer common stock are entitled to one vote per share and are not allowed to cumulate votes in the election of directors.

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HOW TO VOTE

If your shares of Beazer common stock are held by a broker, bank or other nominee (in “street name”), you will receive instructions from them on how to vote your shares. As further described below, if your shares are held in street name and you do not give your broker, bank or other nominee specific instructions on how to vote your shares, the entity holding your shares may vote them at its discretion on any “routine” matters; however, your shares will not be voted on any “non-routine” matters. An absence of voting instructions on any “non-routine” matters will result in a “broker non-vote.”

The only “routine” matter to be acted upon at the annual meeting is Proposal No. 2: ratification of appointment of Deloitee & Touche LLP as the Company’s independent auditors. All other matters to be acted upon at the annual meeting are “non-routine” matters. Accordingly, if you hold all or any portion of your shares in street name and you do not give your broker, bank or other nominee specific instructions on how to vote your shares, your shares will not be voted on any of the following “non-routine” matters:

●	Proposal 1: election of directors;
●	Proposal 3: advisory vote to approve the compensation of the Company’s named executive officers; and
●	Proposal 4: approval of the Company's amended and restated 2014 Long-Term Incentive Plan.
If you hold shares of Beazer common stock in your own name (as a “stockholder of record”), you may vote your shares:

over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials;
if you requested to receive printed proxy materials, by using the toll-free telephone number listed on the enclosed proxy card (specific directions for using the telephone voting system are included on the proxy card); or
if you requested to receive printed proxy materials, by marking, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.
Whichever method you use, your shares of Beazer common stock will be voted as you direct. If you designate the proxies named in these proxy materials to vote on your behalf, but do not specify how to vote your shares, they will be voted:

●	FOR the election of the director nominees;
●	FOR the ratification of appointment of Deloitte & Touche LLP as the Company’s independent auditors;
●	FOR approval of the compensation of the Company’s named executive officers;
●	FOR approval of the Company's amended and restated 2014 Long-Term Incentive Plan; and
●	In accordance with the judgment of the persons voting the proxy on any other matter properly brought before the meeting or any adjournments or postponements of the annual meeting.

REVOKING A PROXY

You may revoke your proxy by submitting a new proxy with a later date by Internet, telephone or mail (if applicable), by voting at the meeting, or by filing a written revocation with Beazer’s corporate secretary. Your attendance at the annual meeting alone will not automatically revoke your proxy. If you vote in advance using one of the above methods, you may still attend and vote at the meeting.

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QUORUM

A majority of the shares of Beazer common stock outstanding and entitled to vote on the record date will constitute a quorum, permitting the business of the annual meeting to be conducted. If your shares are present in person or by proxy, your shares will be part of the quorum.
VOTES NEEDED

Election of Directors
You may vote FOR or AGAINST any or all director nominees or you may ABSTAIN as to one or more director nominees. In order to be elected, the number of votes FOR a director must exceed the number of votes AGAINST such director. As set forth in our bylaws, only votes FOR or AGAINST the election of a director nominee will be counted. Abstentions and broker non-votes count for quorum purposes, but not for purposes of the election of directors. A vote to ABSTAIN is not treated as a vote FOR or AGAINST and will have no effect on the outcome of the vote.
Ratification of Appointment of Independent Auditors
You may vote FOR or AGAINST the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors or you may ABSTAIN. A majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote must be voted FOR approval of this matter in order for it to pass. Votes cast FOR or AGAINST and ABSTENTIONS with respect to this matter will be counted as shares entitled to vote on the matter. Broker non-votes are not applicable to this matter. A vote to ABSTAIN will have the effect of a vote AGAINST the matter.
Approval of the Compensation of Our Named Executive Officers
You may vote FOR or AGAINST the approval of the compensation of our named executive officers or you may ABSTAIN. A majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote must be voted FOR approval of this matter in order for it to pass. Votes cast FOR or AGAINST and ABSTENTIONS with respect to this matter will be counted as shares entitled to vote on the matter. Broker non-votes will not be counted as shares entitled to vote on this matter. A vote to ABSTAIN will have the effect of a vote AGAINST the matter.
Approval of the Amended and Restated 2014 Long-Term Incentive Plan
You may vote FOR or AGAINST the approval of the Company's amended and restated 2014 Long-Term Incentive Plan or you may ABSTAIN. A majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote must be voted FOR approval of this matter in order for it to pass. Votes cast FOR or AGAINST and ABSTENTIONS with respect to this matter will be counted as shares entitled to vote on the matter. Broker non-votes will not be counted as shares entitled to vote on this matter. A vote to ABSTAIN will have the effect of a vote AGAINST the matter.
Other Business
The affirmative vote of a majority of the shares cast at the annual meeting is required for approval of any other business that may properly come before the meeting or any adjournment thereof. Only votes FOR or AGAINST approval of any other business will be counted. Abstentions and broker non-votes count for quorum purposes, but not for the voting on the approval of such other business.

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WHO COUNTS THE VOTES

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of the election.
EXPENSES OF SOLICITATION

Expenses incurred in connection with the solicitation of proxies will be paid by the Company. In addition, we have engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies. We anticipate that the costs associated with this engagement will be approximately $19,500 plus costs and expenses incurred by MacKenzie. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for costs incurred in connection with this solicitation.

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CORPORATE
GOVERNANCE
DIRECTOR INDEPENDENCE

Our Board of Directors has evaluated all business and charitable relationships between the Company and the Company’s directors during fiscal 2019 as required by the Company’s Corporate Governance Guidelines. As a result of this evaluation, the Board has determined that each non-employee director (all directors other than Mr. Merrill) is an “independent director” as defined by the standards for director independence established by applicable laws, rules and listing standards including the standards for independent directors established by The New York Stock Exchange, Inc. (NYSE) and the Securities and Exchange Commission (SEC). The Company’s Corporate Governance Guidelines are available on the Company’s website at beazer.com.
The Corporate Governance Guidelines require that non-employee directors meet in executive session as part of each regularly scheduled meeting of the Board. These executive sessions are called and chaired by our Lead Director. Under our Corporate Governance Guidelines, the Lead Director is an independent director who is elected by the affirmative vote of a majority of the independent directors. In addition to chairing executive sessions of the independent directors, the Lead Director discusses with the other independent directors management's proposed meeting agendas for meetings of the Board and reviews approved meeting agendas with our chief executive officer, leads the discussion with our chief executive officer following the independent directors' executive sessions and leads periodic discussions with other Board members and management concerning the Board's information needs.
BOARD LEADERSHIP STRUCTURE AND GOVERNANCE PRACTICES

Board Leadership Structure
Our Board regularly reviews all aspects of its governance profile, including its leadership structure. As part of this review, and in connection with the decision by our former Chairman, Mr. Zelnak, to retire from the Board, our Board determined that a combined CEO-Chairman coupled with an empowered and independent Lead Director would be the most appropriate corporate governance structure for the Company and its stockholders at this time. Accordingly, in November 2019, our Board appointed Mr. Merrill as Chairman and Ms. Provencio as Lead Director.
Mr. Merrill was appointed as Chairman based on his leadership skills, experience in and knowledge of the homebuilding sector — including his leadership and experience as Chair of the Policy Advisory Board of the Joint Center for Housing Studies at Harvard University and as Chair of the Leading Builders of America, an industry trade association. In addition, the Board recognized Mr. Merrill's exemplary tenure at the Company — including more than 12 years of service, over eight of which as President and CEO. The Board believes that Mr. Merrill’s continued leadership is essential to meeting the Company’s long-term strategic objectives.
The independent directors of the Board appointed Ms. Provencio as Lead Director because she possesses the experience, qualities and skills necessary for the role, including high personal integrity and a readiness to challenge management when appropriate, drawing on more than 30 years of experience in the public accounting field and 10 years of service to the Board. Our Board believes Ms. Provencio is highly qualified to discharge responsibilities that are consistent with the duties of an independent Lead Director, including presiding at all meetings of independent directors, consulting on all meeting schedules and agendas, being available for direct consultation with the Company’s stockholders, and assisting with the Board’s thorough CEO evaluations, Board evaluations and succession planning activities. For more information on the role and responsibilities of our Lead Director, see Exhibit A ("Lead Director Role and Responsibilities") to our Corporate Governance Guidelines, which are available on the Company's website at beazer.com.

5

Our Board believes that its new leadership structure, together with the Company’s already strong corporate governance practices, creates a productive relationship between the Board and management, including strong independent oversight. Our Board will continue to review its leadership structure regularly.
Majority Vote Standard and Director Resignation Policy
Our Bylaws and Corporate Governance Guidelines provide a majority voting standard for the election of directors in uncontested elections. Director nominees will be elected if the votes cast for such nominee exceed the number of votes cast against such nominee. In the event that (i) a stockholder proposes a nominee to compete with nominees selected by our Board, and the stockholder does not withdraw the nomination prior to our mailing the notice of the stockholders meeting, or (ii) one or more directors are nominated by a stockholder pursuant to a solicitation of written consents, then directors will be elected by a plurality vote.
The Corporate Governance Guidelines provide that our Board will only nominate candidates who tender their irrevocable resignations, which are effective upon (i) the candidate not receiving the required vote at the next annual meeting at which they face reelection and (ii) our Board of Directors accepting the candidate’s resignation. In the event that any director does not receive a majority vote, then pursuant to our Corporate Governance Guidelines, the Nominating/Corporate Governance Committee, or NCG Committee, will act on an expedited basis to determine whether to accept the director’s resignation and will submit its recommendation to the Board. In deciding whether to accept a director’s resignation, the Board and the NCG Committee may consider any factors that they deem relevant. Our Corporate Governance Guidelines also provide that the director whose resignation is under consideration will abstain from the deliberation process. All candidates standing for reelection at the annual meeting have tendered such resignations.
Risk Oversight
Effective risk oversight is a priority for our Board. The goal of the Company’s risk management process is to understand and manage risk in accordance with the Board’s tolerance for risk. All committees report on the risk categories they oversee to the full Board.
Our Board has delegated primary responsibility for overseeing our risk management process to the Audit Committee. The Audit Committee oversees our risk identification and mitigation processes and specifically oversees management of our financial, legal and fraud policies, as well as our regulatory compliance and cybersecurity risks. This includes regular evaluation of risks related to the Company’s financial statements, including internal controls over financial reporting. Members of management, including our Chief Financial Officer, General Counsel, Compliance Officer and Director of Internal Audit, report to the Audit Committee on a quarterly basis regarding on-going risk management activities. In addition, the Audit Committee and the full Board receive regular reports from our Chief Technology Officer and other members of senior management regarding their assessment of cybersecurity and related risks to the Company, as well as ongoing cybersecurity initiatives. The Audit Committee also oversees the internal audit function and our independent auditors, and meets separately on at least a quarterly basis with our Compliance Officer, Director of Internal Audit and representatives of our independent auditors as part of this oversight responsibility.
Our Compensation Committee periodically reviews our compensation philosophy and program designs to help ensure that our compensation programs, including those applicable to our executives, do not encourage inappropriate risk taking that could have a materially adverse impact on the Company. The Compensation Committee works with its independent compensation consultant to structure executive compensation plans that are appropriately aligned with key business objectives, company performance and stockholder interests. For more information on risk considerations in our compensation programs, please see “Compensation Discussion and Analysis — Elements of Fiscal 2019 Compensation Program — Risk Considerations in Our Compensation Programs” below.
Our Finance Committee oversees risks relating to liquidity, capital structure and investments, including land acquisition and development. The Finance Committee, as well as the Board as a whole, reviews our long-term strategic plans, annual budget, capital commitments, cash needs and funding plans. Management is responsible for identifying and managing these risks, while directors provide oversight to management in this process.
Our Nominating/Corporate Governance Committee oversees risks relating to governance matters. The Committee also oversees our ethics program, including implementation of our Code of Business Conduct and Ethics, and compliance by directors and management with the corporate governance and ethics standards of the Company.

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Environmental and Social Responsibility
We are committed to contributing to the sustainability of communities through our support for a variety of charitable foundations; promoting safety, diversity and inclusion in our workforce; and building our homes and communities with a concern for their impact on the environment. Our Board of Directors provides oversight of environmental and social matters, and is committed to supporting our efforts to operate as a good corporate citizen. Some highlights of our accomplishments in these areas appear below.
Environmental Responsibility
We are committed to making home ownership more affordable and building our homes with a concern for their impact on the environment. We work with industry-leading partners who, like us, provide innovation and quality and foster environmentally-friendly processes. Our construction practices are designed to provide our customers with healthy and comfortable indoor environments, while contributing to sustainability of the communities in which we operate.
Beazer Homes has participated in the ENERGY STAR® Program since 1998, certifying over 63,000 new homes during that period. In 2019, we were selected as an ENERGY STAR Sustained Excellence Partner of the Year for the fourth consecutive year, and we continue to focus on energy efficiency by partnering with ENERGY STAR to assure 100% of our homes meet or exceed ENERGY STAR program requirements. With a focus on durability and energy efficiency, we have effectively contributed to the reduction of greenhouse emissions by saving the environment over 12,000 metric tons of CO2 equivalent emissions in 2019 alone and, since 2011, over 100,000 metric tons of CO2 equivalent emissions.
We also foster new sustainability initiatives as we work to protect the quality of our environment. Our efforts include implementing programs such as energy-efficient homes with ACH (Air Changes per Hour) ratings better than industry standards, which lessens the impact on our environment of maintaining a comfortable home. This is accomplished through whole home weatherization and efficiency systems, internal quality inspections and a rigorous 3rd party quality inspection program that tests every home we build, all of which are designed to assure consistency with our high expectations on construction standards.
Another example of our efforts in this area is our National Storm Water Program, which has been developed to ensure we are protecting the environment and complying with applicable federal, state and local regulations. This helps us design and build our neighborhoods to better manage the flow of rain water through the community, while helping to keep materials such as dirt, paint, concrete residue, oils or other waste from leaving our construction sites.
We continue to incorporate efficient and waste-reducing practices into home building, offering long-term benefits to both consumers and the environment. For example, we are engaged in a project with EntekraTM Fully Integrated Off-Site Solutions for framing systems in Sacramento, California. Our homes framed as part of this project are constructed more efficiently, with a cleaner job-site and reduced waste. More broadly, during fiscal 2019, we focused on a continuing objective to simplify our product offerings, which includes streamlining our plan and structural options, as well as design selections, to improve efficiency, reduce costs and minimize waste at construction sites.
Social Responsibility
Safety is a core principle at Beazer, and a healthy and safe working environment for our employees is our highest priority. We are also committed to fostering a diverse and inclusive environment, with equal employment opportunity hiring practices and policies. Our benefits package is highly-competitive, with industry-leading PTO and parental leave policies.
We strive to put our customers first in everything we do, and we differentiate ourselves from our competition by: (1) offering flexible floor plans that provide personalization of living space at no additional cost; (2) building into every Beazer home exceptional quality and comfort that translates into a lower cost of ownership; and (3) saving our customers thousands of dollars on their home loan with our Mortgage Choice program that makes it easy to compare multiple loan offers from competing lenders.
We take seriously our responsibility to strengthen the communities in which we operate. In addition to various division-level initiatives that serve local communities, we have a long-standing partnership with the Fisher House Foundation, a

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not-for-profit organization that builds comfort homes where military and veterans’ families can stay free of charge while a loved one is in the hospital. We have significant participation from our employees in charitable activities, such as the 2019 Rock ‘n Roll Marathon, where our employees raised and contributed over $200,000 to support the Fisher House Foundation, the MS 150, a two-day bike ride to support the National Multiple Sclerosis Society, and numerous local-community charitable projects, including Operation FINALLY HOME, which provides mortgage-free homes to military families.
STANDING COMMITTEES AND
MEETINGS OF THE BOARD OF DIRECTORS

The four standing committees of the Board are the: Audit Committee, Nominating/Corporate Governance Committee, Compensation Committee, and Finance Committee. Actions taken by these committees are reported to the Board of Directors at the next following Board meeting. All directors then serving on the Board attended the Company’s 2019 annual meeting of stockholders held on February 6, 2019. The table below shows the current membership of the Board and each standing committee, and the number of meetings held during fiscal 2019. Directors who are retiring from the Board at the annual meeting are noted below, as are the two directors who joined the Board during the fourth quarter of fiscal 2019:

	BOARD	AUDIT	COMPENSATION	NOMINATING/CORPORATE GOVERNANCE	FINANCE	ATTENDANCERATE
Elizabeth S. Acton	●	●			●	100%
Laurent Alpert	●			●	●	100%
Brian C. Beazer*	●		●		●	100%
Peter G. Leemputte*	●	●		●		100%
Allan P. Merrill	●					100%
Peter M. Orser	●		●		●	100%
Norma A. Provencio	●		●	●		100%
Danny R. Shepherd	●	●	●			100%
David J. Spitz**	●		●			100%
C. Christian Winkle**	●				●	100%
Stephen P. Zelnak, Jr.*	●	●		●		94%
Number of Meetings in 2019	5	6	4	7	6
●Chair
*Retiring director.
**Director appointed during the fourth quarter of fiscal 2019.
AUDIT COMMITTEE

Our Audit Committee assists the Board in its oversight responsibility relating to:

●	The integrity of the Company’s consolidated financial statements, accounting and financial reporting processes, and systems of internal controls over accounting and financial reporting;
●	The Company’s compliance with legal and regulatory requirements;

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●	The independent auditor’s qualifications, independence and performance, including sole authority for appointment, compensation, oversight, evaluation and termination;
●	The performance of the Company’s internal audit function;
●	The report of the Audit Committee required by the rules of the SEC, as included in this proxy statement
●	Reviewing related party transactions, and
●	The fulfillment of the other responsibilities set out in its charter
Our Board has determined that all members of the Audit Committee are “financially literate” under NYSE rules and also qualify as financial experts, as defined in Item 407 of Regulation S-K under the Securities Act of 1933, as amended. Our Board also has reviewed the composition of the Audit Committee pursuant to the rules of the SEC and NYSE governing audit committees, and confirmed that all members of the Audit Committee are independent under such rules.
NOMINATING/CORPORATE GOVERNANCE COMMITTEE

As described further below, the duties of our NCG Committee include recommending to the Board the slate of director nominees submitted to stockholders for election at each annual meeting and proposing qualified candidates to fill vacancies on the Board. The NCG Committee is also responsible for developing corporate governance principles for the Company, and overseeing the evaluation of the Board of Directors. Our Board has reviewed the composition of the NCG Committee pursuant to the rules of the NYSE governing nominating and governance committees, and confirmed that all members of the NCG Committee are “independent” under such rules.
The NCG Committee considers director nominee recommendations from executive officers of the Company, independent members of the Board and stockholders of the Company, as well as recommendations from other interested parties. The NCG Committee may also retain an outside search firm to assist it in finding appropriate nominee candidates. Stockholder recommendations for director nominees received by the Company’s corporate secretary (at the address for submitting stockholder proposals and nominations set forth under the heading “Procedures Regarding Director Candidates Recommended by Stockholders” below) are forwarded to the NCG Committee for consideration.
During 2019, the NCG Committee, in consultation with the full Board, engaged a search firm to provide and to help vet candidates for Board seats in connection with a long-term Board succession plan. See "— Director Qualifications" below for more information.
COMPENSATION COMMITTEE

Our Compensation Committee reviews the Company’s management resources and structure and administers the Company’s cash- and equity-based compensation programs for directors and management, which includes our named executive officers. Our Board has reviewed the composition of the Compensation Committee pursuant to the rules of the NYSE governing compensation committees, and confirmed that all members of the Compensation Committee are “independent” under such rules. All members of the Committee are also “outside directors,” as defined by applicable federal tax law or regulations of the Internal Revenue Service.

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FINANCE COMMITTEE

Our Finance Committee provides assistance to the Board by reviewing from time to time matters concerning corporate finance, including equity and debt financings, acquisitions and divestitures, share and debt repurchases and dividend policy.
COMMITTEE CHARTERS AND OTHER INFORMATION

Interested parties may access electronic copies of the charters of our Audit Committee, NCG Committee, Compensation Committee and Finance Committee at beazer.com. Our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, which meet the requirements of a code of ethics under applicable SEC regulations and NYSE standards, are also available on the Company’s website. Printed copies of any of these documents may be requested by writing to the Company’s corporate secretary at 1000 Abernathy Road, Suite 260, Atlanta, Georgia 30328.
BOARD AND COMMITTEE EVALUATIONS

Our Board recognizes that a thorough evaluation process is an important element of corporate governance and enhances our Board’s effectiveness. Therefore, each year, the NCG Committee oversees the evaluation process, which includes an assessment of the performance of the individual directors, the full Board and the committees of the Board, and feedback is solicited for areas of improvement. These evaluations and feedback are then reviewed and shared with the full board during executive session.
DIRECTOR QUALIFICATIONS

Pursuant to our Corporate Governance Guidelines, the NCG Committee is directed to work with our Board on an annual basis to determine the appropriate qualifications, skills and experience for each director and for our Board as a whole. In evaluating these characteristics, the Committee and our Board take into account many factors, including the individual director’s general understanding of our business on an operational level, as well as his or her professional background and willingness to devote sufficient time to Board duties.
While our Board does not have a specific diversity policy, it considers diversity of race, ethnicity, gender, age and professional accomplishments in evaluating director candidates. Each individual is evaluated in the context of our Board as a whole, with the objective of recommending a group of nominees that can best promote the success of our business and represent stockholder interests through the exercise of sound judgment based on diversity of experience and background.
When identifying potential director candidates - whether to replace a director who is retiring or has resigned, or to expand the Board to gain additional capabilities - the NCG Committee, in consultation with the full Board, determines the skills, experience and other characteristics that a potential candidate should possess in light of the composition and needs of the Board and its committees. The NCG Committee also considers whether or not the candidate would be considered independent under the applicable NYSE and SEC governance standards.

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As noted above, during fiscal 2019, the NCG Committee engaged a search firm to provide and to help vet candidates for Board seats in connection with a comprehensive, long-term Board succession plan. In such instances, the NCG Committee also considers the assessment of the search firm it has retained and the background information such firm provides on any person it recommends for consideration. The full Board customarily interviews leading candidates. See "Proposal 1 — Election of Directors — General" for more information.
PROCEDURES REGARDING DIRECTOR CANDIDATES
RECOMMENDED BY STOCKHOLDERS

The NCG Committee will consider Board candidates recommended by our stockholders. If the NCG Committee determines to nominate a stockholder-recommended candidate, then that nominee’s name will be included in the proxy statement for our next annual meeting. Stockholder recommendations must be addressed to: Beazer Homes USA, Inc., Attention: Chair, Nominating/Corporate Governance Committee, 1000 Abernathy Road, Suite 260, Atlanta, Georgia 30328.
Our stockholders also have the right under our Bylaws to directly nominate director candidates at an annual meeting by following the procedures outlined in our Bylaws. Our NCG Committee evaluates candidates recommended by stockholders in the same manner it evaluates director candidates identified by the Committee.
REPORTING OF CONCERNS TO INDEPENDENT DIRECTORS

Any concerns about the Company may be communicated directly to our independent directors. We maintain an ethics hotline (at 1-866-457-9346) that individuals may call to report any concerns to Global Compliance, a third party service provider that administers our ethics hotline. Individuals may report their concerns anonymously, should they wish to do so. Written communications may be mailed to the Company’s corporate secretary at 1000 Abernathy Road, Suite 260, Atlanta, GA 30328, and the corporate secretary will forward such communications to our independent directors.

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PROPOSAL 1 —
ELECTION OF DIRECTORS
GENERAL

As part of a comprehensive, long-term Board succession plan, three of our current directors will not stand for reelection at the annual meeting. After many years of distinguished service, Messrs. Beazer, Zelnak and Leemputtee will retire from the Board. Brian Beazer, the Company's founder and Chairman Emeritus, has served as a director of the Company for over 25 years, since our IPO in 1994. Mr. Beazer served as our Non-Executive Chairman of the Board from 1994 until February 2015. Stephen Zelnak has served as a director of the Company since February 2003 and as our Non-Executive Chairman of the Board from February 2015 to November 2019. Peter Leemputte, a former Chairman of the Board's Audit and Compensation Committees, has served as a director of the Company since August 2005. We would like to take this opportunity to thank each of them for their many years of service to Beazer Homes, its Board and stockholders.
The NCG Committee conducted an extensive director search in fiscal 2019, which resulted in the appointment of two new directors to our Board in August 2019. In connection with the retirements noted above and these new appointments, the Board has followed the recommendation of the NCG Committee and reduced the size of the Board from eleven to eight members, effective as of the annual meeting.
Each of the nominees listed below has been nominated as a director to serve a term of one year and until his or her respective successor has been qualified and elected. Each of the following nominees is presently serving as a director. Our Board of Directors periodically evaluates the appropriate size for our Board and will set the number of directors in accordance with our Bylaws and based on recommendations of the NCG Committee.
In the event any nominee is not available as a candidate for director, votes will be cast pursuant to authority granted by the proxy for such other candidate or candidates as may be recommended by the NCG Committee and subsequently nominated by our Board of Directors. Our Board has no reason to believe that any of the following nominees will be unable or unwilling to serve as a director, if elected.

NOMINEES
The biographical information appearing below with respect to each nominee has been furnished to us by the nominee:
ELIZABETH S. ACTON
Ms. Acton, 68, has served as a director of the Company since May 2012. Prior to her retirement in April 2012, Ms. Acton was Executive Vice President Finance (from 2011 to 2012) and Executive Vice President and Chief Financial Officer from (2002 to 2011) of Comerica Incorporated, a financial services company. Prior to joining Comerica, Ms. Acton held a variety of positions at Ford Motor Company from 1983 to 2002, including Vice President and Treasurer from 2000 to 2002 and Executive Vice President and Chief Financial Officer of Ford Motor Credit Company from 1998 to 2000. She is an Independent Trustee of the Fidelity Fixed Income and Asset Allocation Funds. Ms. Acton received a Bachelor’s degree from the University of Minnesota and a Master of Business Administration degree in Finance from Indiana University.
Ms. Acton has over 35 years of significant financial management expertise as well as significant experience as a finance executive for two public companies. We believe Ms. Acton’s finance and accounting expertise is valuable to the Company in many respects, including with respect to assessment of our capital structure and financial strategy as Chair of our Finance Committee, as well as compliance with our obligations under various regulatory requirements for financial expertise on our Board of Directors and Audit Committee.

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LAURENT ALPERT
Mr. Alpert, 73, has served as a director of the Company since February 2002. Mr. Alpert is a Senior Counsel of the international law firm of Cleary, Gottlieb, Steen & Hamilton. He joined Cleary Gottlieb in 1972, and was a partner from 1980 until his retirement in November 2016. He received his undergraduate degree from Harvard College and a law degree from Harvard Law School. Mr. Alpert is also an overseer of the International Rescue Committee, a non-profit organization providing relief and resettlement services to refugees.
Mr. Alpert brings to our Board of Directors over 40 years of experience practicing law with one of the world’s pre-eminent law firms and over 16 years’ experience on our Board of Directors. He has substantial experience representing companies in a broad range of industries. In light of the regulatory environment in which the Company operates and the continued emphasis on corporate governance, ethics and compliance for public companies, Mr. Alpert’s experience, training and judgment are of significant benefit to the Company.
ALLAN P. MERRILL
Mr. Merrill, 53, joined the Company in May 2007 as Executive Vice President and Chief Financial Officer, and was named President and Chief Executive Officer in June 2011 and Chairman in November 2019. Prior to joining the Company, Mr. Merrill worked in both investment banking and in online real estate marketing. From 1987 to 2000, Mr. Merrill worked for the investment banking firm UBS (and its predecessor Dillon, Read & Co.), where he was a managing director and ultimately served as co-head of the Global Resources Group, overseeing relationships with construction and building materials companies around the world, as well as with clients in other industries. During his investment banking career, he advised the Company on its 1994 IPO as well as on several major acquisitions. Immediately prior to joining the Company, Mr. Merrill worked for Move, Inc., where he served as Executive Vice President of Corporate Development and Strategy. From April 2000 to October 2001, Mr. Merrill was president of Homebuilder.com, a division of Move, Inc. Mr. Merrill is chair of the Policy Advisory Board of the Joint Center for Housing Studies at Harvard University and of the Leading Builders of America. He is also a director of Builder Homesite, Inc. He is a graduate of the University of Pennsylvania’s Wharton School with a Bachelor of Science degree in Economics.
We believe Mr. Merrill’s experience in and knowledge of the homebuilding sector, gained primarily through finance, capital markets and strategic development roles over more than 25 years, is particularly valuable to the Company as it seeks to achieve its financial and operational goals.

PETER M. ORSER
Mr. Orser, 63, has been a director of the Company since February 2016. From 2010 to 2014, Mr. Orser served as President and Chief Executive Officer of the Weyerhaeuser Real Estate Company, a subsidiary of Weyerhaeuser Company, where he oversaw five different homebuilding operations across the United States. In July 2014, under his leadership, Weyerhaeuser completed the successful sale of the company. Prior to that, Mr. Orser spent almost 25 years in various positions at Quadrant Homes, a leading homebuilder in the state of Washington and a subsidiary of Weyerhaeuser, including serving as President from 2003 to 2010. Mr. Orser is active in a number of other civic organizations, including serving as Chairman of the Runstad Department of Real Estate Advisory Board, University of Washington, and was appointed by the Governor to serve on the Washington State Affordable Housing Advisory Board. Mr. Orser holds a Bachelor of Science degree from the University of Puget Sound and a Master of Urban Planning from the University of Washington.
Mr. Orser’s experience in the homebuilding industry provides significant operational and safety expertise to the Company. We believe his understanding of our industry, as well as his management experience gained over the course of his career, is valuable to the Company.
NORMA A. PROVENCIO
Ms. Provencio, 62, has been a director of the Company since November 2009 and was named Lead Director in November 2019. Ms. Provencio is President and owner of Provencio Advisory Services Inc., a healthcare financial and operational consulting firm. Prior to forming Provencio Advisory Services in October 2003, she was the Partner-in-Charge of KPMG’s Pacific Southwest Healthcare Practice since May 2002. From 1979 to 2002, she was with Arthur Andersen, serving as that firm’s Partner-in-Charge of the Pharmaceutical, Biomedical and Healthcare Practice for the Pacific Southwest. Ms. Provencio received her Bachelor of Science in Accounting from Loyola Marymount University. She is a certified public accountant and also a member of the Board of Trustees of Loyola Marymount University.

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Ms. Provencio has over 20 years’ experience in the public accounting field. We believe her in-depth understanding of accounting rules and financial reporting regulations to be valuable to the Company’s commitment and efforts to comply with regulatory requirements.
DANNY R. SHEPHERD
Mr. Shepherd, 68, has been a director of the Company since November 2016. Prior to his retirement in 2015, Mr. Shepherd was Vice Chairman (from 2014 to 2015) and served as Senior Vice President, Executive Vice President and Chief Operating Officer (from 2001 to 2014) of Vulcan Materials Company, a producer of construction aggregates. Mr. Shepherd is a current director of GCP Applied Technologies. Mr. Shepherd received his Bachelor of Science degree from Georgia Institute of Technology.
Mr. Shepherd has significant experience in the building materials industry, and he has over forty years of public company experience. He served in various management roles over the course of his career, including thirteen years as an executive of a large producer of construction aggregates. We believe his in-depth understanding of our industry, as well as his management and operational experience, provides value to the Company.
DAVID J. SPITZ
Mr. Spitz, 47, has served as a director of the Company since August 2019. He is currently the chief executive officer and a member of the board of directors of ChannelAdvisor Corp., a leading e-commerce cloud platform whose mission is to connect and optimize the world's commerce, since May 2015. He also served as president and chief operating officer of ChannelAdvisor from 2010 until May 2015, and previously served in a number of capacities from 2006 until 2010. He was an entrepreneur-in-residence at the Aurora Funds, a venture capital firm, from 2005 to 2008. Previously, from 2000 to 2002, Mr. Spitz was founder and chief technology officer of WindWire, a mobile marketing company that was acquired by Avesair, where he then served as president until its acquisition by Inphonic in 2003. In 1996 he co-founded, and until 1998 served as chief technology officer of, Netsation, a network management software company acquired by Nortel Networks, where he then served as senior principal technologist until 2000. Mr. Spitz received a B.A. degree in computer science from the University of California, San Diego. He holds four U.S. patents, is past chairman of the North Carolina School of Science and Mathematics Foundation Board and is past chairman and a member of the executive committee and board of directors of CED, an entrepreneurial support organization for companies in the southeastern United States.
Mr. Spitz’s high-level management experience with software and technology companies, computer science background and deep technology industry experience provides value to the Company.
C. CHRISTIAN WINKLE
Mr. Winkle, 56, has served as a director of the Company since August 2019. He is currently the chief executive officer and a member of the board of directors for Sunrise Senior Living, which operates senior living communities in the United States, Canada and the United Kingdom, including 21 Gracewell Healthcare communities. He has been at Sunrise Senior Living since September 2013. He was chief executive officer of MedQuest, Inc., a leading operator of independent, fixed-site, outpatient diagnostic imaging centers in the United States from November 2005 to August 2013. He served as president and chief executive officer for Mariner Health Care, Inc., which operated skilled nursing facilities, assisted living and long-term acute care hospitals from January 1999 to July 2004. Mr. Winkle was the chief operating officer at Integrated Health Services, where he helped pioneer the sub-acute care sector and was responsible for all of the facility and ancillary service operations. He is a member of Argentum and American Seniors Housing Association (ASHA) boards. Mr. Winkle received his Bachelor of Science degree from Case Western Reserve University.
Mr. Winkle's broad management experience and his specific expertise in serving the important aging adults demographic provides value to the Company.
RECOMMENDATION

The Board of Directors recommends a vote FOR the election of each of the nominees named above.

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NON-EMPLOYEE
DIRECTOR COMPENSATION
SUMMARY OF 2019 NON-EMPLOYEE DIRECTOR COMPENSATION

Our non-employee directors generally receive annual cash retainers for Board and committee service and an annual restricted stock award that vests one year from the date of grant. They also receive reimbursement for reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings; but, they do not receive fees for meeting attendance.
To reward our directors’ efforts and contributions, the Compensation Committee seeks to position non-employee director compensation at or near the 50th percentile of industry peers, with a meaningful emphasis on equity-based awards to align their interests with stockholders. With the assistance of its independent advisor, the Compensation Committee periodically reviews our non-employee director compensation program to ensure it is sufficiently competitive vs. industry peers to facilitate the attraction and retention of highly experienced and qualified board members. The peer group includes the same companies used in senior executive benchmarking, as listed on page 26.
NON-EMPLOYEE DIRECTOR CASH COMPENSATION

For fiscal 2019, all non-employee directors, other than Messrs. Spitz and Winkle, received a $75,000 annual cash retainer. Messrs. Spitz and Winkle joined the Board in August 2019, and each received a pro rata portion of the annual cash retainer. We also provide annual committee chair retainers of $25,000 for our Audit Committee chair and $20,000 for each of our other committee chairs. Non-chair committee members receive $12,500 annually for service on the Audit Committee and $10,000 annually for service on all other committees (Messrs. Spitz and Winkle received a pro rata portion of applicable committee fees).
In addition to the $75,000 annual cash retainer paid to non-employee directors, the former non-executive Chairman received an additional $75,000 annual cash retainer. However, the non-executive Chairman did not receive additional retainers for committee service. In fiscal 2019, Mr. Zelnak received $75,000 for his service as non-executive Chairman. Mr. Merrill will not receive additional compensation for his service as Chairman.
Beginning with fiscal 2020, the Board has adopted a Lead Director structure. See "Corporate Governance — Board Leadership Structure and Governance Practices" for more information. Our Lead Director will receive an additional annual cash retainer of $37,500 for serving as Lead Director.
ANNUAL EQUITY GRANT

For fiscal 2019, all non-employee directors (other than Messrs. Spitz and Winkle) received an equity grant with the number of shares calculated by dividing $100,000 by the fair market value of a share of common stock on the date of grant, rounded down to the nearest whole number. Each of Messrs. Spitz and Winkle received a pro rata grant valued at approximately $15,000. Directors are eligible to receive grants of equity-based awards under the Company’s long-term incentive plans at the discretion of our Compensation Committee. Our Compensation Committee’s rationale for equity grants to directors is similar to that for our named executive officers; namely, to align their interests with those of

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stockholders. The amount of the director grant is determined in consultation with our Compensation Committee’s independent compensation consultant, Pearl Meyer. See footnote 2 to the Director Compensation Table below.
In addition to the $100,000 annual equity award to non-employee directors, the former non-executive Chairman received an additional $100,000 annual equity award.
Except as described above, our non-employee directors did not receive any other compensation from the Company for services rendered as a director during fiscal 2019. Our directors are subject to stock ownership and holding requirements, as described under “Compensation Discussion and Analysis — Elements of Fiscal 2019 Compensation Program — Stock Ownership and Holding Requirements” below.
DIRECTOR COMPENSATION TABLE

The following table sets forth the compensation of each non-employee director in fiscal 2019.

NAME (1)	FEES EARNED OR PAID IN CASH($)	STOCK AWARDS($)(2)	TOTAL($)
Elizabeth S. Acton	107,500	99,997	207,497
Laurent Alpert	98,500	99,997	198,497
Brian C. Beazer	95,000	99,997	194,997
Peter G. Leemputte	97,500	99,997	197,497
Peter M. Orser	105,000	99,997	204,997
Norma A. Provencio	101,500	99,997	201,497
Danny R. Shepherd	110,000	99,997	209,997
David J. Spitz	12,963	15,061	28,024
C. Christian Winkle	12,963	15,061	28,024
Stephen P. Zelnak, Jr.	150,000	199,994	349,994

Allan Merrill, our Chairman, President and Chief Executive Officer, is a member of our Board of Directors, but does not receive separate compensation for his Board service.

Represents the aggregate grant date fair value of awards determined in accordance with FASB ASC Topic 718. These are not amounts paid to or realized by the non-employee directors. Further information regarding the valuation of stock awards can be found in Notes 2 and 16 to our Consolidated Financial Statements in our 2019 Form 10-K. In fiscal 2019, Ms. Acton, Ms. Provencio and Messrs. Alpert, Beazer, Leemputte, Orser and Shepherd were each granted 10,183 shares of restricted stock. Mr. Zelnak was granted 20,366 shares of restricted stock, consisting of: (a) his non-employee director grant of 10,183 shares; and (b) an additional grant of 10,183 shares in connection with his service as Chairman of the Board. Messrs. Spitz and Winkle were each granted 1,284 shares of restricted stock. Each award vests on the one-year anniversary of its grant date.

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PROPOSAL 2 —
RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has selected the firm of Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates (collectively, Deloitte & Touche), to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2020. Deloitte & Touche has served as our accounting firm since 1996. The services provided to the Company by Deloitte & Touche for the last two fiscal years are described under the caption “Principal Accountant Fees and Services” below. Stockholder approval of the appointment is not required; however, our Board of Directors believes that obtaining stockholder ratification of the appointment is a sound governance practice.
Representatives of Deloitte & Touche will be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
For the fiscal years ended September 30, 2019 and 2018, the following professional services were performed by Deloitte & Touche.
Audit Fees: The aggregate audit fees billed for the fiscal years ended September 30, 2019 and 2018 were $1,130,000 and $1,065,000, respectively. Audit fees consisted of fees associated with the audit of our annual financial statements and internal control over financial reporting, reviews of the financial statements included in our quarterly reports on Form 10-Q, and other services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
Audit-Related Fees: The aggregate fees billed for audit-related services for the fiscal years ended September 30, 2019 and 2018 were $33,790 and $33,790, respectively. These fees related to assurance and related services performed by Deloitte & Touche that are reasonably related to the performance of the audit or review of our financial statements. These services included employee benefit and compensation plan audits.
Tax Fees: No fees for tax services were billed by or paid to Deloitte & Touche in either fiscal year 2019 or fiscal year 2018.
All Other Fees: No other fees were billed by or paid to Deloitte & Touche in either fiscal year 2019 or fiscal year 2018.
Our Audit Committee annually approves each year’s engagement for audit services in advance. Our Audit Committee has also established complementary procedures to require pre-approval of all permitted non-audit services provided by our independent auditors.
RECOMMENDATION

The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020.

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REPORT OF THE
AUDIT COMMITTEE
The Audit Committee meets the definition of an audit committee as set forth in Section 3(a)(58)(A) of the Exchange Act and operates under a written charter adopted by our Board of Directors. Each member of the Audit Committee is independent and financially literate in the judgment of the Board of Directors and as required by the Sarbanes-Oxley Act and applicable SEC and NYSE rules. The Board of Directors has also determined that Ms. Acton and Messrs. Leemputte, Shepherd and Zelnak qualify as “audit committee financial experts,” as defined under SEC regulations.
Management is responsible for our internal controls and the financial reporting process. Deloitte & Touche, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and for issuing a report thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter.
The Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended September 30, 2019. The Audit Committee has discussed with Deloitte & Touche the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Audit Committee has also received the written communications from Deloitte & Touche required by the PCAOB regarding Deloitte & Touche’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche their independence. The Audit Committee has considered whether the provision of the non-audit services described below by Deloitte & Touche is compatible with maintaining their independence and has concluded that the provision of these services does not compromise such independence.
Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 for filing with the SEC.
DANNY R. SHEPHERD (CHAIR)
ELIZABETH S. ACTON
PETER G. LEEMPUTTE
STEPHEN P. ZELNAK, JR.
The Members of the Audit Committee

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PROPOSAL 3 –
ADVISORY VOTE TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended, the Company is asking its shareholders to cast an advisory vote to approve the compensation of the Company’s named executive officers (NEOs), as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. This proposal, commonly known as "Say On Pay", gives our shareholders the opportunity to express their views on the design and effectiveness of our executive compensation programs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.
As described in detail in the section of this proxy statement titled “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate and retain our executive officers (including our NEOs), who are critical to our success. At the same time our Compensation Committee is committed to ensuring that our executive compensation program reinforces key business and strategic objectives in support of long-term shareholder value creation and appropriately aligns pay for performance without encouraging inappropriate risk taking. Accordingly, our NEOs are rewarded for the achievement of specific annual, long-term and strategic goals in support of long-term value creation. Please read the section of this proxy statement titled “Compensation Discussion and Analysis,” and the Executive Compensation tables that follow it, for additional details about our executive compensation programs.
We have a long history of strong shareholder support for our executive compensation programs, with Say on Pay support levels averaging over 93% over the last five years. The Board and the Compensation Committee have considered the result of these shareholder votes in setting compensation policies and making compensation decisions for each of the fiscal years that has followed. At our 2019 annual meeting of stockholders, over 87% of shares present in person or represented by proxy voted for approval of our executive compensation.
At our 2018 annual meeting of shareholders, the Company’s shareholders once again determined that our Say On Pay vote should be held on an annual basis. In accordance with this determination, we are asking our shareholders to vote FOR the following resolution:
RESOLVED, that the compensation paid to the NEOs, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Executive Compensation tables, and the narrative discussion, is hereby approved.
Our Board of Directors and our Compensation Committee value the opinions of our shareholders, and to the extent there is a significant vote against the compensation paid to our NEOs, as disclosed in this proxy statement, we will consider our shareholders’ concerns and will evaluate what, if any, further actions are necessary to address those concerns.
RECOMMENDATION

The Board of Directors recommends a vote FOR approval of the compensation of our named executive officers.

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COMPENSATION
DISCUSSION AND ANALYSIS
INTRODUCTION
This Compensation Discussion and Analysis (CD&A) describes the compensation programs for our named executive officers (NEOs). Our current NEOs, who also served as our NEOs in fiscal 2018, are:

NAME	TITLE
Allan P. Merrill	Chairman, President and Chief Executive Officer
Robert L. Salomon	Executive Vice President and Chief Financial Officer
Keith L. Belknap	Executive Vice President and General Counsel

In fiscal 2019, we implemented several changes to our management structure for corporate functions and departments to better align functional teams with our strategic objectives. As part of these changes, in addition to his responsibilities as Chief Financial Officer, Mr. Salomon now oversees all land acquisition, capital sourcing and information technology functions. Mr. Belknap now leads our customer teams, which include customer financial services, marketing, customer experience and customer care functions, in addition to his responsibilities as General Counsel. As previously noted, in November 2019, the Board appointed Mr. Merrill as Chairman, in addition to his continuing role as President and Chief Executive Officer.

CD&A OVERVIEW WHO WE ARE

We are a geographically diversified homebuilder with operations in 13 states within three geographic regions in the United States. Our homes are designed to appeal to homeowners at different price points across various demographic segments, principally first time buyers, first move-up buyers, empty nesters and retirees. Our objective is to provide our customers with homes that incorporate exceptional value and quality, at affordable prices, while seeking to maximize our return on invested capital over the course of a housing cycle.
Our primary points of differentiation include: Choice PlansTM, which allows customers to personalize their primary living areas for how they want to live in the home, at no additional cost; Surprising Performance, as every Beazer home is designed and built to provide exceptional quality and comfort that results in lower cost of ownership; and Mortgage Choice, which makes it easy for our customers to comparison shop among competing lenders, potentially saving them thousands of dollars on their home loan.
We are committed to social and environmental responsibility — supporting a variety of charitable foundations, promoting safety, diversity and inclusion in our workforce and building our homes and communities with a concern for their impact on the environment. For a discussion of our environmental and social responsibility efforts, see "Corporate Governance — Board Leadership Structure and Governance Practices — Environmental and Social Responsibility" beginning on page 7.

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2019 BUSINESS HIGHLIGHTS

As we began fiscal 2019, the new home sales market was very challenging, driven by rapidly rising mortgage rates that contributed to affordability concerns and a softening in demand. In that environment, we increased incentives to spur home sales and allocated capital to debt reduction and share repurchases. This response — together with improvements in the overall sales environment and a successful refinancing to reduce borrowing costs — improved results in ways that will be even more meaningful in fiscal 2020.
For fiscal 2019, we:

●	Improved new home orders, backlog and community count, which provides a solid foundation for growth as we move into fiscal 2020;

●	Improved operations by streamlining our product offerings, which has led to higher customer satisfaction scores, reduced construction cycle times and lower build costs; and

●	Improved allocation of capital, which enabled both investment in our business and the return of nearly $90 million to investors.
In short, despite a tough sales environment at the start of fiscal 2019, we ended the year in a better position than we began. Here are several highlights of our financial and operational achievements in fiscal 2019:

FINANCIAL
$2.1 BILLION	Revenue Achieved $2.1 billion in homebuilding revenue
$180.2 MILLION	Adjusted EBITDA Achieved $180.2 million in Adjusted EBITDA
$51.3 MILLION	Debt Repurchases Repurchased $51.3 million of debt. We expect to reduce outstanding debt in 2020 by more than we did in 2019, with the goal of reducing debt below $1 billion over time
$500.0 MILLION	Refinancing
We issued $350 million of 7.25% unsecured Senior Notes due 2029 and entered into an unsecured term loan with a principal amount of $150 million. The proceeds from these transactions were used to refinance $500 million of 8.75% unsecured Senior Notes due 2022, which generated a $11 million per year reduction in cash interest cost
$34.6 MILLION	Share Repurchases
We repurchased $34.6 million of our outstanding common stock at an average price of $10.54 per share

OPERATIONAL
2.8 SALES/MONTH	Sales Pace Achieved average monthly sales pace per community of 2.8, in line with our targets

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$377.7 THOUSAND	Average Selling Price
Our average selling price (ASP) for the year was $377,700, marking our eighth consecutive year of ASP growth and reflecting an increase of 4.9% year-over-year, primarily related to changes in geographic mix
166 COMMUNITIES	Community Count Ended the year with an active community count of 166

During fiscal 2020, we expect to continue to pursue our balanced growth strategy, which is designed to improve profitability and returns from a more efficient and less leveraged balance sheet. In particular, we are targeting EBITDA growth in excess of 10% and more than $50 million in debt reduction, with a net debt to EBITDA ratio below 5 times.

For purposes of this CD&A:

●
“Adjusted EBITDA” means earnings before interest, taxes, depreciation and amortization, and is calculated by adding charges, including debt extinguishment charges, inventory impairment and abandonment charges and other non-recurring items for the period to EBITDA.

●	“EBITDA” means earnings before interest, taxes, depreciation and amortization, and is calculated by adding non-cash charges, including depreciation and amortization for the period, to EBIT.

●
“EBIT” means net income (loss) before (a) previously capitalized interest amortized to home construction and land sales expenses, capitalized interest impaired and interest expense not qualified for capitalization; and (b) income taxes.

●	“Bonus Plan EBITDA” means Adjusted EBITDA before accrual of corporate bonuses.

Please see Annex I for a reconciliation of non-GAAP measures to GAAP measures.

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FISCAL 2019 COMPENSATION HIGHLIGHTS

Actions

●	No changes were made to Mr. Merrill’s base salary. Mr. Salomon’s base salary was increased from $550,000 to $600,000, and Mr. Belknap's base salary was increased from $450,000 to $500,000, in each case primarily to align salary more closely with industry peers. See “— Elements of Fiscal 2019 Compensation Program — Base Salary” for more information about these salary adjustments.

●	No changes were made to Mr. Merrill’s long-term incentive award opportunity. Mr. Salomon’s long-term incentive target award opportunity was increased from 175% to 200% of base salary, and Mr. Belknap's long-term incentive target award opportunity was increased from 125% to 150%, in each case primarily to align target incentives more closely with expanded roles and responsibilities. See "— Introduction" and “— Elements of Fiscal 2019 Compensation Program — Long-Term Incentive Compensation” for more information about these adjustments to target compensation.

●	No changes were made to the short-term incentive award opportunities, expressed as percentages of base salary, of any NEO. We based 65% of the fiscal 2019 short-term incentive opportunity for NEOs on achievement of Bonus Plan EBITDA, 10% on Return on Assets and 25% on key operational metrics.

●	We determined to use operational objectives identical to those used in determining the fiscal 2018 short-term incentive opportunity, with the addition of an objective related to further improving overhead efficiency.

●	We determined that NEOs would be eligible to receive an award for the operational components of the 2019 short-term bonus opportunity only if threshold Bonus Plan EBITDA was achieved.

●	We retained the discretion to deduct from awards earned for failure to achieve certain construction quality standards based on the assessment of an independent third-party expert.

●	We continued our practice of awarding performance shares equal to two-thirds of an NEO’s overall long-term incentive award opportunity, and time-based restricted stock equal to one-third of award opportunity.

●	We based 2019-2021 performance share metrics on cumulative pre-tax income, return on assets and expansion of our Gatherings® product line.

●	We continued to include an adjustment to performance shares based on relative total shareholder return (TSR) performance.

Outcomes

●	Annual cash incentives were earned between threshold and target award opportunity levels based on actual vs. planned outcomes for the operational and financial performance factors, with payouts for the NEOs lower by an average of approximately 41% compared with the prior year, despite a reduction in EBITDA of 12.0%. Additional details are provided under “— Elements of Fiscal 2019 Compensation Program — Short-Term Incentive Compensation” below.

●	The three-year award cycle of the 2017 performance share program ended on September 30, 2019, with results yielding a payout relative to target of 157.5%, as described under “— Elements of Fiscal 2019 Compensation Program — Long-Term Incentive Compensation” below.

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OUR OVERALL COMPENSATION
PHILOSOPHY AND OBJECTIVES

Our executive compensation philosophy is to design compensation programs that:
● Attract, retain and reward top talent;
● Align pay with performance without encouraging inappropriate risk taking; and
● Provide a substantial portion of our compensation in long-term equity-based compensation to reinforce key business and strategic objectives in support of long-term value creation.
CORE PRINCIPLES AND KEY OBJECTIVES

We utilize a combination of base salary, short-term cash incentives and long-term equity incentives in the form of performance shares and, to a lesser extent, time-based restricted stock. The Committee generally seeks to align overall target compensation opportunities within a competitive range (plus or minus 10%) of the peer group 50th percentile.
Our Compensation Committee reviews our core compensation philosophy annually in conjunction with the review of our compensation programs. While our core compensation philosophy and objectives have remained consistent in recent years, the Committee has made adjustments to various aspects of our compensation programs to meet changing needs and circumstances of the Company. For example, the debt reduction metric used in the three-year award cycle associated with performance shares granted in fiscal 2017 was the result of a strategic objective to aggressively reduce debt rather than maximize near-term growth. Similarly, beginning with the three-year award cycle associated with performance shares granted in fiscal 2018, the debt reduction metric was replaced with a growth metric related to our Gatherings® product line to reinforce a key strategic priority.
The Committee believes that salary and incentive compensation opportunities should be set based on a variety of factors, including key business objectives and strategic priorities, Company performance, the compensation practices of our peer group, each executive’s specific responsibilities and skill sets, and the relationship among the compensation levels of members of our management team. The Committee has taken into consideration our need to attract and retain qualified executives in an industry that continues to experience an intense level of competition for senior executives.
By structuring compensation programs with features that are balanced between short- and long-term incentives as well as cash and equity awards, the Committee believes it can: align management’s interests with those of our stockholders in both the short- and long-term; reduce risks that may be associated with compensation that is overly focused on short-term objectives; and attract, retain and motivate senior management personnel.
PAY FOR PERFORMANCE

Our Compensation Committee is committed to ensuring that our executive compensation program reinforces key business and strategic objectives in support of long-term shareholder value creation and appropriately aligns pay with performance. This is demonstrated by the heavy emphasis placed on variable, performance-based incentives for our named executive officers (representing 64% of target total compensation for our CEO and averaging 59% of target total compensation for other senior executive officers), use of challenging financial performance hurdles, and differences in realized pay relative to target opportunity. As part of that philosophy, failure to reach such goals can result in no compensation under a

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particular plan or metric. For example, none of the performance shares granted to our NEOs in fiscal years 2011 through 2015 vested because required performance targets were not achieved.
PAY BEST PRACTICES

Our compensation practices include:

●
Emphasis on Performance-Based Pay: 64% of the ongoing pay mix for our CEO, and an average of 59% of the target pay mix for our other NEOs, is variable and performance-based. In aggregate, 62% of the target compensation for our CEO and other NEOs for 2019 was variable and performance-based.

●	Long-term vesting: Our equity-based pay vehicles have multi-year vesting periods to reward long-term performance and value creation, enhance retention and deter inappropriate risk taking.

●
Multiple Performance Measures: We use multiple metrics to evaluate Company performance, covering both short-term and long-term performance objectives, with award funding caps to deter inappropriate risk taking.

●	Stock Ownership Requirements: We have stock ownership requirements for our directors and officers. For example, our CEO must hold common stock equivalent in value to at least five times base salary.

●	No Repricing: Our stock options cannot be repriced, reset or exchanged for cash if under water without stockholder approval.

●
Anti-Pledging and Hedging Policies: We prohibit our directors and executive officers from (i) holding Beazer securities in a margin account or pledging any Beazer securities as collateral for a loan and (ii) entering into any hedge or other transaction in Beazer securities that limits the risk of ownership of Beazer common stock or stock options.

●	Double Trigger Change in Control Provisions: We have a policy of requiring a double trigger to receive cash severance and to receive accelerated vesting of equity awards upon a change in control.

●
Clawback: Each equity award is conditioned on repayment or forfeiture as required by existing law. In addition, each executive officer’s incentive compensation is subject to repayment or such other means of recovery (or a combination thereof) as is necessary to comply with law or related rules and regulations of the SEC or NYSE.

●	No Tax Gross-Ups: We maintain severance agreements with our NEOs that standardize executive separation terms, minimize the risk of excessive payouts and do not provide for any tax gross-ups.
ROLE OF THE COMPENSATION COMMITTEE, MANAGEMENT AND COMPENSATION CONSULTANTS

The principal responsibilities of our Compensation Committee include:

●
meeting with its independent compensation consultant, with and without the presence of management, to review and structure objectives and compensation programs for our NEOs that are aligned with both the Company’s business and financial strategy and stockholder interests;

●	evaluating the performance of our NEOs in light of those objectives; and

●	based on this evaluation, determining and approving the compensation level for our CEO and for other executive officers.

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The Committee has retained Pearl Meyer for each of the last seven fiscal years to provide advice regarding compensation plan design, compensation levels and benchmarking data and advice. Prior to retaining Pearl Meyer for fiscal 2019, the Committee determined that Pearl Meyer qualifies as an independent compensation consultant. Pearl Meyer reports directly to the Committee and does not provide any other services to the Company.
In relation to compensation program design for fiscal 2019, the Committee took into account discussions with, and presentations by, key members of our management team to ensure that our compensation plans were aligned with our operating, financial and strategic objectives.
On an annual basis, Mr. Merrill reviews the performance of the other NEOs, and makes recommendations to the Committee based on his review. In addition, our non-executive chairman discussed Mr. Merrill’s performance with the Committee. Mr. Merrill is present for the Committee’s deliberations related to the compensation of the other NEOs, but not for the Committee’s discussions related to his own compensation.
PEER GROUPS AND DATA

For fiscal year 2019, our peer group comprised Century Communities, Inc., Hovnanian Enterprises, Inc., KB Home, LGI Homes, Inc., M/I Homes, Inc., M.D.C. Holdings, Inc., Meritage Homes Corporation, Taylor Morrison Home Corp., TRI Pointe Group, Inc. and William Lyon Homes (the 2019 Peer Group). These companies were chosen because, in addition to being among our chief competition among publicly-traded homebuilders, they are closely aligned to us in terms of size. Former peer AV Homes, Inc. was removed from the peer group for fiscal year 2019 because it was acquired during our fiscal year 2018.
Each year, the Committee’s independent consultant conducts a review of peer group pay levels and practices, which the Committee takes into consideration when establishing NEO compensation levels, along with a variety of other factors, such as Company and individual performance, each incumbent’s qualifications and responsibilities, the Company’s recruiting experience and talent management needs and the Committee’s business judgment.
While the Committee believes benchmarking against pay practices at other publicly-held homebuilders is useful in determining whether our executive compensation practices are reasonable for fiscal 2019, it did not establish compensation levels based solely on benchmarking industry practices. Nonetheless, based on data for the 2019 Peer Group, the Committee was advised by Pearl Meyer that target total compensation for our NEOs was positioned within a competitive range (plus or minute 10%) of the 50th percentile market values in the aggregate and within or below a competitive range of the 50th percentile for each NEO.

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ELEMENTS OF FISCAL
2019 COMPENSATION PROGRAM

CONSIDERATION OF SAY ON PAY VOTES

We have a long history of strong shareholder support for our executive compensation programs, with Say on Pay support levels averaging over 93% for the last five years. The Board and the Compensation Committee have considered the result of these shareholder votes in setting compensation policies and making compensation decisions for each of the fiscal years that has followed. At our 2019 annual meeting of stockholders, over 87% of shares present in person or represented by proxy voted for approval of our executive compensation.
In designing the compensation program for fiscal 2019, the Committee considered the results of the 2018 Say on Pay vote, our ongoing dialogue with stockholders, internal considerations such as key business and talent management objectives, consistency from year to year and an evaluation of peer practices. After consideration, the Committee concluded that, for fiscal 2019, it was appropriate to maintain most elements of the existing compensation program design for our NEOs, with only minor changes to the short-term incentive plan metrics and weightings and no change in the components of the long-term incentive plan, which reflects the Company’s current strategic direction. The fiscal 2019 compensation program continues to tie the majority of our NEOs’ compensation to performance metrics that support the Company’s strategy of balanced growth.
BASE SALARY

Our ability to recruit and retain executive talent depends on setting competitive base salaries. We begin with an analysis of base pay relative to the market. We target base pay at or near the peer group 50th percentile (or median) and then evaluate the need to make any adjustments based on variables such as pay parity relative to other officers and internal accountability. We review base salaries annually, unless circumstances require otherwise. For non-CEO NEO salaries, we solicit CEO input.
Based on its review for the 2019 fiscal year, the Committee determined that no changes would be made to Mr. Merrill's base salary. The Committee determined to increase Mr. Salomon’s base salary by 9.09% to $600,000 and to increase Mr. Belknap's base salary by 11.11% to $500,000. These increases were made primarily to align base salaries more closely with industry peers. Based on Pearl Meyer’s market pay analysis, fiscal 2019 salaries were positioned slightly above and within a competitive range of the peer group 50th percentile for Messrs. Merrill and Salomon, respectively, and between the 25th and 50th percentiles for Mr. Belknap.
SHORT-TERM INCENTIVE COMPENSATION

Our annual cash incentive plan is designed to motivate and reward executives for achieving key business objectives that continue to drive the Company’s success and generate returns for our stockholders. We set annual cash incentive bonus

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targets hierarchically based on a multiple of base salary. Based on Pearl Meyer’s analysis, fiscal 2019 short-term incentive targets positioned target total annual cash compensation between the peer group 25th and 50th percentiles.
For fiscal 2019, the Committee determined to use operational objectives identical to those used in determining fiscal 2018 bonus opportunity, with the addition of an objective related to limiting growth in overhead expenses. In addition, NEOs would be eligible to receive an award for other components of the 2019 Bonus Plan only if threshold 2019 Bonus Plan EBITDA was achieved. The Committee also added Return on Assets to the financial component to further reinforce this key strategic objective within our annual business plan. The Committee retained the discretion to adjust results for unanticipated and exceptional items and to deduct from awards earned for failure to achieve certain construction quality standards based on the assessment of an independent third-party expert. No discretion was exercised with respect to fiscal 2019 award determinations.
2019 OBJECTIVES

●
Bonus Plan EBITDA — 65% of bonus opportunity — In light of the demonstrated success of the Adjusted EBITDA metric as a driver of financial results in prior years and because improvement in Adjusted EBITDA is key to accomplishment of the strategic plan, the Committee determined that 65% of the overall annual bonus opportunity would be based on the achievement of levels of Bonus Plan EBITDA. The Committee established a 2019 Bonus Plan EBITDA objective with a $175.0 million threshold: $195.00 million target and a $215.00 million maximum.

●
Return on Assets — 10% of bonus opportunity — Return on assets is based on the ratio of Adjusted EBITDA to total assets (defined as the Company’s total assets as shown on the consolidated balance sheet included in the Company’s Form 10-K for fiscal 2019) for fiscal 2019.

●
Customer Satisfaction Scores — 10% of bonus opportunity — In order to achieve a bonus with respect to this metric, the Company would have to improve on aggregate customer satisfaction survey scores from the prior year to achieve either a threshold, target or maximum award.

●
Construction Cycle Times — 5% of bonus opportunity — In order to achieve a bonus with respect to this metric, the Company would have to improve on construction cycle times from the prior year, and a threshold, target or maximum award would be earned depending on the number of days of overall improvement.

●
Overhead — 5% of bonus opportunity — NEOs were eligible to receive 20% of this 5% overall component for each quarter that the Company met or exceeded a benchmark combination of cost savings and the remaining 20% of this metric if the benchmark was achieved for the full year.

●
Sales Pace and Margin — 5% of bonus opportunity — NEOs were eligible to receive 20% of this 5% overall component for each quarter that the Company met or exceeded a benchmark combination of sales pace and margin contribution and the remaining 20% of this metric if the benchmark was achieved for the full year.

2019 ACHIEVEMENT OF OBJECTIVES
In 2019, the following results were achieved against these objectives:

OBJECTIVE	WEIGHTING (%)	RESULT	ACHIEVEMENT
Bonus Plan EBITDA	65	$184.95 million	Between threshold and target
Return on Assets	10	9.21%	Did not meet threshold
Customer Satisfaction Scores	10	Improved by 101 bps	Between target and maximum
Construction Cycle Times	5	Improved by 2.25%	Maximum
Overhead	5	Exceeded benchmark for 3 quarters and full year	Between threshold and target
Sales Pace / Margin	5	Below benchmark for 4 quarters and full year	Did not meet threshold
Total	100		Between threshold and target

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To the extent actual 2019 Bonus Plan performance was between the threshold and target performance levels, or between the target and maximum performance levels, linear interpolation was applied to determine the actual payout under each component of the 2019 Bonus Plan. Because the slope from threshold to maximum performance levels differs among the NEOs, the bonus as a percentage of target shown in the table below will also vary among the NEOs.
2019 BONUSES AWARDED
The annual cash incentive bonuses awarded to the NEOs for 2019 were lower by an average of 41% compared with the prior year. Actual awards are shown in the following table:

NAME	2019 TARGET BONUS (%)	2019 TARGET BONUS ($)	2019 ANNUAL CASH INCENTIVE BONUS ($)	BONUS AS A PERCENTAGE OF TARGET (%)
Allan P. Merrill	150	1,425,000	1,128,332	79.2
Robert L. Salomon	125	750,000	530,281	70.7
Keith L. Belknap	100	500,000	395,906	79.2

LONG-TERM INCENTIVE COMPENSATION

Based on recommendations from Pearl Meyer and other factors, the Committee awarded performance shares equal to two-thirds of overall long-term incentive target award opportunity, and time-based restricted stock equal to one-third of award opportunity. The Committee intended to establish a mix of equity awards that remains highly performance-based, while at the same time providing retention strength. The Committee also determined to increase the long-term incentive award opportunity for Messrs. Salomon and Belknap to 200% and 150%, respectively, of base salary, in each case primarily to align target incentives more closely with expanded roles and responsibilities as described under "—Introduction" above. Long-term incentive award opportunities for the NEOs were positioned between peer group 50th percentile and 75th percentile market values.
RESTRICTED STOCK
Time-based restricted stock awards generally vest ratably over a three-year period, beginning with the first anniversary of the grant date. In fiscal 2019, the NEOs were granted the following number of shares of restricted stock: Mr. Merrill: 96,741; Mr. Salomon: 40,733 and Mr. Belknap: 25,458.
PERFORMANCE SHARES
Background
In order to facilitate pay for performance, our core compensation philosophy continues to be focused on providing incentive compensation to our management team when they achieve challenging financial and non-financial goals that the Compensation Committee and our Board of Directors believe are critical to enhancing long-term shareholder value. As part of that philosophy, the Committee believes that a significant portion of equity awards should be performance-based, with failure to reach such goals resulting in no compensation under a particular plan or metric. Accordingly, two-thirds of our senior executive management team’s overall long-term incentive awards are comprised of performance shares, which reflect a target number of shares that may be issued to the award recipient at the end of a three-year award cycle based on the achievement of performance targets established at the time of grant. Due to the limited number of shares available for issuance under the 2014 Plan, in fiscal 2019, the portion of any earned awards that exceeded target was paid in cash rather than shares.
When determining awards, the Committee utilizes performance metrics consisting of a variety of challenging financial goals aligned with key strategic objectives. In addition, in order to ensure the awards align with enhancing shareholder

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value, any awards earned at the end of the three-year performance period are subject to adjustment (by up to +/- 20%) based on our relative total shareholder return (TSR) compared to industry peers.
The chart below sets forth the Committee’s performance share metrics for awards granted in fiscal 2015 through 2019, which we believe illustrate the Committee’s rigorous approach:

Performance Period	3-Year Target Performance Metric
	Cumulative Pre-Tax Income ($)	Return on Assets (%)	Net Debt to Adjusted EBITDA

2015 - 2017	83.1 million	N/A	N/A

2016 - 2018	140.0 million	9*	6x**

2017 - 2019	160.0 million	10	5x

2018 - 2020	200.0 million	10	N/A***
2019 - 2021	240.0 million	11	N/A***
* Return on Assets was 5.9% for fiscal 2015.
** Net Debt to Adjusted EBITDA was 8.8x as of September 30, 2015.
*** Beginning with grants in fiscal 2018, this metric was replaced with a proprietary growth metric related to our Gatherings product line to reinforce a key strategic priority.
For the award cycle ending in fiscal 2018, as a result of achieving specific long-term strategic goals (which were established in fiscal 2016), performance shares were earned by our management team for the first time since 2011, which we believe underscores the rigor the Committee applies when setting performance goals.
Performance Measures for the Fiscal 2017 - 2019 Award Cycle
Each performance share award reflects a target number of shares (based on the fair market value of our common stock on the award date) that may be issued to the award recipient at the end of a three-year award cycle based on the achievement of performance targets that are either (a) applicable to cumulative results over the entire three-year cycle or (b) applicable only to the final fiscal year of the three-year award cycle. At the end of each award cycle, the Committee confirms performance against the applicable performance targets, and performance shares corresponding to the level of achievement during the award cycle are calculated.
In determining fiscal year 2017-2019 performance share award metrics, the Committee considered the fluid nature of the housing market and need to design metrics that would not be obsolete in the event of a change in strategy during the three-year award cycle ending with fiscal 2019. The three metrics used for the fiscal 2017-2019 award cycle were:

●
Cumulative pre-tax income (defined as the Company’s income from continuing operations, before taxes and excluding impairments and abandonments, bond losses and such other non-recurring items as the Committee may approve) over the entire three-year award cycle;

●
Return on assets, based on the ratio of Adjusted EBITDA to total assets (defined as the Company’s total assets as shown on the consolidated balance sheet included in the Company’s Form 10-K for fiscal 2019) for fiscal 2019; and

●
Debt reduction, as measured at September 30, 2019, based on the ratio of net debt (defined as the Company’s total debt as shown on the consolidated balance sheet included in the Company’s Form 10-K for fiscal 2019, less unrestricted cash) to Adjusted EBITDA for fiscal 2019.

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Determination of Shares Earned
Shares earned are based on achieving the Threshold, Target or Superior levels of performance on one or more of the metrics described above. One-third of target shares are earned for each metric achieving Threshold performance, two-thirds of target shares are earned for each metric achieving Target performance and 100% of target shares are earned for each metric achieving Superior performance.  The shares earned on the three metrics are totaled, subject to both a 175% cap and a TSR Modifier to determine the final award. As noted above, due to the limited number of shares available for issuance under the 2014 Plan, in fiscal 2019, shares earned in excess of target were paid in cash.

●
To illustrate, achievement of a Threshold level of performance on each of the three metrics would result in 33.3% of target shares earned for each metric or a total of 100% of the target number of shares, subject to adjustment based on the TSR Modifier.

●	Superior-level performance on any one metric (100%) would earn a target number of shares subject to the TSR Modifier.

●
The maximum number of shares that can be earned based on the results of the three metrics described above would be 175% of Target, even if Superior performance is achieved on all three metrics (300% of target shares). In the event of such maximum achievements, the maximum adjustment under the TSR modifier of 20% would result in shares awarded totaling no more than 210% of target.

●	For performance between Threshold and Target or between Target and Superior, straight line interpolation between such levels is applied.

●
The Committee retains the discretion to reduce the number of shares finally awarded notwithstanding the number earned pursuant to the above, and to award any amounts in excess of target in cash instead of shares.

Results for the Fiscal 2017-2019 Award Cycle

●
Cumulative pre-tax income — The performance necessary to earn a Threshold, Target and Superior payout required a cumulative pre-tax income of $140 million, $160 million and $180 million, respectively. Actual cumulative pre-tax income for the fiscal 2017-2019 award cycle was $193.4 million.

●
Return on assets — The performance necessary to earn a Threshold, Target and Superior payout required a ROA for fiscal 2019 of 9%, 10% and 11%, respectively. Actual return on assets for fiscal 2019 was 9.21%.

●
Ratio of net debt to Adjusted EBITDA — The performance necessary to earn a Threshold, Target and Superior payout required a net debt to Adjusted EBITDA ratio at the end of fiscal 2019 of no more than 6 times, 5 times and 4 times, respectively. As measured at September 30, 2019, the actual ratio of net debt to Adjusted EBITDA for fiscal 2019 was 5.9 times.

Threshold performance was exceeded for all three metrics, and a Superior performance level was exceeded for one of the metrics. For performance between Threshold and Target and between Target and Superior, straight line interpolation between such levels was applied, resulting in earned awards of 175.0% of Target. However, earned awards were subject to adjustment based on our relative TSR, as discussed below.
While our target performance awards are based on specific metrics established at the time of grant, we believe that incentive compensation should also be directly tied to shareholder value. As a result, after determining the number of shares earned based on the financial measures the following three-year relative TSR scale is applied as a modifier:

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TSR PERCENTILE RANK VS. S&P HOMEBUILDERS SELECT INDUSTRY INDEX	ADJUSTMENT TO # OF PERFORMANCE SHARES
At or above 75th Percentile	+20%
70-74th Percentile	+15%
65-69th Percentile	+10%
60-64th Percentile	+5%
40-59th Percentile	No adjustment
35-39th Percentile	-5%
30-34th Percentile	-10%
25-29th Percentile	-15%
Below 25th Percentile	-20%
After application of the TSR modifier, the recipients’ percentage of awards earned attributable to the fiscal 2017-2019 award cycle was reduced from 175.0% to 157.5% of Target. During the same 3-year period ended September 30, 2019, our TSR increased by a total of 23.5%, which was at the 34th percentile vs. peers.
As further illustration of the Committee’s commitment to linking executive compensation to shareholder value, based on our stock price as of September 30, 2019 and assuming performance at target for performance awards that are subject to actual performance in fiscal years 2020 and 2021, realizable pay for our executive management team for equity grants (including all restricted stock and performance shares granted) over the past five fiscal years (fiscal years 2015 – 2019) represents approximately 78% of their grant date value.
Accordingly, through heavy emphasis on variable, performance-based incentives with rigorous performance goals based on key business and strategic objectives and actual payouts subject to adjustment based on shareholder returns, the Committee believes our long-term incentive program appropriately aligns pay for performance while facilitating shareholder value creation.
Performance Shares Issued
Shares issued to NEOs for the fiscal 2017-2019 award cycle are set forth in the following table:

NAME	PERFORMANCE SHARES AWARD TARGET (#)	PERFORMANCE SHARES EARNED (#)*	PERFORMANCE SHARES EARNED AS A PERCENTAGE OF AWARD TARGET (%)
Allan P. Merrill	119,904	188,848	157.5
Robert L. Salomon	48,960	77,112	157.5
Keith L. Belknap**	0	0	0
* Due to the limited number of shares available under the 2014 Plan, for fiscal 2019, shares earned in excess of award target were paid in cash. As a result, Messrs. Merrill and Salomon received cash payments of $1,048,638 and $428,192 respectively, in lieu of additional shares.
** Joined the Company in 2018.
Performance Measures for 2019-2021 Performance Shares
In fiscal 2016 and 2017, we utilized a debt reduction metric for the three-year award cycles associated with the performance shares granted in fiscal 2016 and 2017 as a result of a strategic objective to aggressively reduce debt. During fiscal 2018, we successfully achieved this objective as we completed our three-year, $250 million debt reduction plan. Accordingly, in order to align our compensation program with the changing needs and circumstances of the Company, we replaced the debt reduction metric beginning with 2018-2020 performance awards with a new key strategic metric tied to the expansion of our Gatherings® product line. The Committee believes this new metric aligns with its rigorous and business strategy-focused approach and underscores its pay for performance philosophy.

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With respect to performance metrics for 2019–2021 performance awards, the Committee set the following targets:

●
Cumulative pre-tax income — The performance necessary to earn a Threshold payout requires a cumulative pre-tax income of $220 million, Target payout requires a cumulative pre-tax income of $240 million, and the performance necessary to earn a Superior payout requires a cumulative pre-tax income of at least $260 million.

●
Return on assets — The performance necessary to earn a Threshold payout requires a return on assets for fiscal 2021 of 10%, Target payout requires a return on assets of 11%, and the performance necessary to earn a Superior payout requires a return on assets for fiscal 2021 of at least 12%.

●
Gatherings communities — The specific performance targets for the Gatherings metric are not disclosed here because we believe that the disclosure would result in competitive harm to us by potentially disrupting our vendor and supplier relationships and providing competitors with insight into our business strategies beyond what is disclosed publicly. The Committee believes management’s ability to achieve the specific performance targets and the level of difficulty associated with meeting these performance targets is consistent with the other metrics for these performance shares.

Consistent with performance share awards in prior years, for 2019–2021 performance share grants, the actual number of shares earned will be based on achieving the Threshold, Target or Superior levels of performance on one or more of the metrics described above. One-third of target shares will be earned for each metric achieving Threshold performance, two-thirds of target shares will be earned for each metric achieving Target performance and 100% of target shares will be earned for each metric achieving Superior performance. The shares earned on the three metrics will be totaled, and will be subject to a 175% cap and a relative TSR Modifier in order to determine the final award. As a result, after determining the number of shares earned, the three-year relative TSR scale shown above will be applied as a modifier.
BENEFITS

Our NEOs receive the standard benefits available to all employees, including: group health (medical, dental, pharmacy, and vision), group life, accidental death and dismemberment, business travel accident, disability plans, defined contribution retirement plans (a Money Purchase Retirement Plan and a 401(k) Savings Plan), and vacation.
Deferred Compensation Plan
The Company maintains the Beazer Homes Deferred Compensation Plan, or the Deferred Plan, to provide eligible employees the opportunity to defer a portion of their current compensation. With respect to fiscal 2019, the Committee made a contribution to the Deferred Plan for the benefit of each NEO as follows: Mr. Merrill, $100,000; Mr. Salomon, $75,000, and Mr. Belknap, $50,000. These contributions are made in regular installments and are subject to several restrictions and limitations including the Committee’s right to terminate or suspend any such contribution in the future.
Other Benefits
We do not have a defined benefit pension plan or supplemental executive retirement plan. Our executive management team, including our NEOs, participate in our various benefit programs on the same terms as other employees. The Company does not provide to its NEOs supplemental executive retirement plans, company cars (or automobile reimbursements), club memberships or other significant perquisites.

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STOCK OWNERSHIP AND HOLDING REQUIREMENTS

The Company maintains a stock ownership and holding policy that requires NEOs and members of the Board of Directors to acquire and retain a meaningful level of stock ownership in the Company. In November 2019, the Board amended the policy to increase the ownership requirement for non-employee directors to 4.0 times the annual board cash retainer.
The current stock ownership requirements are based on a multiple of base salary or annual retainer, as applicable, and are as set forth below:

MULTIPLE OF BASE SALARY/ ANNUAL RETAINER
CEO	5.0 x base salary
Other NEOs	3.0 x base salary
Non-employee Directors	4.0 x annual retainer
For purposes of the stock ownership policy, the following types of share holdings are counted towards an individual’s stock ownership: (i) stock that is considered beneficially owned, (ii) two-thirds of service-based restricted stock and (iii) one-third of “in the money” stock options. Unearned performance shares do not count towards ownership requirements. Individuals subject to this policy are required to be in compliance with ownership requirements no later than the fifth anniversary of the date the individual becomes a NEO or director. As of December 11, 2019, each of our NEOs and directors was in compliance with the requirements of our stock ownership and holding policy.
The policy also requires NEOs and directors to hold 50% of net after-tax shares issued upon vesting of restricted stock or stock option exercises until their required respective stock ownership levels are achieved.
COMPENSATION CLAWBACK POLICY

In 2011, the Committee adopted an incentive compensation clawback policy that would enable the Company to clawback all or a portion of incentive compensation in the event an individual’s misconduct causes the Company to issue a restatement of its financial statements, to the extent that such individual’s incentive compensation was based on the misstated financials.
In addition, awards under our 2014 Long-Term Incentive Plan are subject not only to our existing clawback policy but any other clawback policy adopted by the Compensation Committee, and the Committee has the authority to recoup or cancel awards if a participant engages in “detrimental activity” with respect to the Company.
As described in further detail under “Executive Compensation — Potential Payments Upon Termination or Change of Control,” pursuant to the severance agreements with each of our NEOs, any incentive compensation that is paid or granted to the NEOs will be subject to recoupment under the terms thereof.
RISK CONSIDERATIONS IN OUR COMPENSATION PROGRAMS

The Committee does not believe our compensation programs encourage inappropriate risk taking. The Committee, with assistance from Pearl Meyer, arrived at this conclusion for the following reasons:

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●
Our employees receive both fixed and variable compensation. The fixed portion provides a steady income regardless of the Company’s stock price or financial performance. This allows executives to focus on the Company’s business without an excessive focus on the Company’s stock price.

●	Incentive award opportunities are tied to multiple metrics over various time periods that align with key strategic objectives.

●	Incentive award opportunities are capped, with incentive payouts subject to clawback provisions.

●	Our equity awards for executives generally vest over three-year periods, which discourages short-term risk taking.

●	Our equity ownership and holding requirements encourage a long-term perspective by our executives.

●	Our equity compensation plan provides that our executives’ unvested long-term equity compensation is forfeited upon voluntary termination.

TAX LEGISLATION RELATED TO COMPENSATION

Historically, it has been the Committee’s general policy to consider whether particular payments and awards are deductible by the Company for federal income tax purposes under Section 162(m) of the Internal Revenue Code. Section 162(m) has limited the deductibility for federal income tax purposes of compensation payments to certain executive officers in excess of $1 million, subject to certain exemptions and exceptions for qualified performance-based compensation. Although the Committee has taken into consideration the provisions of Section 162(m), being eligible for tax deductibility has not been a primary focus, but one consideration among many in the design of our executive compensation programs.
On December 22, 2017, H.R. 1, the “Tax Cuts and Jobs Act” was signed into law. The new law repeals certain exceptions to the deductible limit for performance-based compensation for tax years beginning after 2017. In addition, the new law requires compensation of the principal executive officer, principal financial officer and three highest compensated officers (“covered employees”) to be subject to the limit. Once an employee is treated as a covered employee in a tax year after December 31, 2016, the individual remains a covered employee for all future years, including once they are no longer employed by the corporation or with respect to payments made after the death of a covered employee. The new law does provide for a transition rule to these Section 162(m) changes whereby the expansion of the rules mentioned above does not apply to remuneration paid under a written, binding contract in effect on November 2, 2017, which is not materially modified on or after this date. While the Compensation Committee cannot predict how our compensation policies may be further affected by this limitation, it is anticipated that certain compensation paid to our executives that have not met the requirements of this new law will not be deductible.
Internal Revenue Code section 409A requires “nonqualified deferred compensation plans” to meet requirements in order to avoid acceleration of the recipient’s federal income taxation of the deferred compensation. The Internal Revenue Service issued final regulations in April 2007 regarding the application of Section 409A, which were generally effective January 1, 2009. Prior to effectiveness, companies were expected to comply in “good faith” with the statute, taking note of the interim guidance issued by the Internal Revenue Service. We provide benefits through several plans that are intended to meet the requirements of the final regulations.

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REPORT OF THE
COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management. Based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis set forth above be included in this Proxy Statement.
PETER M. ORSER (CHAIR)
BRIAN C. BEAZER
NORMA A. PROVENCIO
DANNY R. SHEPHERD
DAVID J. SPITZ
The Members of the Compensation Committee

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EXECUTIVE
COMPENSATION
SUMMARY COMPENSATION TABLE

The table below summarizes compensation information for our named executive officers for the fiscal years 2019, 2018 and 2017.

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($) (1)	STOCK OPTIONS ($) (2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (3)	ALL OTHER COMPENSATION ($) (4)	TOTAL ($)
Allan P. Merrill President and Chief Executive Officer	2019	950,000	—	2,981,558	21,850	1,128,332	108,400	5,190,140
	2018	949,231	—	3,030,152	—	2,064,537	108,250	6,152,170
	2017	900,000	—	2,380,694	—	2,380,849	110,023	5,771,566
Robert L. Salomon Executive Vice President and Chief Financial Officer	2019	599,038	—	1,255,391	—	530,281	83,400	2,468,110
	2018	549,616	—	1,023,342	—	845,092	83,273	2,501,323
	2017	525,000	—	972,101	—	925,886	80,882	2,503,869
Keith L. Belknap Executive Vice President and General Counsel	2019	499,038	—	784,616	—	395,906	58,154	1,737,714
	2018	320,192	—	608,521	—	651,959	44,490	1,625,162

Represents the aggregate grant date fair value of restricted stock and performance shares awarded in each of the fiscal years indicated above, determined in accordance with FASB ASC Topic 718. These are not amounts paid to or realized by the NEOs. The grant date fair value of the performance shares was calculated based on a “Monte Carlo” simulation model, which utilizes numerous arbitrary assumptions about financial variables that determine the probability of satisfying the performance conditions stipulated in the award. Further information regarding the valuation of stock and option awards can be found in Notes 2 and 16 to our Consolidated Financial Statements in our 2019 Form 10-K. We caution that the amounts reported in the table for equity-related awards and, therefore, total compensation, may not represent the amounts that each NEO will actually realize from the awards. Whether, and to what extent, an NEO realizes value will depend on a number of factors, including Company performance and stock price. For more information on restricted stock and performance shares, see “Compensation Discussion and Analysis — Elements of Fiscal 2019 Compensation Program — Long-Term Incentive Compensation” above.

Represents the grant date fair value of an option to purchase 5,000 shares of common stock with a per share exercise price of $9.62. For more information, see Note 6 to the Grants of Plan-Based Awards Table below.

Amounts in this column are paid pursuant to the Company’s short-term incentive plan as described under “Compensation Discussion and Analysis — Elements of Fiscal 2019 Compensation Program — Short-Term Incentive Compensation” above.

For information on All Other Compensation, see table below.

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ALL OTHER COMPENSATION

The table below provides a detailed breakdown of the amounts for fiscal 2019 under “All Other Compensation” in the Summary Compensation Table above.

NAME	YEAR	DEFERRED COMPENSATION OR DISCRETIONARY LUMP SUM CONTRIBUTIONS ($)	401(K) COMPANY MATCH ($)	TOTAL ($)
Allan P. Merrill	2019	100,000	8,400	108,400
Robert L. Salomon	2019	75,000	8,400	83,400
Keith L. Belknap	2019	50,000	8,154	58,154
GRANTS OF PLAN-BASED AWARDS TABLE

The following table shows information about eligible or granted plan-based awards for fiscal 2019 to our NEOs.

NAME	AWARD TYPE (1)	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (2)			ESTIMATED FUTURE ISSUANCES OF SHARES UNDER EQUITY INCENTIVE PLANS (3)			ALL OTHER STOCK-BASED AWARDS (#) (4)	GRANT DATE FAIR VALUE OF STOCK- BASED AWARDS ($) (5)	ALL OTHER OPTION AWARDS (#)(6)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	SUPERIOR (#)
Allan P. Merrill	BP	11/15/18	712,500	1,425,000	2,850,000	—	—	—	—	—	—	—
	RS	11/15/18	—	—	—	—	—	—	96,741	949,997	—	—
	PS	11/15/18	—	—	—	—	193,482	406,312	—	2,031,561	—	—
	NQSO	05/22/19	—	—	—	—	—	—	—	—	5,000	9.62
Robert L. Salomon	BP	11/15/18	300,000	750,000	1,200,000	—	—	—	—	—	—	—
	RS	11/15/18	—	—	—	—	—	—	40,733	399,998	—	—
	PS	11/15/18	—	—	—	—	81,466	171,079	—	855,393	—	—
Keith L. Belknap	BP	11/15/18	250,000	500,000	1,000,000	—	—	—	—	—	—	—
	RS	11/15/18	—	—	—	—	—	—	25,458	249,998	—	—
	PS	11/15/18	—	—	—	—	50,916	106,924	—	534,618	—	—

Award Type: “BP” means potential cash awards under 2019 Short-Term Incentive Plan; “RS” means shares of time-vesting restricted stock; “PS” means performance shares.

Amounts represent the range of possible cash payouts for fiscal 2019 under the 2019 Short-Term Incentive Plan, as described under “Compensation Discussion and Analysis — Elements of Fiscal 2019 Compensation Program — Short-Term Incentive Compensation” above. The awards that were earned based on actual performance for fiscal 2019 were paid in November 2019 and are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

Represents the range of shares of Common Stock that may vest after the end of the three-year award cycle applicable to a performance share award, assuming achievement of threshold, target and superior performance. See “Compensation Discussion and Analysis — Elements of Fiscal 2019 Compensation Program — Long-Term Incentive Compensation — Performance Measures for 2019-2021 Performance Shares” above.

Represents time-vested restricted stock. The shares of restricted stock generally vest in equal installments on the first, second and third anniversaries of the grant date. See “Compensation Discussion and Analysis — Elements of Fiscal 2019 Compensation Program — Long-Term Incentive Compensation — Restricted Stock” above.

See footnote 1 to the Summary Compensation Table above for an explanation of the calculation of the grant date fair value of stock-based awards.
Represents an option to purchase 5,000 shares of common stock with a per share exercise price of $9.62, the closing price of common stock on the NYSE on the date of grant. The option was awarded in connection with a 2019 employee stock option program that matches open market purchases of common stock with the grant of stock options on a 1:1 basis, up to a maximum of 5,000 shares per employee, with a term of eight years. The program was available to all full-time employees of the Company, with vesting of options on the second anniversary of the grant dates, subject to continued employment through the vesting date.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

The following table provides information with respect to outstanding unexercised options and unvested performance-based restricted stock and time-based restricted stock held by our NEOs at September 30, 2019.

			OPTION AWARDS				STOCK AWARDS
NAME	GRANT DATE		NUMBER OF SECURITIES UNDERLYING OPTIONS/SSARS		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OF STOCK THAT HAVE NOT VESTED (#) (1)	MARKET VALUE OF SHARES OF STOCK THAT HAVE NOT VESTED ($) (2)	NUMBER OF PER- FORMANCE SHARES THAT HAVE NOT VESTED (#)		MARKET VALUE OF PERFOR- MANCE SHARES THAT HAVE NOT VESTED ($) (3)
			(#)
			EXERCISABLE	UNEXERCIS-ABLE
Allan P. Merrill	11/16/11		58,264	—	10.80	11/16/19	—	—	—		—
	11/14/12		86,000	—	13.33	11/14/20	—	—	—		—
	11/8/13		86,000		19.11	11/8/21	—	—	—		—
	5/22/19		—	5,000	9.62	5/22/27	—	—	—		—
	11/17/16		—	—	—	—	19,984	297,762	—		—
	11/17/16	(4)	—	—	—	—	—	—	119,904	(4)	1,786,570
	11/16/17		—	—	—	—	30,955	461,230	—		—
	11/16/17	(5)	—	—	—	—	—	—	92,864	(5)	1,383,674
	11/15/18		—	—	—	—	96,741	1,441,441	—		—
	11/15/18	(6)	—	—	—	—	—	—	193,482	(6)	2,882,882
Robert L. Salomon	11/16/11		20,392	—	10.80	11/16/19	—	—	—		—
	11/14/12		30,200	—	13.33	11/14/20	—	—	—		—
	11/8/13		30,200	—	19.11	11/8/21	—	—	—		—
	11/17/16		—	—	—	—	8,160	121,584	—		—
	11/17/16	(4)	—	—	—	—	—	—	48,960	(4)	729,504
	11/16/17		—	—	—	—	10,454	155,765	—		—
	11/16/17	(5)	—	—	—	—	—	—	31,362	(5)	467,294
	11/15/18		—	—	—	—	40,733	606,922	—		—
	11/15/18	(6)	—	—	—	—	—	—	81,466	(6)	1,213,843
Keith L. Belknap	1/8/18		—	—	—	—	6,266	93,363	—		—
	1/8/18	(5)	—	—	—	—	—	—	18,796	(5)	280,060
	11/15/18		—	—	—	—	25,458	379,324	—		—
	11/15/18	(6)	—	—	—	—	—	—	50,916	(6)	758,648

Award vests ratably over a three-year period.
Reflects the value using the closing price of common stock on the NYSE on the last trading day of fiscal year 2019 (September 30, 2019) of $14.90 per share.
“Market value” is calculated by multiplying the number of shares that have not vested by the closing price of common stock on the NYSE on September 30, 2019 of $14.90 per share.

Represents performance shares awarded in fiscal 2017 for a three-year award cycle (fiscal 2017 through fiscal 2019). The performance shares shown are based on actual performance and represent the award target. Shares earned in excess of award target were paid in cash. As a result, Messrs. Merrill and Salomon received cash payments of $1,048,638 and $428,192, respectively. See “Compensation Discussion and Analysis — Elements of Fiscal 2019 Compensation Program — Long-Term Incentive Compensation — Performance Shares” above. These performance shares vested in November 2019. For more information regarding these performance shares, see pages 28-30 of the Company’s proxy statement for the 2018 annual meeting of stockholders filed with the SEC on December 15, 2017.

Represents performance shares awarded in fiscal 2018 for a three-year award cycle (fiscal 2018 through fiscal 2020). The performance shares shown assume target performance for the award cycle. For more information regarding these performance shares, see pages 25-27 of the Company’s proxy statement for its 2018 annual meeting of stockholders filed with the SEC on December 21, 2018.

Represents performance shares awarded in fiscal 2019 for a three-year award cycle (fiscal 2019 through fiscal 2021). The performance shares shown assume target performance for the award cycle. See “Compensation Discussion and Analysis — Elements of Fiscal 2019 Compensation Program — Long-Term Incentive Compensation — Performance Measures for 2019-2021 Performance Shares” above.

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OPTION EXERCISES AND STOCK VESTED TABLE

The table below provides supplemental information relating to the value realized upon the exercise of stock options and upon the vesting of restricted stock during fiscal 2019 for each NEO.

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED UPON VESTING ($)
Allan P. Merrill	200,491	2,100,887
Robert L. Salomon	80,774	846,668
Keith L. Belknap	3,132	36,363
NON-QUALIFIED DEFERRED COMPENSATION TABLE

The table below provides supplemental information relating to compensation deferred during fiscal 2019 under the terms of the Beazer Homes Deferred Compensation.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)	COMPANY CONTRIBUTIONS IN LAST FY ($)	AGGREGATE EARNINGS/ (LOSSES) IN LAST FY ($) (1)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE ($) (2)
Allan P. Merrill	0	100,000	47,179	0	1,550,213
Robert L. Salomon	0	75,000	20,762	0	654,405
Keith L. Belknap	0	50,000	4,611	0	91,648

Represents amounts of earnings on the balance of the participants’ accounts that are attributable to the performance of independently managed funds available to and selected by each participant under the Deferred Plan and in which deferred amounts are deemed to be invested. None of the earnings in this column are included in the “Summary Compensation Table” above because they were not preferential or above-market.
Aggregate balances include unvested amounts of Company contributions.
Narrative Disclosure to Non-Qualified Deferred Compensation Table
Under the Deferred Plan, participants select from a menu of investment options which track a variety of independently managed benchmark funds in which the funds are deemed to be invested. The return on the underlying investments determines the amount of earnings and losses that are credited or debited to the participants’ account. There is no guaranteed rate of return on these funds and the rate of return depends on the participants’ deemed investment option elections and on the market performance of the underlying funds. Deferred amounts and Company contributions are deposited in a trust that qualifies as a grantor trust under the Internal Revenue Code. Our obligations under the Deferred Plan are unsecured general obligations and rank equally with our other unsecured general creditors. Amounts deferred by participants and earnings and losses thereon are 100% vested.

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POTENTIAL PAYMENTS UPON TERMINATION OR
CHANGE OF CONTROL

SEVERANCE AND CHANGE IN CONTROL AGREEMENTS
We have entered into severance and change in control agreements with each of our named executive officers. These agreements set forth each executive’s then current base salary, eligibility to receive awards pursuant to short-term and long-term incentive compensation programs, deferred compensation and severance payments, all of which are described in greater detail below. The agreements are substantially identical in non-economic terms, and set forth each executive’s non-competition and non-solicitation, confidentiality and intellectual property obligations. Base salaries, performance metrics and actual target opportunities for any given year remain within the discretion of the Company’s Compensation Committee.
The agreements provide for a lump sum severance payment in the event of a “change of control” of the Company followed by a termination of the executive without “cause” or a resignation by the executive for “good reason” within two years of the change of control. In such event, the severance payment for Mr. Merrill would be three times the sum of his then current base salary and annual cash incentive bonus target for the fiscal year in which the termination occurs, and, in the case of Messrs. Salomon and Belknap, the severance payments would be two times the sum of the executive’s then current base salary and target annual incentive bonus for the fiscal year in which the termination occurs, in each case payable in a lump sum.
Where there is no “change of control,” in the event of a termination of the executive without “cause” or a resignation by the executive for “good reason,” such executive would receive a severance payment. The severance payment for Mr. Merrill in this situation would be (1) two times the sum of his then current base salary and target annual incentive bonus for the fiscal year in which the termination occurs, payable in equal installments over twelve months, and (2) a pro rata annual incentive bonus for the fiscal year in which the termination occurs calculated based on actual performance for the year, payable at the same time bonuses are paid to other executives. For Messrs. Salomon and Belknap, the severance payment would be (1) one and one-fourth times the sum of the executive’s then current base salary and target annual incentive bonus for the fiscal year in which termination occurs, payable in equal installments over twelve months, and (2) a pro rata annual incentive bonus for the fiscal year in which the termination occurs calculated based on actual performance for the year, payable at the same time bonuses are paid to other executives. No severance will be payable in the event the executive is terminated for “cause” or the executive resigns without “good reason.”
The agreements do not entitle the executives to any extension or continuation of employee benefits after termination, except in the event the executive is entitled to receive severance pay, in which case the executive may receive up to twelve months of coverage under the group health, dental and vision plans the executive participated in prior to termination. In addition, there is no provision to “gross up” any payment to account for taxes for which the executive may be liable. Under the agreements, any incentive compensation that is paid or granted to the executives will be subject to recoupment under the terms of the Company’s “clawback” policy.
DISPOSITION OF OUTSTANDING EQUITY AWARDS
The severance and change in control agreements with each of our named executive officers also govern the disposition of outstanding equity awards issued under our 2014 Long-Term Incentive Plan in the event the executive’s employment is terminated under various scenarios or in the event there is a change in control of the Company.
Termination of Employment by the Company with Cause or Resignation by Executive
Pursuant to the severance agreements, equity grants under our 2014 Long-Term Incentive Plan provide that all unvested awards will be forfeited in the event the executive is terminated by the Company for “cause” or the executive voluntarily resigns and the resignation is not within two years after of a change in control of the Company.

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Termination of Employment by the Company without “Cause,” by Executive for Good Reason or Retirement
If the executive’s employment is terminated by the Company without cause, the executive resigns for “good reason,” or the executive retires, unvested equity grants under our 2014 Long-Term Incentive Plan will generally vest as follows:
• awards that vest solely on a time basis will vest pro rata based on the number of months the executive was employed during the applicable vesting period; and
• awards that vest based on the Company’s performance will vest pro rata based on the Company’s performance during the applicable performance period and the number of months the executive was employed during such period.
Death or Disability
If the executive’s employment is terminated due to death or disability, all unvested equity grants under our 2014 Long-Term Incentive Plan will fully vest.
Change of Control
In the event of an anticipated change in control of the Company, the Company’s Compensation Committee has the authority to determine that awards granted under our 2014 Long-Term Incentive Plan:
• will be continued by the Company (if the Company is the surviving entity);
• will be assumed by the surviving entity or its parent or subsidiary; or
• will be substituted for by the surviving entity or its parent or subsidiary with an equivalent award for the outstanding award.
If an award is continued, assumed or substituted upon a change in control, such award will generally provide similar terms and conditions and preserve the same benefits as the outstanding award that is being continued or replaced, and, in the event executive’s employment is terminated without cause or the executive terminates his employment for good reason within two years following the change in control, the unvested outstanding award (or assumed or substituted award) will fully vest. Awards that are not continued, assumed or substituted upon a change of control will fully vest, subject to the Compensation Committee's discretion.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL TABLE
The table below summarizes the compensation payable to each NEO in the event of termination of employment. The amount of compensation payable to each NEO in each situation is listed, assuming termination had occurred on the last day of our most recent fiscal year, September 30, 2019. All equity awards have been valued as of September 30, 2019, the last trading day in the fiscal year.

		TYPE OF TERMINATION
NAME	PAYMENT OR BENEFIT TYPE	TERMINATION FOLLOWING CHANGE OF CONTROL WITHOUT CAUSE ($)	DEATH OR DISABILITY ($)	WITHOUT CAUSE OR FOR GOOD REASON ($)
Allan P. Merrill	Severance	7,125,000	—	5,878,332
	Vesting of Unvested Long-Term Awards	8,253,557	8,279,957	4,350,683
	Benefits Continuation	17,405	—	17,405
	Total	15,395,962	8,279,957	10,246,420
Robert L. Salomon	Severance	2,700,000	—	2,217,781
	Vesting of Unvested Long-Term Awards	3,294,911	3,294,911	1,701,248
	Benefits Continuation	13,907	—	13,907
	Total	6,008,818	3,294,911	3,932,936
Keith L. Belknap	Severance	2,000,000	—	1,645,906
	Vesting of Unvested Long-Term Awards	1,511,397	1,511,397	1,036,121
	Benefits Continuation	18,270	—	18,270
	Total	3,529,667	1,511,397	2,700,297

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PAY RATIO

The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee.
We identified the median employee using the employee population on September 30, 2019 that received taxable compensation (other than our Chief Executive Officer) for the fiscal year 2019 , which included our reviewing gross compensation, excluding equity, within the fiscal year 2019. Compensation was annualized for employees who joined the Company during the fiscal year. The annual total compensation of our median employee (other than the Chief Executive Officer) for the fiscal year 2019 was $101,513. As disclosed in the Summary Compensation Table above, our Chief Executive Officer’s annual total compensation for fiscal 2019 was $5,190,140. For purposes of determining the ratio, the annual total compensation of the CEO and the median employee includes the dollar value of non-discriminatory health and welfare benefit contributions made by the Company, which are not required to be reported as compensation in the Summary Compensation Table. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 51:1.
For fiscal 2019, long-term equity-based compensation comprised 58% of our CEO’s compensation, the ultimate value of which is related directly to company and common stock performance. As a result of this emphasis on equity and stockholder alignment, the CEO pay ratio is 22:1 when utilizing a methodology for determining the median employee that excludes equity.
This information is being provided for compliance purposes. Because SEC rules permit significant flexibility in terms of approaches used to calculate compensation and identify the median employee, comparisons of pay ratios among companies may not be very meaningful, even for companies within the same industry. Neither the Compensation Committee nor the executives of our Company used the pay ratio measure in making compensation decisions.

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PROPOSAL 4 –
APPROVAL OF AMENDED AND RESTATED
2014 LONG-TERM INCENTIVE PLAN
BACKGROUND
On February 6, 2014, our stockholders approved the Company’s 2014 Long-Term Incentive Plan (as amended, the “2014 Plan”) and authorized issuance of 2,000,000 shares under the 2014 Plan. On February 3, 2017, our stockholders approved an amendment to the 2014 Plan, which, among other things, authorized the issuance of an additional 1,850,000 shares. As of December 11, 2019, only 622,975 shares remain available for future issuance under the 2014 Plan (the “Remaining Shares”), which will not be sufficient to fund grants at competitive levels for fiscal year 2021 and beyond. On November 6, 2019, our Board approved the Amended and Restated 2014 Long-Term Incentive Plan (the “Amended 2014 Plan”), subject to approval by our stockholders at the Annual Meeting, and is now asking our stockholders to approve the Amended 2014 Plan. The Amended 2014 Plan would amend and restate the 2014 Plan as follows:
•Increase the number of shares available under the 2014 Plan from 3,850,000 to 5,550,000.
•In addition to retaining individual participant award limits, limit the maximum value of equity awards that may be granted to any non-employee director during any fiscal year to $350,000.
•Extend the term of the 2014 Plan to 10 years from the date of the Annual Meeting.
•Added a requirement that all awards are subject to a minimum one-year vesting period, except for vesting due to death, disability or awards that, in the aggregate, do not exceed five percent (5%) of the total number of shares available under the 2014 Plan.
•Clarified that dividends or dividend equivalents will not be paid until the underlying award becomes vested.
•Update the share withholding rules to be consistent with revised accounting rules.
•Make certain other conforming changes consistent with the foregoing.
All other terms of the 2014 Plan will remain in effect.
Selected Data as of December 11, 2019
Set forth below is information regarding awards currently outstanding under the 2014 Plan and the 2010 Equity Incentive Plan (the "2010 Plan"), which are the Company's only outstanding equity incentive plans. The Company made annual award grants to employees and non-employee directors in November 2019, and those awards are included in the data below. The 2010 Plan expires on February 3, 2020 and no additional awards will be granted under that plan.

Stock options outstanding	400,287
Weighted average exercise price	$15.35
Weighted average remaining contractual life	2.75
Restricted shares outstanding	634,586
Performance shares outstanding	796,024
Shares remaining for grant under the 2014 Plan	622,975
Shares remaining for grant under the 2010 Plan	160
Common stock outstanding	31,383,048

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Purpose of the Amended 2014 Plan and Why You Should Vote to Approve It
The objectives of the Amended 2014 Plan are to (1) attract and retain employees, non-employee directors, consultants, advisors and other persons who perform services for the Company by providing compensation opportunities that are competitive with other companies; (2) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (3) align the long-term financial interests of employees and other individuals who are eligible to participate in the Amended 2014 Plan with those of stockholders and reinforce key strategic objectives in support of long-term value creation.
The Amended 2014 Plan authorizes the Compensation Committee to provide equity-based compensation in the form of stock options, SARs, restricted stock, restricted stock units (“RSUs”), performance shares, performance units, other stock-based awards and long-term incentive compensation awards for the purpose of providing our officers and other employees, and those of our subsidiaries, and non-employees who provide services to the Company, incentives and rewards for performance. In conjunction with independent compensation consultants we have designed the Amended 2014 Plan to reflect our commitment to effective management of equity-based incentive compensation. We have designed the Amended 2014 Plan to ensure that it implements best practices in long-term compensation plan design, and that we continue to operate the plan in an effective manner. The details of the key design elements of the Amended 2014 Plan are set forth in the section entitled “—Plan Summary” below.
The use of our stock as part of our compensation program is important to our continued success because we believe it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. Equity-based compensation aligns the compensation interests of our employees with the interests of our stockholders and promotes a focus on long-term value creation because our equity-based compensation awards can be subject to time-based vesting and/or performance criteria.
As further described in the section entitled “Compensation Discussion and Analysis” beginning on page 20 of this Proxy Statement, we believe our future success depends in large part on our ability to attract, motivate and retain high quality employees. Our ability to provide awards under our long-term compensation plans is critical to achieving this success. As described above, the number of shares remaining available for future grants under the Amended 2014 Plan is very limited. If the Amended 2014 Plan is not approved, we would be at a severe competitive disadvantage as we would not be able to use equity-based awards to recruit and compensate our officers and other employees. In such a circumstance, the Company could be faced with losing key talent or using cash incentives.
If the Amended 2014 Plan is approved, we intend to utilize the shares authorized to continue our practice of incentivizing key individuals through annual equity-based grants. We expect that the authorized share request will allow us to continue to grant long-term incentives for the next three years, subject to future stock prices and participation levels. We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity-based compensation awards dilute shareholder equity, so we have carefully managed our equity-based incentive compensation. Our equity-based compensation practices are targeted to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.

In evaluating this proposal, stockholders should specifically consider the information set forth under the section entitled “—Plan Summary” below.

Plan Summary
The following summary of the material terms of the Amended 2014 Plan is qualified in its entirety by reference to the full text of the Amended 2014 Plan, which is attached as Appendix I to this Proxy Statement.
The Amended 2014 Plan is not a tax-qualified deferred compensation plan under Section 401(a) of the Code, and is not intended to be an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974.
Administration of the Amended 2014 Plan. The Amended 2014 Plan will continue to be administered by the Compensation Committee or such other committee consisting of two or more members as may be appointed by the Board (in each case, the “Committee”). The Committee will determine the individuals to whom awards will be granted, the

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number of shares subject to an award, and the other terms and conditions of an award. So long as our shares are traded on the NYSE, all of the members of the Committee must be independent directors within the meaning of the listing standards of the NYSE relating to corporate governance matters. If any member of the Committee does not qualify as a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, the Board will appoint a subcommittee of the Committee, consisting of at least two members of the Board who qualify as “non-employee directors”, to grant awards to officers and members of the Board who are subject to Section 16 of the Exchange Act (“Insiders”). References to the Committee in this summary include and, as appropriate, apply to any such subcommittee.
Subject to the express provisions of the Amended 2014 Plan, the Committee is authorized and empowered to do all things that the Committee in its discretion determines to be necessary or appropriate in connection with the administration and operation of the Amended 2014 Plan. The Committee may delegate its authority to one or more of its members (but not less than two members with respect to Insiders). To the extent permitted by law and applicable stock exchange rules, the Committee may also delegate its authority to one or more persons who are not members of the Board, except that no such delegation will be permitted with respect to Insiders.
Eligible Participants. Employees of the Company or certain affiliates, non-employee members of the Board, and any other individual who provides bona fide services to the Company or certain affiliates not in connection with the offer or sale of securities in a capital raising transaction (subject to certain limitations) are eligible for selection by the Committee for the grant of awards under the Amended 2014 Plan. While all employees of the Company are potentially eligible to receive awards under the Amended 2014 Plan, the Company has historically granted awards under its long-term incentive plans to a more limited group of approximately 55 employees and non-employee directors.
Types of Awards. The Amended 2014 Plan provides for the grant of non-qualified stock options (“NQSOs”), incentive stock options (“ISOs”), SARs, restricted stock, RSUs, performance shares, performance units, other stock-based awards and long-term incentive compensation awards to eligible participants. ISOs may only be granted to employees of the Company or its subsidiaries.
Minimum Vesting Requirements. No award may be subject to a vesting period of less than one year from the date of grant, except in the case of death or disability of the participant and, if the Amended 2014 Plan is approved, with respect to awards which in the aggregate do not exceed five percent (5%) of the total number of shares available under the Amended 2014 Plan.
Award Pool. The number of shares that will be available for issuance pursuant to awards granted under the Amended 2014 Plan is 5,550,000 shares, which includes the Remaining Shares (the “Award Pool”), subject to adjustment as described in the 2014 Plan. In determining the number of shares to request for the Amended 2014 Plan, the Committee worked with Pearl Meyer, the Committee’s independent compensation consultant, to evaluate our recent share usage, our share availability under prior long term incentive plans, our historical burn rate under the 2014 Plan, the potential cost to stockholders of the new share request under Amended 2014 Plan, and the overhang cost associated with outstanding equity-based awards that we granted previously. The shares issued by the Company under the Amended 2014 Plan will be authorized but unissued shares or shares currently held (or subsequently acquired) as treasury shares, including shares purchased on the open market or in private transactions.
Each NQSO, ISO, and SAR that may be settled in shares will be counted as one share and deducted from the Award Pool. SARs that may not be settled in shares will not result in a reduction of the Award Pool.
Each share of restricted stock, each share-settled RSU, and each other stock-based/stock-settled award will be counted as one share and deducted from the Award Pool (restricted stock units and other stock-based awards that may not be settled in shares will not result in a deduction from the Award Pool).
Each performance share that may be settled in shares will be counted as one share (based on the number of shares that would be paid for achievement of target performance) and deducted from the Award Pool. A performance unit that may be settled in shares will be counted as a number of shares (based on the number of shares that would be paid for achievement of target performance), with the number determined by dividing the value of the performance unit at the time of grant by the fair market value of a share at the time of grant (the closing price of a share of the Company on the NYSE on the immediately preceding trading day), and the resulting number of shares will be deducted from the Award Pool. If a performance share or performance unit is later settled based on above-target performance, the actual number of shares

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corresponding to the above-target performance, calculated pursuant to the applicable methodology specified above, will be deducted from the Award Pool at the time of settlement; in the event that the Award is later settled based upon below-target performance, the actual number of shares corresponding to the below-target performance, calculated pursuant to the applicable methodology specified above, will be added back to the Award Pool. Performance shares and units that may not be settled in shares will not result in a reduction in the Award Pool. If shares awarded or subject to issuance under the Amended 2014 Plan are not issued, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of restricted stock or an RSU or the termination, expiration or cancellation of an NQSO, ISO, SAR, performance share or performance unit or the settlement of an award in cash in lieu of shares, that number of shares will be added back to the Award Pool.
Limitation on Share Recycling. The Amended 2014 Plan provides that if the tax withholding obligation, exercise price or purchase price under an award is satisfied by the Company retaining shares that otherwise would have been issued in settlement of the award or by shares tendered by the participant, the number of shares so retained or tendered will not be added back to the Award Pool. In addition, any shares that are purchased by the Company with proceeds from the exercise of an award shall not be added back to the Award Pool.
Individual Limits. Subject to adjustment as described in the Amended 2014 Plan, the maximum number of NQSOs, ISOs, and SARs that, in the aggregate, may be granted pursuant to awards in any one fiscal year to any one participant is 750,000, the maximum number of shares of restricted stock and RSUs that, in the aggregate, may be granted pursuant to awards in any one fiscal year to any one participant is 250,000 shares and units, the maximum number of performance units (valued as of the grant date) that, in the aggregate, may be granted pursuant to awards in any one fiscal year to any one participant is 500,000 shares (to the extent settled in shares) or $3,000,000 (to the extent settled in cash), the maximum number of performance shares and other stock-based awards that, in the aggregate, may be granted pursuant to awards in any one fiscal year to any one participant is 500,000, and the maximum long-term incentive compensation awards that, in the aggregate, may be granted pursuant to awards in any one fiscal year to any one participant is $3,000,000. In addition, if the Amended 2014 Plan is approved, the maximum fair value of equity awards that, in the aggregate, may be granted in any one fiscal year to any one non-employee director is $350,000. The limitations on performance shares, performance units and other awards will be applied based on the maximum amount that could be paid under each such award.
Adjustments. The Committee will make equitable adjustments in the number and class of securities available for issuance under the Amended 2014 Plan (including under any awards then outstanding), the number and type of securities subject to the individual limits set forth in the Amended 2014 Plan, and the terms of any outstanding award, as it determines are necessary and appropriate, to reflect any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off combination, or exchange of shares, distribution to stockholders (other than an ordinary cash dividend), or similar corporate transactions or events.
Stock Options. A stock option provides the participant with the right to buy a specified number of shares at a specified price (“exercise price”) after certain conditions have been met. The Committee may grant both NQSOs and ISOs under the Amended 2014 Plan. The tax treatment of NQSOs is different from the tax treatment of ISOs, as explained in the section below entitled “—Certain Federal Income Tax Consequences.” The Committee will determine and specify in the award agreement whether the option is an NQSO or ISO, the number of shares subject to the option, the exercise price of the option and the period of time during which the option may be exercised (including the impact of a termination of employment). A participant receiving options will not possess voting rights and will accrue dividend equivalents on options only to the extent provided in the agreement relating to the award. Any rights to dividend equivalents on options will be subject to the same restrictions on vesting and payment as the underlying award. No option can be exercisable more than ten years after the date of grant and the exercise price of a stock option must be at least equal to the fair market value of a share on the date of grant of the option.
A participant may pay the exercise price under an option in cash; in a cash equivalent approved by the Committee; if approved by the Committee, by tendering previously-acquired shares (or delivering a certification or attestation of ownership of such shares) having an aggregate fair market value at the time of exercise equal to the total option price (provided that the tendered shares must have been held by the participant for any period required by the Committee); or by a combination of these payment methods. The Committee may also allow cashless exercises as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the

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Committee determines to be consistent with the Amended 2014 Plan’s purpose and applicable law. No certificate representing a share (to the extent shares are so evidenced) will be delivered until the full option price has been paid.
Stock Appreciation Rights (SARs). A SAR entitles the participant to receive cash, shares, a combination thereof, or such other consideration as the Committee may determine, in an amount equal to the excess of the fair market value of a share on the exercise date over the grant price for the SAR, after certain conditions have been met. The Committee will determine and specify in the SAR award agreement the number of shares subject to the SAR, the grant price, which generally must be at least equal to the fair market value of a share on the date of grant of the SAR, and the period of time during which the SAR may be exercised (including the impact of a termination of employment). A participant receiving SARs will not possess voting rights and will accrue dividend equivalents on SARs only to the extent provided in the agreement relating to the award. Any rights to dividend equivalents on SARs will be subject to the same restrictions on vesting and payment as the underlying award. No SAR can be exercisable more than ten years after the date of grant. SARs may be granted in tandem with a stock option or independently. If a SAR is granted in tandem with a stock option, the participant may exercise the stock option or the SAR, but not both.
Restricted Stock and Restricted Stock Units (RSUs). The Committee will specify the terms of a restricted stock or RSU award in the award agreement, including the number of shares of restricted stock or units; the purchase price, if any, to be paid for such restricted stock/unit, which may be more than, equal to, or less than the fair market value of a share and may be zero; any restrictions applicable to the restricted stock/unit such as continued service or achievement of performance goals; subject to the minimum vesting requirements, the length of the restriction period and whether any circumstances, such as death or disability, shorten or terminate the restriction period; the rights of the participant during the restriction period to vote and receive dividends in the case of restricted stock or to receive dividend equivalents in the case of RSUs that accrue dividend equivalents; and whether restricted stock units will be settled in cash, shares or a combination of both. Any rights to dividends or dividend equivalents will be subject to the same restrictions on vesting and payment as the underlying award.
Performance Shares and Performance Units. A performance share will have an initial value equal to the fair market value of a share on the date of grant. A performance unit will have an initial value that is established by the Committee at the time of grant. In addition to any non-performance terms applicable to the performance share or performance unit, the Committee will set performance goals which, depending on the extent to which they are met, will determine the number or value of the performance shares or units that will be paid out to the participant. The Committee may provide for payment of earned performance shares/units in cash or in shares or in the form of other awards granted under the Amended 2014 Plan which have a fair market value equal to the value of the earned performance shares/units at the close of the applicable performance period.
Performance shares/units will not possess voting rights and will accrue dividend equivalents only to the extent provided in the agreement relating to the award; provided, however, that rights to dividend equivalents are permitted only to the extent they comply with, or are exempt from, Section 409A of the Code (“Section 409A”). Any rights to dividend equivalents will be subject to the same restrictions on vesting and payment as the underlying award.
Long-Term Incentive Compensation Awards. The Committee will have the authority to grant long-term performance-based incentive compensation awards. Any such long-term incentive compensation award must relate to a period of more than one fiscal year of the Company. The Committee will determine all terms and conditions of such awards, including the performance measures (as described below), the performance period, the potential amount payable, and the timing of the payment. The long-term incentive compensation awards will be payable in cash and the Committee may provide participants with the right to defer all or part of any award.
Performance Measures. The Committee may select performance measures for awards from among the following: earnings, earnings per share, consolidated pre-tax earnings, net earnings, net income, operating income, earnings before interest and taxes (“EBIT”), earnings before interest, taxes, depreciation and amortization (“EBITDA”), gross margin, operating margin, profit margin, revenues, revenue growth, market value added, market share, economic value added, return measures (including but not limited to return on equity, return on investment, return on assets, return on net assets, and return on capital employed), total stockholder return, relative total stockholder return, profit, operating profit, economic profit, capitalized economic profit, after-tax profit, pre-tax profit, cash, cash flow measures (including but not limited to operating cash flow, free cash flow and cash flow return), sales, sales volume, sales growth, sales velocity, assets, inventory turnover ratio, productivity ratios, share price, cost, unit cost, expense ratios, charge-off levels, operating

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efficiency, operating expenses, improvement in or attainment of expense levels, working capital, improvement in or attainment of working capital levels, debt, debt to equity ratio, debt reduction, capital targets, consummation of acquisitions, dispositions, projects or other specific events or transactions and/or such other metrics as may be approved by the Committee from time to time. Any performance measure may be applied to the Company and certain affiliates in the aggregate, to a selection of or one or more of these entities, to each as a whole or alternatively, or to any business unit of the Company or any other entity included in the term “Employer,” either individually, alternatively or in any combination and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to results for previous years or to a designated comparison group of entities or to a published or stock market or other index, in each case as specified by the Committee. The Committee will specify the period over which the performance goals for a particular award will be measured.
The Committee will determine whether the applicable performance goals have been met with respect to a particular award and, if they have, the Committee must so certify in writing and ascertain the amount payable under the award. The Committee is authorized to make adjustments in performance-based criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements (including, but not limited to, asset write-downs; litigation or claim judgments or settlements; reorganizations or restructuring programs; extraordinary, unusual, or nonrecurring items of gain or loss as defined under U.S. generally accepted accounting principles; mergers, acquisitions or divestitures; and foreign exchange gains and losses) or changes in applicable laws, regulations or accounting principles. The adjustments must be made in accordance with guidelines established by the Committee at the time the performance-based award is granted. The Committee also has discretion to adjust downward the determination of the degree of attainment of the pre-established performance goals.
Other Stock-Based Awards. The Committee may grant other forms of equity-based or equity-related awards that the Committee determines to be consistent with the purpose of the Amended 2014 Plan and the interests of the Company. These other awards may provide for cash payments based in whole or in part on the value or future value of shares, for the acquisition or future acquisition of shares, or any combination thereof. Where the value of such an award is based on the difference in the value of a share at different points in time, the grant or exercise price must generally not be less than 100% of the fair market value of a share on the date of grant. A participant receiving these other awards will not possess voting rights and will accrue dividend equivalents on these other awards only to the extent provided in the agreement relating to the award. Any rights to dividend equivalents on these other awards will be subject to the same restrictions on vesting and payment as the underlying award.
Change in Control. Unless otherwise provided in an employment, change in control or similar agreement with the Company that provides for the effect of a Change in Control of the Company (as defined in the Amended 2014 Plan) on outstanding awards granted under the Amended 2014 Plan (each, an “Outstanding Award”), the individual award agreement may provide (in addition to other provisions) that upon a Change in Control the Committee shall have the authority to determine that Outstanding Awards: (a) will be continued by the Company (if the Company is the surviving entity); or (b) will be assumed by the surviving entity or its parent or subsidiary; or (c) will be substituted for by the surviving entity or its parent or subsidiary with an equivalent award for the Outstanding Award.
The Amended 2014 Plan further provides that, if an Outstanding Award is not continued, assumed or substituted upon a Change in Control, the agreement may provide that the Committee will in its discretion determine the impact of the Change in Control on the Outstanding Award, including the right to determine to fully vest Outstanding Awards that are not continued, assumed or substituted and to cash out Outstanding Awards.
The determinations by the Committee may be different with respect to (i) the type of Outstanding Award, (ii) the date on which the Outstanding Award was granted, or (iii) the participant’s employment position.
If an Outstanding Award is continued, assumed or substituted upon a Change in Control, the continued, assumed or substituted award will provide (i) similar terms and conditions and preserve the same benefits as the Outstanding Award that is being continued or replaced, and (ii) that, in the event of the participant’s involuntary termination without Cause (as defined in the Amended 2014 Plan) or termination for Good Reason (as defined in the Amended 2014 Plan) on, or within the two-year period following, the date of the Change in Control, the Outstanding Award (or substituted award) will fully vest and become immediately exercisable and/or nonforfeitable.

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Under the Amended 2014 Plan, the award agreement may contain such other provisions relating to the treatment of Outstanding Awards upon a Change in Control as the Committee determines are necessary or desirable.
The Committee has determined that the agreements governing future equity awards to our NEOs under the Amended 2014 Plan will generally include provisions requiring that the NEO’s employment be terminated without Cause or for Good Reason after the Change in Control for the NEO’s unvested Outstanding Awards to fully vest (a “double-trigger” provision).
Clawback Policies. Awards under the Amended 2014 Plan, as well as any future awards under the 2010 Equity Incentive Plan, are subject to any policy (a “clawback policy”) of recoupment or forfeiture of compensation adopted by the Committee from time to time, including clawback policies to comply with Section 954 of the Dodd-Frank Act and Section 304 of the Sarbanes-Oxley Act. The Committee may also provide for recoupment or forfeiture of awards if a participant engages in “detrimental activity” with respect to the Company. For information regarding the Company's existing incentive compensation clawback policy, see “Corporate Governance—Board Corporate Governance Practices—Compensation Clawback Policy.” In addition, the definition of “Cause” as a ground for termination and forfeiture of outstanding awards includes a material violation of the Company’s Code of Business Conduct and Ethics.
Transferability. Awards generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or SAR may be exercisable only by the participant during his or her lifetime. However, the Committee may provide in an award agreement for an NQSO that the NQSO be transferable consistent with securities law and other applicable law. NQSOs and SARs may not be transferred for value or consideration.
Amendment and Termination. The Committee may amend or terminate the Amended 2014 Plan in whole or in part at any time, but the amendment or termination cannot adversely affect any rights or obligations with respect to an award previously granted without the affected participant’s written consent. The Company must obtain the approval of the stockholders before amending the Amended 2014 Plan to the extent required by Section 422 of the Code or the rules of the NYSE or other applicable law.
The Committee may amend an outstanding award agreement in a manner not inconsistent with the terms of the Amended 2014 Plan, but the amendment will not be effective without the participant’s written consent if the amendment is adverse to the participant. The Committee cannot reprice a stock option or SAR except in accordance with the adjustment provisions of the Amended 2014 Plan (as described above) or to the extent the stockholders approve the repricing. For this purpose, a repricing generally is an amendment to the terms of an outstanding stock option or SAR that would reduce the option exercise price or SAR price or a cancellation, exchange, substitution, buyout or surrender of an outstanding stock option or SAR in exchange for cash, another award or stock option or SAR with an option exercise price or SAR price that is less than the option exercise price or SAR price of the original stock option or SAR.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES
The following is intended only as a brief summary of the federal income tax rules relevant to the primary types of awards available for issuance under the Amended 2014 Plan and is based on the terms of the Code, and the regulations and rulings thereunder, as currently in effect. The applicable statutory provisions are highly technical and subject to change in the future (possibly with retroactive effect), as are their interpretations and applications. The following summary is limited only to United States federal income tax treatment.
Nonqualified Stock Options (NQSOs). A participant is not taxed upon the grant of an NQSO. However, the participant will recognize ordinary income upon exercise of the NQSO in an amount equal to the difference between the NQSO exercise price and the fair market value of the shares acquired on the date of exercise. The Company generally will have a deduction in an amount equal to the amount of ordinary income recognized by the participant in the Company’s tax year during which the participant recognizes ordinary income. Upon the sale of shares acquired pursuant to the exercise of an NQSO, the participant will recognize capital gain or loss to the extent that the amount realized from the sale is different than the fair market value of the shares on the date of exercise. This gain or loss will be long-term capital gain or loss if the shares have been held for more than one year after exercise.

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Incentive Stock Options (ISOs). A participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares covered by the ISO on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following exercise, the participant’s gain, if any, upon a subsequent disposition of the shares is long-term capital gain. The amount of the gain is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the ISO exercise price). If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods, the participant will recognize both ordinary income and capital gain in the year of disposition. The Company is not entitled to a federal income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to the ordinary income recognized by the participant.
In order for an option to qualify as an ISO for federal income tax purposes, the grant of the option must satisfy various other conditions specified in the Code. In the event an option intended to be an ISO fails to qualify as an ISO, it will be taxed as an NQSO as described above.
Restricted Stock Awards. For restricted stock awards, the participant generally will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in increments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses as to an increment. The income recognized upon lapse of a substantial risk of forfeiture will be equal to the fair market value of the shares determined as of the time that the substantial risk of forfeiture lapses less any purchase price paid for the shares. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant.
Alternatively, if the shares are subject to a substantial risk of forfeiture, the participant may make a timely election under Section 83(b) of the Code (“Section 83(b)”) to recognize ordinary income for the taxable year in which the participant received the shares in an amount equal to the fair market value of the shares at that time. That income will be taxable at ordinary income tax rates. If a participant makes a timely Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a participant who has made a timely Section 83(b) election will recognize gain taxable at the applicable capital gains rate in an amount equal to the difference between the amount he has previously recognized as ordinary income and the amount received on the disposition of the shares.
Restricted Stock Units (RSUs). A participant generally is not taxed upon the grant of an RSU. Generally, if an RSU is designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, then the participant will recognize ordinary income at that time equal to the amount of cash and the fair market value of the shares received by the participant, and the Company will be entitled to an income tax deduction for the same amount. However, if an RSU is not designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, the RSU may be deemed a nonqualified deferred compensation plan under Section 409A. In that case, the participant will recognize ordinary income at the time he receives the shares and any cash.
Performance Share/Unit Awards; Stock Appreciation Rights (SARs). A participant generally is not taxed upon the grant of a performance share/unit or SAR. The participant will recognize taxable income at the time of settlement of the performance share/unit or at the time of exercise of the SAR in an amount equal to the amount of cash and the fair market value of the shares received upon settlement or exercise. The income recognized will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant. Any gain or loss recognized upon the disposition of the shares acquired pursuant to settlement of a performance share/unit or exercise of a SAR will qualify as long-term capital gain or loss if the shares have been held for more than one year after settlement or exercise.
Long-Term Incentive Compensation Awards. A participant who is paid a long-term incentive compensation award will recognize ordinary income equal to the amount of cash paid, and the Company will be entitled to a corresponding income tax deduction.

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GOLDEN PARACHUTE PAYMENTS
The terms of the agreement evidencing an award under the Amended 2014 Plan may provide for accelerated vesting or accelerated payout of the award in connection with a Change in Control of the Company. In such event, certain amounts with respect to the award may be characterized as “parachute payments” under the golden parachute provisions of the Code potentially resulting in adverse tax consequences to the individual and the Company. In such event, the Committee generally has the authority in its discretion to reduce the amount payable with respect to an award.
TAX WITHHOLDING
The Amended 2014 Plan permits the plan administrator to allow for the withholding or surrender of shares in satisfaction of tax withholding with respect to awards with a value up to the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under U.S. generally accepted accounting principles).
NEW AMENDED 2014 PLAN BENEFITS
No awards have been granted yet under the Amended 2014 Plan. The Committee will grant future awards at its discretion. We cannot determine the number of awards that may be granted in the future but the number will not exceed the amount approved by stockholders.
ADDITIONAL EQUITY COMPENSATION PLAN INFORMATION
The following table details the number of equity grants over the past three fiscal years, including those subject to service-based vesting provisions and those subject to performance-based vesting provisions, as well as performance share vesting activity. We believe that our equity grant levels are well within the bounds of competitive practice versus peers and our significant emphasis on performance share grants to executive officers demonstrates our commitment to pay for performance and long-term value creation.

Fiscal Year Ending September 30	Weighted Average Number of Common Shares Outstanding(1)	Number of Stock Options Granted	Number of Service-Based Restricted Shares Granted	Target Number of Performance Shares Granted(2)	Number of Performance Shares Vested	Total Number of Service-Based Shares Granted Plus Vested Performance Shares
2019	30,617,357	30,782	448,657	467,819	321,833	770,490
2018	32,140,703	25,230	277,165	165,085	—	277,165
2017	31,951,989	29,410	271,855	263,696	—	271,855
3-Year Totals		85,422	997,677	896,600	321,833	1,319,510
3-Year Average		28,474	332,559	298,867	107,278	439,837
(1) Reflects weighted average number of common shares outstanding used to calculate our basic earnings per share as reported in our audited consolidated financial statements.
(2) Target number for the twelve months ending September 30,2019 includes 86,050 shares that were issued above target based on performance level achieved under performance-based vesting

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Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information about the Company’s shares of common stock that may be issued under our existing equity compensation plans as of September 30, 2019, all of which have been approved by our stockholders:

Plan Category	Number of Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	523,754	$14.34	1,195,633

REGISTRATION WITH THE SEC
We intend to file an amendment to the Company's current Registration Statement on Form S-8 relating to the issuance of shares of common stock under the Amended 2014 Plan with the SEC pursuant to the Securities Act as soon as practicable after approval of the Amended 2014 Plan by our stockholders.

REQUIRED VOTE
This proposal requires the affirmative vote of a majority of our common stock present in person or by proxy at the Annual Meeting.

RECOMMENDATION

The Board of Directors recommends a vote FOR approval of the Amended and Restated 2014 Long-Term Incentive Plan.

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SECURITY
OWNERSHIP
GREATER THAN 5% BENEFICIAL OWNERS

The following table sets forth, to the best of our knowledge and belief, certain information regarding the beneficial ownership of our common stock by each person known to the Company to be the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of more than 5% of our outstanding common stock as of December 11, 2019.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF COMMON SHARES BENEFICIALLY OWNED	PERCENT OF OUTSTANDING (1)
BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10022	2,693,575	8.58%

Capital World Investors(3) 333 South Hope Street Los Angeles, CA 90071	1,659,813	5.29%

Donald Smith & Co., Inc.(4) 152 West 57th Street New York, NY 10019	3,001,447	9.56%

LSV Asset Management(5) 155 N. Wacker Drive, Suite 4600 Chicago, IL 60606	1,687,884	5.38%

Towle & Co.(6) 1610 Des Peres Road, Suite 250 St. Louis, MO 63131	2,426,370	7.73%

The Vanguard Group(7) 100 Vanguard Blvd. Malvern, PA 19355	1,656,114	5.28%

Based upon 31,383,048 shares of common stock outstanding as of December 11, 2019. Beneficial ownership is determined in accordance with the rules of the SEC under which shares are beneficially owned by the person or entity that holds investment and/or voting power.

Based upon information set forth in a Schedule 13G filed by BlackRock, Inc. on February 4, 2019, BlackRock, Inc. reported beneficial ownership and sole voting power of 2,615,143 shares and beneficial ownership and sole dispositive power of 2,693,575 shares.

Based upon information set forth in a Schedule 13G filed by Capital World Investors, a division of Capital Research and Management Company (CRMC), on February 12, 2019, Capital World Investors reported beneficial ownership, sole voting and dispositive power of 1,659,813 shares. Capital World Investors of CRMC and Capital International Limited collectively provide investment management services under the name Capital World Investors. Capital World Investors holds more than five percent of the outstanding common stock on behalf of SMALLCAP World Fund, Inc.

Based upon information set forth in a Schedule 13G/A filed by Donald Smith & Co., Inc. on March 26, 2019, Donald Smith & Co., Inc. reported beneficial ownership and sole voting power of 2,634,547 shares and beneficial ownership and sole dispositive power of 3,001,447 shares.

Based upon information set forth in a Schedule 13G filed by LSV Asset Management on February 13, 2019, LSV Asset Management reported beneficial ownership and sole voting power of 837,317 shares and beneficial ownership and sole dispositive power of 1,687,884 shares.

Based upon information set forth in a Schedule 13G filed by Towle & Co. on December 31, 2018, Towle & Co. reported beneficial ownership and sole voting power of 2,002,890 shares and beneficial ownership and sole dispositive power of 2,426,370 shares.

Based upon information set forth in a Schedule 13G filed by The Vanguard Group on February 11, 2019, The Vanguard Group reported beneficial ownership and sole voting power of 31,310 shares and beneficial ownership and sole dispositive power of 1,619,367 shares.

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EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth information, as of December 11, 2019, with respect to the beneficial ownership of our common stock by each director, each of our NEOs, and all directors and executive officers as a group. Except as otherwise indicated, each beneficial owner possesses sole voting and investment power with respect to all shares.

NAME OF BENEFICIAL OWNER	NUMBER OF COMMON SHARES BENEFICIALLY OWNED (1) (2) (3) (4)	PERCENT OF OUTSTANDING (5)
Elizabeth S. Acton	57,497	*
Laurent Alpert	66,777	*
Brian C. Beazer	142,685	*
Keith L. Belknap	160,458	*
Peter G. Leemputte	60,315	*
Allan P. Merrill	1,294,771	4.10%
Peter M. Orser	39,532	*
Norma A. Provencio	61,677	*
Robert L. Salomon	509,905	1.62%
Danny R. Shepherd	45,682	*
David J. Spitz	9,286	*
C. Christian Winkle	9,286	*
Stephen P. Zelnak, Jr.	354,730	1.13%
Directors and Executive Officers as a Group (13 persons)	2,812,601	8.90%
*Less than 1%
 Beneficial ownership includes shares of unvested, time-based restricted stock within 60 days of December 11, 2019: Ms. Acton - 8,002, Mr. Alpert - 8,002, Mr. Belknap - 40,271, Mr. Merrill - 142,391, Mr. Orser - 8,002, Ms. Provencio - 8,002, Mr. Salomon - 57,991, Mr. Shepherd - 8,002, Mr.Spitz - 9,286 and Mr. Winkle 9,286.
 Beneficial ownership for Messrs. Merrill, Salomon and Belknap includes unvested performance shares granted in November 2017, November 2018 and November 2019: Mr. Merrill - 411,185, Mr. Salomon - 164,044 and Mr. Belknap - 110,044.
 Beneficial ownership includes shares underlying vested stock options: Mr. Merrill - 172,000 and Mr. Salomon - 60,400.
 All of the vested shares beneficially owned by Ms. Acton are held indirectly through the Robert and Elizabeth Acton Living Trust dated as of December 17, 2010 as amended. Mr. Beazer’s ownership includes 58,600 shares of common stock held indirectly through BC Beazer Investments PTE Ltd. Mr. Leemputte’s ownership includes 2,460 shares of common stock held indirectly through Peter Leemputte TTEEFBO Peter G. Leemputte Trust.
 Based upon 31,383,048 shares of outstanding common stock as of December 11, 2019 and shares deemed outstanding with respect to each person pursuant to Exchange Act Rule 13d-3(d)(1). Adjusted as necessary to reflect the shares issuable to such person upon the vesting or exercise of his stock options listed in footnote 3 above (and assuming no other stock options are exercised). Shares of common stock subject to stock options that are currently exercisable or vested, or will become exercisable or vested within 60 days of December 11, 2019, are deemed outstanding for computing the percentage ownership of the person holding such stock options, but are not deemed outstanding for computing the percentage ownership of any other persons.

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DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act requires our executive officers and directors and persons who own more than 10% of our stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes of ownership with the SEC. These parties are required to furnish us with copies of the reports they file. Based solely on a review of the copies of the Section 16(a) reports and amendments thereto known to us, we believe that all reports required pursuant to Section 16(a) for fiscal year 2019 were timely filed by our executive officers and directors, except for a Form 4/A filed on November 19, 2019 for Mr. Merrill, which reported the acquisition of a stock option to purchase of 5,000 shares of common stock that was inadvertently omitted.
EXECUTIVE OFFICERS OF THE COMPANY

EXECUTIVE OFFICERS
Biographical information, as of September 30, 2019, for the executive officers of the Company is set forth below. Biographical information for Allan P. Merrill is set forth above under “Proposal 1 — Election of Directors — Nominees.”
ROBERT L. SALOMON. Mr. Salomon, 59, our Executive Vice President and Chief Financial Officer, joined the Company in February 2008 as Senior Vice President, Chief Accounting Officer and Controller. Mr. Salomon was previously with the homebuilding company Ashton Woods Homes where he served as Chief Financial Officer and Treasurer since 1998. Previously, he held various financial management roles of increasing responsibility over a six-year period with homebuilder M.D.C. Holdings, Inc. Mr. Salomon has 35 years of financial management experience, 26 of which have been in the homebuilding industry. Mr. Salomon is a member of the American Institute of Certified Public Accountants and a graduate of the University of Iowa with a Bachelor of Business Administration degree.
KEITH L. BELKNAP. Mr. Belknap, 61, joined the Company as Executive Vice President, General Counsel and Corporate Secretary in January 2018. Mr. Belknap was previously EVP, Business Development, General Counsel and Chief Compliance Officer of Mueller Water Products, Inc. Previously, he served as SVP and General Counsel of PRIMEDIA, Inc., a digital media and real estate advertising company. In addition, Mr. Belknap held senior legal positions with PPG Industries and Georgia-Pacific Corporation. He began his legal career at Skadden, Arps, Slate, Meagher & Flom LLP where he practiced for 10 years. Mr. Belknap received a Bachelor of Arts degree from the University of Tulsa and a Juris Doctor from Harvard Law School.

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TRANSACTIONS WITH
RELATED PERSONS
REVIEW, APPROVAL OR RATIFICATION OF
TRANSACTIONS WITH RELATED PERSONS

The Audit Committee of our Board of Directors, in accordance with its charter and our Related Party Transactions Policy, is responsible for conducting an appropriate review of all proposed related party transactions to identify potential conflict of interest situations. Any identified related party transactions are then presented to our Board of Directors for approval and implementation of appropriate action to protect us from potential conflicts of interest. We have also adopted a Code of Ethics pursuant to which all directors and employees must disclose any potential conflicts of interest or related party transactions prior to entering into any such transactions.
There were no reportable transactions with related persons during fiscal year 2019.
COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

The members of our Compensation Committee during fiscal year 2019 were Messrs. Beazer, Orser, Shepherd and Spitz and Ms. Provencio. Mr. Spitz joined the Compensation Committee in August 2019. None of the members of our Compensation Committee has ever been an officer or employee of the Company or any of our subsidiaries. None of the members of our Compensation Committee had any relationship requiring disclosure under “Transactions with Related Persons.” During fiscal year 2019, none of our executive officers served as a director or member of the compensation committee (or other committee of the board of directors performing equivalent functions) of another entity that had an executive officer serving on our Board of Directors.
PROPOSALS FOR THE
NEXT ANNUAL MEETING
PROPOSALS TO BE INCLUDED IN OUR PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING

Any proposal by a stockholder to be included in the proxy statement for our 2021 annual meeting of stockholders must be received at our principal executive offices, 1000 Abernathy Road, Suite 260, Atlanta, Georgia 30328, not later than August 22, 2020. Any such proposal must also meet the other requirements of the rules of the SEC relating to stockholder proposals.

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STOCKHOLDER PROPOSALS REGARDING NOMINATIONS OR
OTHER BUSINESS AT THE 2021 ANNUAL MEETING

Any proposal by a stockholder for nominations or other business at our 2021 annual meeting of stockholders (outside of the processes for proposals to be included in the proxy statement for our 2021 annual meeting of stockholders described above) must be received at our principal executive offices, 1000 Abernathy Road, Suite 260, Atlanta, Georgia 30328, no earlier than July 23, 2020 and no later than August 22, 2020. Any such notice must also meet the other requirements of our by-laws relating to stockholder proposals.
OTHER
INFORMATION
Management does not know of any items, other than those referred to in this Proxy Statement, which may properly come before the meeting or other matters incident to the conduct of the meeting.
As to any other item or proposal that may properly come before the meeting, including voting on a proposal omitted from this Proxy Statement pursuant to the rules of the SEC or any proposal to adjourn or postpone the meeting, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.
By Order of the Board of Directors,
Keith L. Belknap
Corporate Secretary
Dated: December 20, 2019

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APPENDIX I
AMENDED AND RESTATED 2014 LONG-TERM INCENTIVE PLAN

BEAZER HOMES USA, INC.

AMENDED AND RESTATED 2014 LONG-TERM INCENTIVE PLAN

Table of Contents

Article 1 -	General Provisions	1
1.1	Establishment of Plan	1
1.2	Purpose of Plan	1
1.3	Types of Awards	1
1.4	Effective Date	1
1.5	Termination of Plan	1
Article 2 -	Definitions	1
Article 3 -	Administration	6
3.1	General	6
3.2	Authority of the Committee	6
3.3	Rules for Foreign Jurisdictions	7
3.4	Delegation of Authority	7
3.5	Agreements	7
3.6	Indemnification	8
Article 4 -	Shares Subject to the Plan	8
4.1	Number of Shares	8
4.2	Individual Limits	9
4.3	Adjustment of Shares	10
Article 5 -	Stock Options	10
5.1	Grant of Options	10
5.2	Option Price	11
5.3	Duration of Options	11
5.4	Exercise of Options	11
5.5	Payment	11
5.6	Nontransferability of Options	11
5.7	Special Rules for ISOs	11
5.8	Dividends and Other Distributions	12
Article 6 -	Stock Appreciation Rights	12
6.1	Grant of SARs	12
6.2	Tandem SARs	12
6.3	Payment	12
6.4	SAR Price	12
6.5	Duration of SARs	12
6.6	Exercise of SARs	13
6.7	Nontransferability of SARs	13
6.8	Dividends and Other Distributions	13
Article 7 -	Restricted Stock and Restricted Stock Units	13
7.1	Grant of Restricted Stock/Unit	13
7.2	Nontransferability	13
7.3	Certificates	13

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7.4	Dividends and Other Distributions	14
7.5	Short-Term Deferral	14
Article 8 -	Performance Shares and Units	14
8.1	Grant of Performance Shares/Units	14
8.2	Value of Performance Shares/Units	14
8.3	Earning of Performance Shares/Units	14
8.4	Form and Timing of Payment of Performance Shares/Units	14
8.5	Dividends and Other Distributions	15
8.6	Nontransferability	15
Article 9 -	Other Stock-Based Awards	15
Article 10 -	Long-Term Incentive Compensation Awards	15
Article 11 -	Performance Measures	15
11.1	In General	15
11.2	Performance Measures	15
11.3	Committee Determination of Achievement of Performance Goals; Adjustments 16
Article 12 -	Beneficiary Designation	16
Article 13 -	Deferrals	16
Article 14 -	Withholding	17
14.1	Tax Withholding	17
14.2	Share Withholding	17
Article 15 -	Amendment and Termination	17
15.1	Amendment or Termination of Plan	17
15.2	Amendment of Agreement	17
15.3	Recoupment of Compensation or Cancellation of Awards	17
Article 16 -	Change in Control	18
Article 17 -	Miscellaneous Provisions	18
17.1	Restrictions on Shares	18
17.2	Rights of Stockholder	19
17.3	No Implied Rights	19
17.4	Compliance with Code Section 409A	19
17.5	Successors	19
17.6	Tax Elections	19
17.7	Right of Setoff	19
17.8	No Fractional Shares	19
17.9	Uncertificated Shares	19
17.10	Legal Construction	20
17.11	Data Privacy; Transfer of Data	20

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BEAZER HOMES USA, INC. AMENDED AND RESTATED
2014 LONG-TERM INCENTIVE PLAN
Article 1 - General Provisions
1.1Establishment of Plan. Beazer Homes USA, Inc., a Delaware corporation (the “Company”), previously established an incentive compensation plan known as the “Beazer Homes USA, Inc. 2014 Long-Term Incentive Plan” (the “Incentive Plan”). Effective as of ________and subject to the approval of the Company’s stockholders, the Board of Directors of the Company amended and restated the Incentive Plan to be known as the “Beazer Homes USA, Inc. Amended and Restated 2014 Long-Term Incentive Plan” (the “Plan”), as set forth in this document.
1.2Purpose of Plan. The objectives of the Plan are to (i) attract and retain employees, directors, and other persons who perform services for the Company and its affiliates by providing compensation opportunities that are competitive with other companies; (ii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (iii) align the long-term financial interests of employees and other Eligible Participants with those of the Company’s stockholders.
1.3Types of Awards. Awards under the Plan may be made to Eligible Participants in the form of (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock, (v) Restricted Stock Units, (vi) Performance Shares, (vii) Performance Units, (viii) Other Stock-Based Awards, (ix) Long-Term Incentive Compensation Awards or any combination thereof.
1.4Effective Date. The Plan will become effective on the date on which the Company’s stockholders approve the Plan (the “Effective Date”).
1.5Termination of Plan. No Awards shall be granted under the Plan after the tenth anniversary of the Effective Date. However, Awards granted under the Plan on or prior to the tenth anniversary of the Effective Date shall remain outstanding beyond that date in accordance with the terms and conditions of the Plan and the Agreements corresponding to such Awards.
Article 2 - Definitions
Except where the context otherwise indicates, the following definitions apply:
2.1“Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.
2.2“Agreement” means the written agreement evidencing an Award granted under the Plan that specifies the size, form, terms, conditions and duration of each Award. As determined by the Committee, each Agreement shall consist of either (i) a written agreement in a form approved by the Committee and executed on behalf of the Company by an officer duly authorized to act on its behalf, or (ii) an electronic notice of Award grant in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking Award grants under the Plan, and if required by the Committee, executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company (other than the particular Award recipient) to execute any or all Agreements on behalf the Company.

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2.3“Award” means an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Performance Share, a Performance Unit, an Other Stock-Based Award, a Long-Term Incentive Compensation Award or a combination thereof.
2.4“Award Pool” shall have the meaning ascribed to such term in Section 4.1.
2.5“Board” means the Board of Directors of the Company, as constituted from time to time.
2.6“Cause” means, “Cause” as defined under any written employment or service agreement applicable to the Participant at the time of the Participant’s termination or if no such employment or service agreement exists or if such employment or service agreement does not contain any such definition, “Cause” means (a) the Participant’s act or failure to act amounting to gross negligence or willful misconduct to the detriment of the Company or any affiliate; (b) the Participant’s dishonesty, fraud, theft or embezzlement of funds or properties in the course of Participant’s employment or service; (c) the Participant’s commission of or pleading guilty to or confessing to any felony; or (d) the Participant’s breach of any restrictive covenant agreement with the Company or any affiliate, including, but not limited to, covenants not to compete, non-solicitation covenants and non-disclosure covenants. “Cause” shall also include a material violation of the Company’s Code of Business Conduct & Ethics or any successor or similar Company policy governing ethical behavior. The existence of “Cause” under this Section 2.6 shall be determined in good faith by the Committee.
2.7“Change in Control” means, except as otherwise expressly provided in an Agreement, the occurrence of any of the following events:
(a)The accumulation in any number of related or unrelated transactions by any Person of Beneficial Ownership of twenty-five percent (25%) or more of the combined voting power of the Company’s voting stock; provided that for purposes of this subsection (a), a Change in Control will not be deemed to have occurred if the accumulation of twenty-five percent (25%) or more of the Beneficial Ownership of the combined voting power of the Company’s voting stock resulted from (i) any acquisition of voting stock by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate or (ii) any acquisition of voting stock directly from the Company provided the Person’s Beneficial Ownership of the combined voting power of the Company’s voting stock at no time thereafter equals thirty-five percent (35%) or more of the combined voting power of the Company’s voting stock; or

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(b)Consummation of a merger, consolidation, reorganization or similar transaction (a “Business Combination”), unless, immediately following that Business Combination, (i) all or substantially all of the Persons who had Beneficial Ownership of the voting stock of the Company immediately prior to that Business Combination have Beneficial Ownership, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the Company’s or the surviving entity’s voting stock resulting from that Business Combination (including, without limitation, an entity that as a result of that transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), in substantially the same proportions relative to each other as their Beneficial Ownership, immediately prior to that Business Combination, of the voting stock of the Company, (ii) no Person acquires Beneficial Ownership of twenty five percent (25%) or more of the combined voting power of the Company’s or the surviving entity’s voting stock resulting from that Business Combination (including, without limitation, an entity that as a result of that transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), and (iii) the Business Combination does not result in a Change in Control under subsection (c) below; provided that for purposes of this subsection (b), a Change in Control will not be deemed to have occurred as the result of any Person’s accumulation of Beneficial Ownership of twenty-five percent (25%) or more, but less than thirty-five percent (35%), of the combined voting power of the Company’s or the surviving entity’s voting stock resulting from that Business Combination so long as the Board approved the Business Combination; or
(c)Less than a majority of the members of the Board of Directors of the Company or any entity resulting from a Business Combination are Incumbent Board Members; or
(d)Consummation of a sale or other disposition of all or substantially all of the assets of the Company, except pursuant to a Business Combination that would not cause a Change in Control under subsection (b) above; or
(e)Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that would not cause a Change in Control under subsection (b) above
For purposes of this Section 2.7, the meaning of (i) “Person” shall be based on the definition of person in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) of the Act, and (ii) “Beneficial Ownership” shall be as such term is used in Rule 13d-3 under the Act.
Incumbent Board Member means an individual who either is (a) a member of the Company’s Board as of the effective date of the adoption of this Plan or (b) a member who becomes a member of the Company’s Board subsequent to the date of the adoption of this Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of a majority of the then Incumbent Board Members (either by a specific vote or by approval of the proxy statement of the Company in which that Person is named as a nominee for director, without objection to that nomination), but excluding, for that purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.
Notwithstanding anything in this Plan or any Agreement to the contrary, to the extent any provision of this Plan or an Agreement would cause a payment of a 409A Award to be made because of the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Code section 409A. Other Participant rights that are tied to a Change in Control, such as vesting, shall not be affected by this paragraph.
2.8“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered and shall include all related regulations.
2.9“Committee” means the Compensation Committee of the Board, or the Board itself if no Compensation Committee exists. If such Compensation Committee exists, if and to the extent deemed necessary by the Board, such Compensation Committee shall consist of two or more directors, all of whom are (i) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) independent directors under the rules of any stock exchange on which the Company’s securities are traded.
2.10“Company” means Beazer Homes USA, Inc., a Delaware corporation, and its successors and assigns.

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2.11[Intentionally omitted]
2.12“Director” means any individual who is a member of the Board; provided, however, that any individual who is both a member of the Board and employed by the Company or any other entity constituting the Employer shall not be considered a Director for purposes of the Plan.
2.13“Disability” means, with respect to any Incentive Stock Option, a disability as determined under Code section 22(e)(3), and with respect to any other Award, a disability as determined under procedures established by the Committee or in any Agreement; provided that to the extent any provision of this Plan or an Agreement would cause a payment of a 409A Award to be made because of the Participant’s Disability, then there shall not be a Disability that triggers payment until the date (if any) that the Participant is disabled within the meaning of Code section 409A(a)(2)(C).
2.14“Effective Date” shall have the meaning ascribed to such term in Section 1.4 above.
2.15“Eligible Participant” means an employee of an Employer as well as any other natural person, including a Director or a person who provides bona fide services to an Employer, subject to any limitations as shall be determined by the Committee.
2.16“Employer” means the Company and any entity during any period that it is a “parent corporation” or a “subsidiary corporation” with respect to the Company within the meaning of Code sections 424(e) and 424(f). With respect to all purposes of the Plan, including but not limited to, the establishment, amendment, termination, operation and administration of the Plan, the Company shall be authorized to act on behalf of all other entities included within the definition of “Employer.”
2.17“Fair Market Value” means, on any given date:
(a)if the Shares are listed on the NYSE on the given date, Fair Market Value on such date shall be the closing price for a Share on the NYSE on such date, or if no sale was reported on such date, on the last preceding day on which a sale was reported on the NYSE;
(b)if the Shares are listed on a national or regional securities exchange other than the NYSE on the given date, Fair Market Value on such date shall be the closing price for a Share on the securities exchange on such date or, if no sale was reported on such date, on the last preceding day on which a sale was reported on such exchange; or
(c)if neither (a) nor (b) applies on the given date, the fair market value of a Share on that date shall be determined in good faith by the Committee.
For purposes of subsection (b) above, if Shares are not traded on the NYSE but they are traded on more than one securities exchange on the given date, then the following exchange shall be referenced to determine Fair Market Value: (i) the NASDAQ, or (ii) if shares are not traded on the NASDAQ, the largest exchange on which Shares are traded.
Notwithstanding the foregoing, (i) in the case of an Option or SAR, Fair Market Value shall be determined in accordance with a definition of fair market value that permits the Award to be exempt from Code section 409A; and (ii) in the case of an Option that is intended to qualify as an ISO under Code section 422, Fair Market Value shall be determined by the Committee in accordance with the requirements of Code section 422.
2.18“409A Award” means each Award that is not exempt from Code section 409A.

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2.19“Good Reason” means, “Good Reason” as defined under any written employment or service agreement applicable to the Participant at the time of the Participant’s termination or if no such employment or service agreement exists or if such employment or service agreement does not contain any such definition, “Good Reason” means the occurrence of any of the following conditions without the Participant’s consent:
(a)a material diminution in the Participant’s authority, duties or responsibilities from those that existed on the date immediately preceding the Change in Control; or
(b)relocation of the Participant’s primary office to a location more than thirty-five (35) miles from the location of the Participant’s primary office on the date immediately preceding the Change in Control.
Notwithstanding the foregoing, the occurrence of any of the events described above will not constitute Good Reason unless (i) the Participant gives the Company written notice within fifteen (15) days after the initial occurrence of an event that the Participant believes constitutes Good Reason and describes such event in the notice; (ii) the Company thereafter fails to cure any such event within fifteen (15) days after receipt of such notice; and (iii) the Participant’s termination as a result of such event occurs at least 31 days after the Company’s receipt of the notice referred to in clause (ii), but no more than 60 days after the initial occurrence of such event. The existence of “Good Reason” under this Section 2.19 shall be determined in good faith by the Committee.
2.20“Incentive Stock Option” or “ISO” means an Option granted to an Eligible Participant under Article 5 of the Plan which is designated as an Incentive Stock Option and intended to meet the requirements of Code section 422.
2.21“Insider” shall mean an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Act.
2.22“Long-Term Incentive Compensation Award” means an Award that is granted pursuant to Article 10 of the Plan.
2.23“Nonqualified Stock Option” or “NQSO” means an Option granted to an Eligible Participant under Article 5 of the Plan which is not intended to meet the requirements of Code section 422 or that otherwise does not meet such requirements.
2.24“NYSE” means the New York Stock Exchange.
2.25“Option” means an Incentive Stock Option or a Nonqualified Stock Option. An Option shall be designated as either an Incentive Stock Option or a Nonqualified Stock Option, and in the absence of such designation shall be a Nonqualified Stock Option.
2.26“Option Price” means the price at which a Share may be purchased by exercise of an Option.
2.27“Other Stock-Based Award” means any form of equity-based or equity-related award, other than an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Stock, or Performance Unit, that is granted pursuant to Article 9 of the Plan.
2.28“Participant” means an Eligible Participant to whom an Award has been granted.
2.29“Payment Date” shall have the meaning set forth in Section 5.5 of the Plan.

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2.30“Performance Share” means an Award under Article 8 of the Plan that is valued by reference to a Share, which value may be paid to the Participant by delivery of cash or Shares, or any combination thereof, as determined by the Committee, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish at the time of such Award or thereafter.
2.31“Performance Unit” means an Award under Article 8 of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee), which value may be paid to the Participant by delivery of cash or Shares, or any combination thereof, as determined by the Committee, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish at the time of such Award or thereafter.
2.32“Plan” means the Beazer Homes USA, Inc. Amended and Restated 2014 Long-Term Incentive Plan, as set forth in this document and as it may be amended from time to time.
2.33“Restricted Stock” means an Award of Shares under Article 7 of the Plan, which Shares are issued with such restriction(s) as the Committee, in its sole discretion, may impose.
2.34“Restricted Stock Unit” means an Award under Article 7 of the Plan that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restriction(s) as the Committee, in its sole discretion, may impose.
2.35“Restriction Period” means the period during which Restricted Stock or Restricted Stock Units are subject to one or more restrictions that will lapse based on the passage of time, the achievement of performance goals, or the occurrence of another event or events, as determined by the Committee and specified in the applicable Agreement.
2.36“SAR Price” means the amount that is subtracted from the Fair Market Value of a Share at the time of exercise of a SAR to determine the amount payable, if any, upon exercise of the SAR.
2.37“Share” means one share of common stock, par value $.001 per share, of the Company, as may be adjusted pursuant to the provisions of Section 4.3 of the Plan.
2.38“Stock Appreciation Right” or “SAR” means an Award granted under Article 6 which provides for an amount payable in Shares and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a Share on the day the Stock Appreciation Right is exercised over the SAR Price.

Article 3 - Administration
3.1General. This Plan shall be administered by the Committee.
3.2Authority of the Committee.

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(a)The Committee shall have the full and exclusive discretionary authority to (i) interpret, construe and administer the terms and intent of the Plan and any Agreement (as well as any other agreement or document related to the Plan or an Award), (ii) select the persons who are eligible to receive an Award, (iii) act in all matters pertaining to the granting of an Award and the contents of the Agreement evidencing the Award, including the determination of the size, form, terms, conditions and duration of each Award, and (iv) make any amendment to an Award or Agreement consistent with the provisions of the Plan. The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan, as it deems appropriate. For the avoidance of doubt, the Committee shall have no authority to grant or amend any Award in a manner that contravenes the minimum vesting requirement set forth in Section 3.5 hereof.
(b)The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent it shall deem desirable to address the matter.
(c)In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.
(d)In making any determination or in taking or not taking any action under the Plan, the Committee may obtain and may rely on the advice of experts, including employees of the Company and professional advisors.
(e)All acts, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all parties, including the Company, its stockholders, any Employer, Participants, Eligible Participants and their estates, beneficiaries and successors.
3.3Rules for Foreign Jurisdictions. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, (i) amend or vary the terms of the Plan in order to conform such terms with the requirements of each non-U.S. jurisdiction where an Eligible Participant is located or where an Eligible Participant’s Award rights are otherwise regulated (including changes related to obtaining favorable tax treatment and avoiding unfavorable tax treatment) or in order to meet the goals and objectives of the Plan; (ii) establish one or more sub-plans for these purposes; and (iii) establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions.
3.4Delegation of Authority. The Committee may, in its discretion, at any time and from time to time, delegate to one or more of the members of the Committee such of its powers as it deems appropriate (provided that any such delegation shall be to at least two members of the Committee with respect to Awards to Insiders). Except with respect to Awards to Insiders, the Committee may, in its discretion, at any time and from time to time, delegate to one or more persons who are not members of the Committee any or all of its authority and discretion under Section 3.2 and 3.3, to the full extent permitted by law and the rules of any exchange on which Shares are traded.
3.5Agreements. Each Award granted under the Plan shall be evidenced by an Agreement, provided that Awards granted on or after November 1, 2016 shall be subject to a vesting period of not less than one year from the date of grant, except where vesting occurs due to (i) a Participant’s death or disability or (ii) with respect to Awards which in aggregate do not exceed five percent (5%) of the total number of Shares available under the Plan. Each Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and may include any other terms and conditions, not inconsistent with the Plan, as determined by the Committee, including without limitation, provisions related to the consequences of termination of employment. A copy of the Agreement evidencing an Award shall be provided to the affected Participant, and the Committee may, but need not, require that the Participant sign a copy of the Agreement.

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3.6Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as members of the Committee, the Company shall indemnify and hold harmless the members of the Committee against (i) reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, (ii) all amounts paid by them in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Company, and (iii) all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except as to matters as to which the Committee member has been negligent or engaged in misconduct in the performance of his duties (all amounts reimbursed hereunder are referred to as the “Reimbursement Expenses”); provided, that within 60 days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same. In the performance of its responsibilities with respect to the Plan, the members of the Committee shall be entitled to rely upon, and no member of the Committee shall be liable for any action taken or not taken in good faith reliance upon, information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, or the Company’s counsel.
Article 4 - Shares Subject to the Plan
4.1Number of Shares. Subject to adjustment as provided in Section 4.3, the aggregate number of Shares which are available for issuance pursuant to Awards under the Plan is 5,550,000 Shares, inclusive of the 2,000,000 Shares initially reserved under the Incentive Plan and the 1,850,000 added to the Incentive Plan pursuant to the amendment approved by the Board on November 8, 2016 (the “Award Pool”). The Award Pool shall be available for all types of Awards granted under the Plan; there is no maximum number of Shares per type of Award. Such Shares shall be made available from Shares authorized but unissued or Shares held (or subsequently acquired) by the Company as treasury shares, including Shares purchased in the open market or in private transactions.
The following rules shall apply for purposes of determining the number of Shares available for issuance under the Plan:
(a)Each Option shall be counted as one Share subject to an Award and deducted from the Award Pool.
(b)Each share of Restricted Stock, each Restricted Stock Unit that may be settled in Shares and each Other Stock-Based Award that may be settled in Shares shall be counted as one Share subject to an Award and deducted from the Award Pool. Restricted Stock Units and Other Stock-Based Awards that may not be settled in Shares shall not result in a deduction from the Award Pool.

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(c)Each Performance Share that may be settled in Shares shall be counted as one Share subject to an Award, based on the number of Shares that would be paid under the Performance Share for achievement of target performance, and deducted from the Award Pool. Each Performance Unit that may be settled in Shares shall be counted as a number of Shares subject to an Award, based on the number of Shares that would be paid under the Performance Unit for achievement of target performance, with the number determined by dividing the value of the Performance Unit at the time of grant by the Fair Market Value of a Share at the time of grant, and this number shall be deducted from the Award Pool. In both cases, in the event that the Award is later settled based on above-target performance, the number of Shares corresponding to the above-target performance, calculated pursuant to the applicable methodology specified above, shall be deducted from the Award Pool at the time of such settlement; in the event that the Award is later settled upon below-target performance, the number of Shares corresponding to the below-target performance, calculated pursuant to the applicable methodology specified above, shall be added back to the Award Pool. Performance Shares and Performance Units that may not be settled in Shares shall not result in a deduction from the Award Pool.
(d)Each Stock Appreciation Right that may be settled in Shares shall be counted as one Share subject to an Award, regardless of the number of Shares actually delivered to a Participant, and deducted from the Award Pool. Stock Appreciation Rights that may not be settled in Shares shall not result in a deduction from the Award Pool.
(e)If an Award granted under the Plan lapses, expires, terminates, is forfeited or otherwise cancelled without issuance of the Shares or the Award is settled in cash in lieu of Shares, such Shares shall again be available for issuance pursuant to an Award under the Plan and shall be added back to the Award Pool. However, if the tax withholding obligation, exercise price or purchase price under an Award is satisfied by the Company retaining Shares that otherwise would have been issued in settlement of the Award or by Shares tendered by the Participant (either by actual delivery or attestation), the number of Shares so retained or tendered shall not again be available for issuance pursuant to an Award under this Plan and shall not be added back to the Award Pool. In addition, any Shares that are purchased by the Company with proceeds from the exercise of an Award shall not be added back to the Award Pool.
4.2Individual Limits. Subject to adjustment as provided in Section 4.3, the following rules shall apply to Awards under the Plan. Sections 4.2(a) through (e) shall apply to Participants other than Directors, and Section 4.2(f) shall apply only to Directors.
(a)Options and SARs. The maximum number of Options and Stock Appreciation Rights that, in the aggregate, may be granted in any one fiscal year to any one Participant shall be Seven Hundred Fifty Thousand (750,000).
(b)Restricted Stock and Restricted Stock Units. The maximum number of Shares of Restricted Stock and Restricted Stock Units that, in the aggregate, may be granted in any one fiscal year to any one Participant shall be Two Hundred Fifty Thousand (250,000) Shares and Units.
(c)Performance Units. The maximum number of Performance Units (valued as of the grant date) that, in the aggregate, may be granted in any one fiscal year to any one Participant shall be Five Hundred Thousand (500,000), to the extent settled in Shares, or Three Million Dollars ($3,000,000), to the extent settled in cash. This limitation shall be applied based on the maximum amount that could be paid under the Award of Performance Units.
(d)Performance Shares and Other Stock-Based Awards. The maximum number of Performance Shares and Other Stock-Based Awards that, in the aggregate, may be granted in any one fiscal year to any one Participant shall be Five Hundred Thousand (500,000). This limitation shall be applied based on the maximum amount that could be paid under the Award of Performance Shares and Other Stock-Based Awards.
(e)Long-Term Incentive Compensation Awards. The maximum Long-Term Incentive Compensation Awards that, in the aggregate, may be granted in any one fiscal year to any one Participant shall be Three Million Dollars ($3,000,000). This limitation shall be applied based on the maximum amount that could be paid under the Long-Term Incentive Compensation Awards.
(f)Director Award Limits. The maximum fair value of Awards made in any one fiscal year to any Director shall not exceed $350,000, with fair value determined as of the Award grant date under applicable accounting standards.

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4.3Adjustment of Shares. If any change in corporate capitalization, such as a stock split, reverse stock split, or stock dividend; or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to stockholders (other than an ordinary cash dividend) results in the outstanding Shares, or any securities exchanged therefore or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation; or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding Shares; then the Committee shall make equitable adjustments, as it determines are necessary and appropriate, in:
(a)the number and class of stock or other securities that comprise the Award Pool as set forth in Section 4.1;
(b)the limitations on the aggregate number of Awards that may be granted in any one fiscal year to any one Participant as set forth in Section 4.2;
(c)the number and class of stock or other securities subject to outstanding Awards, and which have not been issued or transferred under outstanding Awards;
(d)the Option Price under outstanding Options, the SAR Price under outstanding Stock Appreciation Rights and the number of Shares to be transferred in settlement of outstanding Options and Stock Appreciation Rights; and
(e)the terms, conditions or restrictions of any Award and Agreement, including the price payable for the acquisition of Shares.
It is intended that, if possible, any adjustments contemplated above shall be made in a manner that satisfies applicable legal requirements, as well as applicable requirements with respect to taxation (including, without limitation and as applicable in the circumstances, Code section 424 and Code section 409A) and accounting (so as to not trigger any charge to earnings with respect to such adjustment).
Without limiting the generality of the above, any good faith determination by the Committee as to whether an adjustment is required in the circumstances and the extent and nature of any such adjustment shall be final, conclusive and binding on all persons.
Article 5 - Stock Options
5.1Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Eligible Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. The Committee shall have sole discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Awards among Participants; provided that only Participants who are common law employees of the Employer may be granted ISOs. Notwithstanding anything in this Article 5 to the contrary, except for Options that are specifically designated as intended to be subject to Code section 409A, Options may only be granted to individuals who provide direct services on the date of grant of the Option to the Company or another entity in a chain of entities in which the Company or another such entity has a controlling interest (within the meaning of Treasury Regulation § 1.409A-1(b)(5)(iii)(E)) in each entity in the chain.

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5.2Option Price. The Option Price for each grant of an Option shall be determined by the Committee and shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Notwithstanding the prior sentence, an Option may be granted with an Option Price that is less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted if such Option is granted in replacement for an award previously granted by an entity that is assumed by the Company in a business combination, provided that the Committee determines that such Option Price is appropriate to preserve the economic benefit of the replaced award and will not impair the exemption of the Option from Code section 409A.
5.3Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that the Committee may extend the term of any Option that would otherwise expire at a time when the Participant is not permitted by applicable law or Company policy to exercise such Option; and provided, further, that no Option shall be exercisable later than the tenth (10th) anniversary of its grant date.
5.4Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by the Participant to the Company or any Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for automatic accelerated vesting and other rights upon the occurrence of a Change in Control of the Company or upon the occurrence of other events as specified in the Agreement.
5.5Payment. Options shall be exercised by the delivery of an oral, written or electronic notice of exercise to the Company or its designated representative, setting forth the number of Shares with respect to which the Option is to be exercised and satisfying any requirements that the Committee may apply from time to time. Full payment of the Option Price must be made on or prior to the Payment Date, as defined below. The Option Price shall be payable to the Company in United States dollars either: (a) in cash; (b) cash equivalent approved by the Committee; (c) if approved by the Committee, by tendering previously acquired Shares (or delivering a certification or attestation of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the tendered Shares must have been held by the Participant for any period required by the Committee); (d) if approved by the Committee, by cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions; (e) by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law, including a net exercise; or (f) by any combination of the above. “Payment Date” shall mean the date on which a sale transaction in connection with a cashless exercise (whether or not payment is actually made pursuant to a cashless exercise) would have settled in connection with the subject option exercise.
5.6Nontransferability of Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Except as otherwise provided in a Participant’s Agreement or otherwise determined at any time by the Committee, no NQSO granted under this Article 5 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

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5.7Special Rules for ISOs. In no event shall any Participant who owns (within the meaning of Code section 424(d)) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent” or “subsidiary” (within the meaning of Code section 424(e) or (f), respectively) be eligible to receive an ISO (i) at an Option Price less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted, or (ii) that is exercisable later than the fifth (5th) anniversary date of its grant date. The aggregate Fair Market Value of Shares with respect to which ISOs granted to a Participant are first exercisable in any calendar year under the Plan and all other incentive stock option plans of the Employer) shall not exceed One Hundred Thousand Dollars ($100,000). For this purpose, Fair Market Value shall be determined with respect to a particular ISO on the date on which such ISO is granted.
5.8Dividends and Other Distributions. A Participant receiving Options shall not possess voting rights and shall accrue dividend equivalents on Options only to the extent provided in the Agreement relating to the Award. Any rights to dividend equivalents on Options shall be subject to the same restrictions on vesting and payment as the underlying Award.
Article 6 - Stock Appreciation Rights
6.1Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted to Eligible Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. A Stock Appreciation Right may be granted to an Eligible Participant in connection with an Option granted under Article 5 of this Plan or may be granted independently of any Option. A Stock Appreciation Right shall entitle the holder, within the specified period, to exercise the SAR and receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the SAR Price, times the number of Shares with respect to which the SAR is exercised. A SAR granted in connection with an Option (a “Tandem SAR”) shall entitle the holder of the related Option, within the period specified for the exercise of the Option, to surrender the unexercised Option, or a portion thereof, and to receive in exchange therefore a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the Option Price, times the number of Shares under the Option, or portion thereof, which is surrendered.
6.2Tandem SARs. Each Tandem SAR shall be subject to the same terms and conditions as the related Option, including limitations on transferability, and shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses. The grant of a Tandem SAR must be concurrent with the grant of the Option.
6.3Payment. The Committee shall have sole discretion to determine in each Agreement whether the payment with respect to the exercise of a SAR will be in the form of all cash, all Shares, or any combination thereof. If payment is to be made in Shares, the number of Shares shall be determined based on the Fair Market Value of a Share on the date of exercise.
6.4SAR Price. The SAR Price for each grant of a SAR shall be determined by the Committee and shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the SAR is granted. Notwithstanding the prior sentence, a SAR may be granted with a SAR Price that is less than one hundred percent (100%) of the Fair Market Value of a Share on the date the SAR is granted if such SAR is granted in replacement for an award previously granted by an entity that is assumed by the Company in a business combination, provided that the Committee determines that such SAR Price is appropriate to preserve the economic benefit of the replaced award and will not impair the exemption of the SAR from Code section 409A.
6.5Duration of SARs. Each SAR shall expire at such time as the Committee shall determine at the time of grant; provided, however, that the Committee may extend the term of any SAR that would otherwise expire at a time when the Participant is not permitted by applicable law or Company policy to exercise such SAR; and provided, further, that no SAR shall be exercisable later than the tenth (10th) anniversary of its grant date.

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6.6Exercise of SARs. SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by the Participant with the Company or any Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for automatic accelerated vesting and other rights upon the occurrence of a Change in Control of the Company or upon the occurrence of other events as specified in the Agreement. Upon exercise of a Tandem SAR, the number of Shares subject to exercise under the related Option shall automatically be reduced by the number of Shares represented by the Option or portion thereof which is surrendered. SARs shall be exercised by the delivery of an oral, written or electronic notice of exercise to the Company or its designated representative, setting forth the number of Shares with respect to which the SAR is to be exercised and satisfying any requirements that the Committee may apply from time to time.
6.7Nontransferability of SARs. Except as otherwise provided in a Participant’s Agreement or otherwise determined at any time by the Committee consistent with securities and other applicable laws, rules and regulations, no SAR granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.
6.8Dividends and Other Distributions. A Participant receiving SARs shall not possess voting rights and shall accrue dividend equivalents on SARs only to the extent provided in the Agreement relating to the Award. Any rights to dividend equivalents on SARs shall be subject to the same restrictions on vesting and payment as the underlying Award.
Article 7 - Restricted Stock and Restricted Stock Units
7.1Grant of Restricted Stock/Unit. Subject to the terms and provisions of the Plan, Restricted Stock Awards and Restricted Stock Unit Awards may be granted to Eligible Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Awards of Restricted Stock/Units may be made either alone or in addition to or in tandem with other Awards granted under the Plan and may be current grants of Restricted Stock, deferred grants of Restricted Stock or Restricted Stock Units.
7.2Nontransferability. Except as otherwise provided in this Article 7 or an Agreement, Restricted Stock and Restricted Stock Units may not be sold, exchanged, transferred, pledged, or otherwise alienated or hypothecated or otherwise disposed of during the Restriction Period or, in the case of Restricted Stock Units, until the date of delivery of Shares or other payment with respect to the Restricted Stock Units (other than by will or by the laws of descent and distribution). Further, except as otherwise provided in the applicable Agreement, a Participant’s rights with respect to Shares of Restricted Stock or Restricted Stock Units shall be available during the Participant’s lifetime only to the Participant or the Participant’s legal representative.
7.3Certificates. Upon an Award of Restricted Stock to a Participant, Shares of Restricted Stock shall be registered in the Participant’s name. Certificates, if issued, may either be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse and/or be issued to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend and remaining subject to appropriate stop-transfer orders. If required by the Committee, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant.

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7.4Dividends and Other Distributions. Except as provided in this Article 7 or in the Agreement, a Participant receiving a Restricted Stock Award shall have, with respect to such Restricted Stock Award, all of the rights of a stockholder of the Company, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and the right to receive any dividends; provided, however, the Committee shall require that any dividends on such Shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions on vesting as the underlying Award, or that dividends and other distributions on Restricted Stock shall be paid to the Company for the account of the Participant and held pending and subject to the same restrictions on vesting as the underlying Award. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights and shall accrue dividend equivalents on such Units only to the extent provided in the Agreement relating to the Award. Any rights to dividend equivalents on such Restricted Stock units shall be subject to the same restrictions on vesting as the underlying Award.
7.5Short-Term Deferral. To the extent an Award described in this Section is a 409A Award and is subject to a substantial risk of forfeiture within the meaning of Code section 409A (or will be granted upon the satisfaction of a condition that constitutes such a substantial risk of forfeiture), any compensation due under the Award (or pursuant to a commitment to grant an Award) shall be paid in full not later than the 60th day following the date on which there is no longer such a substantial risk of forfeiture with respect to the Award (and the Participant shall have no right to designate the year of the payment), unless the Committee shall clearly and expressly provide otherwise at the time of granting the Award.
Article 8 - Performance Shares and Units
8.1Grant of Performance Shares/Units. Subject to the terms and provisions of the Plan, Performance Shares and Performance Units may be granted to Eligible Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.
8.2Value of Performance Shares/Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. In addition to any non-performance terms applicable to the Award, the Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares, Performance Units or both, as applicable, that will be paid out to the Participant. For purposes of this Article 8, the time period during which the performance goals must be met shall be called a “Performance Period.” The Committee may, but is not obligated to, set such performance goals by reference to the performance measures set forth in Article 11.
8.3Earning of Performance Shares/Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of the Performance Shares/Units shall be entitled to receive a payout of the number and value of Performance Shares/Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved and any applicable non-performance terms have been met.
8.4Form and Timing of Payment of Performance Shares/Units. Subject to the terms of this Plan and the applicable Agreement, the Committee, in its sole discretion, may pay earned Performance Shares/Units in the form of cash or Shares or other Awards (or a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Shares/Units at the close of the applicable Performance Period. Any such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the Agreement pertaining to the grant of the Award.

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8.5Dividends and Other Distributions. A Participant receiving a Performance Share/Unit Award shall not possess voting rights and shall accrue dividend equivalents on such Performance Shares/Units only to the extent provided in the Agreement relating to the Award. Any rights to dividend equivalents on Performance Shares/Units shall be subject to the same restrictions on vesting and payment as the underlying Award.
8.6Nontransferability. Except as otherwise provided in this Article 8 or the applicable Agreement, Performance Shares/Units may not be sold, exchanged, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.
Article 9 - Other Stock Based Awards
The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company. The Other Stock-Based Awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination of the foregoing. Notwithstanding the foregoing, where the value of an Other Stock-Based Award is based on the difference in the value of a Share at different points in time, the grant or exercise price will not be less than 100% of the Fair Market Value of the Shares on the date of grant unless the Other Stock-Based Award is granted in replacement for an award previously granted by an entity that is assumed by the Company in a business combination, provided that the Committee determines that the Other Stock-Based Award preserves the economic benefit of the replaced award.
In addition, a Participant receiving an Other Stock-Based Award shall not possess voting rights and shall accrue dividend equivalents on an Other Stock-Based Award only to the extent provided in the Agreement relating to the Award. Any rights to dividend equivalents on an Other Stock-Based Award shall be subject to the same restrictions on vesting and payment as the underlying Award.
Article 10 - Long-Term Incentive Compensation Awards
Subject to the terms of this Plan, the Committee will determine all of the terms and conditions of a Long-Term Incentive Compensation Award, including but not limited to the performance measures, performance period, the potential amount payable, and the timing of payment, subject to the following: (a) the Committee must require that payment of all or any portion of the amount subject to the Long-Term Incentive Compensation Award is contingent on the achievement of one or more performance measures during the period the Committee specifies, although the Committee may specify that all or a portion of the performance measures subject to an Award are deemed achieved upon a Participant’s death, Disability or retirement, or such other circumstances as the Committee may specify; and (b) the performance period must relate to a period of more than one fiscal year of the Company. The Long-Term Incentive Compensation Awards will be payable in cash and the Committee may provide Participants with the right to defer all or part of any Award.
Article 11 - Performance Measures
11.1In General. The Committee may, in its discretion, include performance conditions in any Award.

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11.2Performance Measures. The Committee may select performance measures for Awards granted to Eligible Participants from among the following: earnings, earnings per share, consolidated pre-tax earnings, net earnings, net income, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, operating margin, profit margin, revenues, revenue growth, market value added, market share, economic value added, return measures (including but not limited to return on equity, return on investment, return on assets, return on net assets, and return on capital employed), total stockholder return, relative total stockholder return, profit, operating profit, economic profit, capitalized economic profit, after-tax profit, pre-tax profit, cash, cash flow measures (including but not limited to operating cash flow, free cash flow, and cash flow return), sales, sales volume, sales growth, assets, inventory turnover ratio, productivity ratios, Share price, cost, unit cost, expense ratios, charge-off levels, operating efficiency, operating expenses, improvement in or attainment of expense levels, working capital, improvement in or attainment of working capital levels, debt, debt to equity ratio, debt reduction, capital targets, consummation of acquisitions, dispositions, projects or other specific events or transactions, and/or such other metrics as may be approved by the Committee from time to time.
Any performance measure may be applied to the Company and any other entity included in the term “Employer” in the aggregate, to a selection of these, to each as a whole or alternatively, or to any business unit of the Company or any other entity included in the term “Employer”, either individually, alternatively or in any combination and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to results for previous years or to a designated comparison group of entities or to a published or stock market or other index, in each case as specified by the Committee. The Committee shall specify the period over which the performance goals for a particular Award shall be measured.
11.3Committee Determination of Achievement of Performance Goals; Adjustments. The Committee shall determine whether the applicable performance goals have been met with respect to a particular Award and, if they have, the Committee shall so certify in writing and ascertain the amount payable under the applicable Award. The Committee is authorized to make adjustments in performance-based criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements (including, but not limited to, asset write-downs; litigation or claim judgments or settlements; reorganizations or restructuring programs; extraordinary, unusual, or nonrecurring items of gain or loss as defined under US generally accepted accounting principles; mergers, acquisitions or divestitures; and foreign exchange gains and losses) or changes in applicable laws, regulations or accounting principles. Such adjustments shall be made in accordance with guidelines established by the Committee at the time the performance-based Award is granted. The Committee shall also have the discretion to adjust downward the determinations of the degree of attainment of the pre-established performance goals.
If applicable tax and/or securities laws permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.
Article 12 - Beneficiary Designation
To the extent permitted by the Committee, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any vested but unpaid Award is to be paid in case of the Participant’s death. In the absence of any such designation, vested but unpaid Awards outstanding at the Participant’s death shall be paid to the Participant’s estate.
Article 13 - Deferrals
The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under any Award. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals. Any deferrals required or permitted by the Committee of Awards shall be made in compliance with Code section 409A.

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Article 14 - Withholding
14.1Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes or similar charges, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of or in connection with this Plan or any Award.
14.2Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, upon the achievement of performance goals related to Performance Shares or Performance Units, or upon any other taxable event arising as a result of or in connection with an Award granted hereunder that is settled in Shares, unless other arrangements are made with the consent of the Committee, Participants shall satisfy the withholding requirement by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to not more than the amount necessary to satisfy the Company’s withholding obligations at the maximum statutory withholding rates. All such withholding arrangements shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
Article 15 - Amendment and Termination
15.1Amendment or Termination of Plan. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect in any material respect any rights or obligations with respect to any Awards previously granted under the Plan, unless a Participant who is adversely affected by such amendment consents in writing. The Company will obtain the approval of the stockholders before amending the Plan to the extent required by Code section 422 and/or the rules of the exchange upon which the Shares are traded or other applicable law.
15.2Amendment of Agreement. The Committee may, at any time, amend outstanding Agreements in a manner not inconsistent with the terms of the Plan; provided, however, if such amendment is adverse to the Participant in any material respect, as determined by the Committee, the amendment shall not be effective as to that Participant unless and until the Participant consents, in writing, to such amendment. To the extent not inconsistent with the terms of the Plan, the Committee may, at any time, amend an outstanding Agreement in a manner that is not unfavorable to the Participant without the consent of such Participant. Except to the extent provided in Section 4.3, the Committee shall not without the approval of the stockholders of the Company, (i) reduce the purchase price or base price of any previously granted Option or SAR, (ii) cancel any previously granted Option or SAR in exchange for another Option or SAR with a lower purchase price or base price or (iii) cancel any previously granted Option or SAR in exchange for cash or another award if the purchase price of such Option or the base price of such SAR exceeds the Fair Market Value of a Share on the date of such cancellation, in each case other than in connection with a Change in Control.

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15.3Recoupment of Compensation or Cancellation of Awards. Awards under the Plan shall be subject to any policy of recoupment of compensation adopted or amended from time to time by the Board or the Committee, including, without limitation, any policy it deems necessary or desirable to comply with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (providing for recovery of erroneously awarded compensation), Section 304 of the Sarbanes-Oxley Act of 2002 (providing for forfeiture of certain bonuses and profits), and any implementing rules and regulations of the U.S. Securities and Exchange Commission and applicable listing standards of a national securities exchange adopted in accordance with either of these Acts which policy is incorporated into this Plan, the Awards and the Agreements. The Committee may provide in the Agreement that if a Participant engages in any “detrimental activity” (as defined in the Agreement), the Committee may, notwithstanding any other provision in this Plan to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unexercised, unpaid or deferred Award and require the Participant to pay to the Company the fair market value of the compensation received by the Participant from the Award.
Article 16 - Change in Control
Except as otherwise provided in an employment, change in control or similar agreement with the Company that provides for the effect of a Change in Control (as defined in the Plan or in any such other agreement for similar transactions) on outstanding Awards (an “Outstanding Award”) granted under the Plan to a Participant, the Agreement may provide (in addition to other provisions) that upon a Change in Control the Committee shall have the authority to determine (which determination may be different for different types or grants of Outstanding Awards or for different groups of Participants) that Outstanding Awards:
(a)will be continued by the Company (if the Company is the surviving entity); or
(b)will be assumed by the surviving entity or its parent or subsidiary; or
(c)will be substituted for by the surviving entity or its parent or subsidiary with an equivalent award for the Outstanding Award.
If (a), (b) or (c) above do not apply to an Outstanding Award, the Agreement may provide that the Committee will in its discretion determine the impact of the Change in Control on the Outstanding Award, including the right to determine to fully vest Outstanding Awards that are not continued, assumed or substituted and to cash out Outstanding Awards.
If subsections (a), (b), or (c) above apply to an Outstanding Award, the continued, assumed or substituted awards will provide (i) similar terms and conditions and preserve the same benefits as the Outstanding Award that is being continued or replaced, and (ii) that, in the event of the Participant’s involuntary termination without Cause or termination for Good Reason on, or within the two-year period following, the date of the Change in Control, the Outstanding Award (or substituted award) will fully vest and become immediately exercisable and/or nonforfeitable.
The Agreement may contain such other provisions relating to the treatment of Outstanding Awards upon a Change in Control as the Committee determines are necessary or desirable.
In the event that any acceleration of vesting or other action with respect to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Code section 4999 due to the characterization of such acceleration of vesting, action, payment or benefit as an “excess parachute payment” under Code section 280G, the Committee may in its discretion elect to reduce the amount payable with respect to an Award.
Article 17 - Miscellaneous Provisions
17.1Restrictions on Shares. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.
Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or

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distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.
17.2Rights of Stockholder. Except as provided otherwise in the Plan or in an Agreement, no Participant receiving an Award shall have any right as a stockholder with respect to any Shares covered by such Award (including but not limited to the right to vote the Shares) prior to the date on which the Participant becomes the record holder of such Shares.
17.3No Implied Rights. Nothing in the Plan or any Agreement shall confer upon any Participant any right to continue in the service of the Employer, or to serve as a Director thereof, or interfere in any way with the right of the Employer to terminate the Participant’s employment or other service relationship at any time and for any reason. Unless agreed by the Board or the Committee, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Employer for the benefit of its employees. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company.
17.4Compliance with Code Section 409A. At all times, this Plan, an Award and any Agreement shall be interpreted and operated (i) with respect to 409A Awards in accordance with the requirements of Code section 409A, and (ii) to maintain the exemptions from Code section 409A of Options, SARs and Restricted Stock and any Awards designed to meet the short-term deferral exception under Code section 409A. In addition, to the extent required to avoid a violation of the applicable rules under Code section 409A by reason of Code section 409A(a)(2)(B)(i), any payment under an Award shall be delayed until the earliest date of payment that will result in compliance with the rules of Code section 409A(a)(2)(B)(i) (regarding the required six-month delay for distributions to specified employees that are related to a separation from service). To the extent that a 409A Award provides for payment upon the recipient’s termination of employment as an employee or cessation of service as a Director, the 409A Award shall be deemed to require payment upon the individual’s “separation from service” within the meaning of Code section 409A.
17.5Successors. The terms of the Plan and all outstanding Awards shall be binding upon the Company, and its successors and assigns.
17.6Tax Elections. Each Participant agrees to promptly give the Committee a copy of any election made by such Participant under Code section 83(b) or any similar provision thereof. Notwithstanding the preceding sentence, the Committee may condition any Award on the Participant making or not making an election under Code section 83(b) with respect to the Award.
17.7Right of Setoff. The Company or an Employer may, to the extent permitted by applicable law, deduct from and setoff against any amounts payable in connection with any Award, such amounts as may be owed by the Participant to the Company or an Employer.
17.8No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award; in the discretion of the Committee, the Company shall forfeit the value of fractional shares or make cash payments in lieu of fractional Shares.
17.9Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

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17.10Legal Construction.
(a)Severability. If any provision of this Plan or an Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of the Plan or the Agreement shall remain in full force and effect.
(b)Gender and Number. Where the context admits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.
(c)Governing Law. To the extent not preempted by federal law, the Plan and all Agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware, excluding any conflicts or choice or law rule or principle that might otherwise refer construction or interpretation of the Plan or the Agreement (as applicable) to the substantive law of any other jurisdiction.
17.11Data Privacy; Transfer of Data. By accepting an Award, a Participant (a) explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of any of Participant’s personal data that is necessary to facilitate the implementation, administration and management of the Award and the Plan, (b) understands that the Company and any Employer may, for the purpose of implementing, administering and managing the Plan, hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, and details of all Awards or entitlements to Shares granted to Participant under the Plan or otherwise (“Data”), (c) understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, including any broker with whom the Shares issued with respect to an Award may be deposited, and that these recipients may be located in Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country; (d) waives any data privacy rights Participant may have with respect to the Data; and (e) authorizes the Company and any Employer and its agents to store and transmit such information in electronic form.

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IN WITNESS WHEREOF, this Plan is executed this ___ day of November, 2019.

BEAZER HOMES USA, INC.

By:

Authorized Officer

ATTEST:

By:
Secretary

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ANNEX I
NON-GAAP RECONCILIATION

Reconciliation of Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, debt extinguishment, impairments and abandonments) to total Company net income, the most directly comparable GAAP measure, is provided for the period shown below. Management believes that Adjusted EBITDA assists investors in understanding and comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies’ respective capitalization, tax position and level of impairments. These EBITDA measures should not be considered alternatives to net income determined in accordance with GAAP as an indicator of operating performance.

FISCAL YEAR ENDED SEPTEMBER 30, 2019 (IN THOUSANDS)
Net loss	$(79,520)
Benefit from income taxes	$(37,245)
Interest amortized to home construction and land sales expenses and capitalized interest impaired	$108,941
Interest expense not qualified for capitalization	$3,109
EBIT	$(4,715)
Depreciation and amortization and stock-based compensation amortization	$25,285
EBITDA	$20,570
Loss on extinguishment of debt	$24,920
Inventory impairments and abandonments (a)	$134,711
Adjusted EBITDA	$180,201
(a) In periods during which we impaired certain of our inventory assets, capitalized interest that is impaired is included in the line above titled “Interest amortized to home construction and land sales expenses and capitalized interest impaired."

A

BEAZER HOMES

1000 ABERNATHY ROAD, SUITE 260
ATLANTA, GA 30328
WWW.BEAZER.COM

BEAZER HOMES

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DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR each nominee named in Proposal 1:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Elizabeth S. Acton	☐	☐	☐
1b. Laurent Alpert	☐	☐	☐
1c. Allan P. Merrill	☐	☐	☐
1d. Peter M. Orser	☐	☐	☐
1e. Norma A. Provencio	☐	☐	☐
1f. Danny R. Shepherd	☐	☐	☐
1g. David J. Spitz	☐	☐	☐
1h. C. Christian Winkle	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. The ratification of the selection of Deloitte & Touche LLP by the Audit Committee of our Board of Directors as our independent registered public accounting firm for the fiscal year ending September 30, 2020.	☐	☐	☐
3. A non-binding advisory vote regarding the compensation paid to the Company's named executive officers, commonly referred to as a "Say on Pay" proposal.	☐	☐	☐
4. Approval of the amended and restated 2014 Long-Term Incentive Plan.	☐	☐	☐

NOTE: The proposals to be voted on may also include such other business as may properly come before the meeting and any adjournments or postponements thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000433590_1 R1.0.1.18

ANNUAL MEETING OF STOCKHOLDERS OF BEAZER HOMES USA, INC.

February 5, 2020

Please date, sign and mail your proxy card
in the envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement of Beazer Homes USA, Inc., dated December 20, 2019, hereby appoints Allan P. Merrill and Keith L. Belknap (each with full power to act alone and with power of substitution and revocation), to represent the undersigned and to vote, as designated on the reverse side, all shares of common stock of Beazer Homes USA, Inc., par value $.001, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Beazer Homes USA, Inc. to be held at 8:30 a.m., Eastern Time, on Wednesday, February 5, 2020, at The Westin Atlanta Perimeter North, 7 Concourse Pkwy, NE, Atlanta, Georgia 30328, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side)

0000433590_2 R1.0.1.18

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on February 05, 2020

BEAZER HOMES USA, INC.

BEAZER HOMES

0000433589_1 R1.0.1.18

Meeting Information

Meeting Type: Annual Meeting
For holders as of: December 11, 2019
Date: February 05, 2020 **Time:** 8:30 AM EST
Location: The Westin Atlanta Perimeter North
7 Concourse Pkwy, NE
Atlanta, GA 30328

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement 2. Annual Report

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before January 23, 2020 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

0000433589_2 R1.0.1.18

Voting items

The Board of Directors recommends you vote FOR each nominee named in Proposal 1:

1. Election of Directors

Nominees

1a. Elizabeth S. Acton

1b. Laurent Alpert

1c. Allan P. Merrill

1d. Peter M. Orser

1e. Norma A. Provencio

1f. Danny R. Shepherd

1g. David J. Spitz

1h. C. Christian Winkle

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2. The ratification of the selection of Deloitte & Touche LLP by the Audit Committee of our Board of Directors as our independent registered public accounting firm for the fiscal year ending September 30, 2020.

3. A non-binding advisory vote regarding the compensation paid to the Company's named executive officers, commonly referred to as a "Say on Pay" proposal.

NOTE: The proposals to be voted on may also include such other business as may properly come before the meeting and any adjournments or postponements thereof.

0000433589_3 R1.0.1.18